Exhibit 10.9

Exhibit 10.9

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (as amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, together with all exhibits and schedules attached hereto or incorporated herein, this "**Agreement**") dated August 4, 2022 is made among:

(a) Just Energy Group Inc. ("**Just Energy**"), Just Energy Corp., Ontario Energy Commodities Inc., Universal Energy Corporation, Just Energy Finance Canada ULC, Hudson Energy Canada Corp., Just Management Corp., 11929747 Canada Inc., 12175592 Canada Inc., JE Services Holdco I Inc., JE Services Holdco II Inc., 8704104 Canada Inc., Just Energy Advanced Solutions Corp., Just Energy (U.S.) Corp., Just Energy Illinois Corp., Just Energy Indiana Corp., Just Energy Massachusetts Corp., Just Energy New York Corp., Just Energy Texas I Corp., Just Energy, LLC, Just Energy Pennsylvania Corp., Just Energy Michigan Corp., Just Energy Solutions Inc., Hudson Energy Services LLC, Hudson Energy Corp., Interactive Energy Group LLC, Hudson Parent Holdings LLC, Drag Marketing LLC, Just Energy Advanced Solutions LLC, Fulcrum Retail Energy LLC, Fulcrum Retail Holdings LLC, Tara Energy, LLC, Just Energy Marketing Corp., Just Energy Connecticut Corp., Just Energy Limited, Just Solar Holdings Corp., Just Energy (Finance) Hungary Zrt., Just Energy Ontario L.P., Just Energy Manitoba L.P., Just Energy (B.C.) Limited Partnership, Just Energy Québec L.P., Just Energy Trading L.P., Just Energy Alberta L.P., Just Green L.P., Just Energy Prairies L.P., JEBPO Services LLP, and Just Energy Texas LP (collectively, the "**Just Energy Entities**" or the "**Company**");

(b) LVS III SPE XV LP, TOCU XVII LLC, HVS XVI LLC, OC II LVS XIV LP (each in its capacity as holder of Claims under the DIP Financing (as defined below), collectively, the "**DIP Lenders**");

(c) CBHT Energy I LLC, in its capacity as the beneficial holder of the Pre-Filing Claims of BP Canada Energy Group ULC and BP Energy Company ("**CBHT**" and together with OC III LFE I LP and the DIP Lenders, the "**Sponsor**");

(d) Shell Energy North America (Canada) Inc., Shell Energy North America (US), L.P., and Shell Trading Risk Management, LLC (collectively, "**Shell**"); and

(e) the undersigned financial institutions as lenders under the Credit Agreement (as defined below), in each case solely in its capacity as a holder of Claims under the Credit Agreement (such lenders in such capacity, the "**Supporting Secured CF Lenders**"), and National Bank of Canada, as administrative agent under the Credit Agreement (in such capacity, the "**Credit Facility Agent**").

The Just Energy Entities, the Sponsor, Shell after the Shell Effective Date, the Supporting Secured CF Lenders after the Secured CF Effective Date, and any other Person (as defined in the Bankruptcy Code (as defined below)) that becomes a party hereto in accordance with the terms hereof are referred to herein collectively, as the "**Parties**" and individually, as a "**Party**."

[*Signature Page to Support Agreement*]

- 2 - Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Exhibit A. RECITALS WHEREAS, on March 9, 2021 (the “Filing Date”), (a) Just Energy and certain of the Just Energy Entities commenced proceedings (the “CCAA Proceedings”) under the Companies’ Creditors Arrangement Act (as amended, the “CCAA”) in the Ontario Superior Court of Justice (Commercial List) (the “CCAA Court”) and (b) the foreign representative for certain of the Just Energy Entities commenced cases (the “Chapter 15 Cases”) under chapter 15 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “US Bankruptcy Court”); WHEREAS, also on March 9, 2021, (a) the CCAA Court entered an order (as amended and restated on March 19, 2021 and May 26, 2021, and as it may be further amended, restated, varied and/or supplemented from time to time, the “Initial Order”) granting certain relief to Just Energy, including, but not limited to, approval of debtor-in-possession financing (the “DIP Financing”) pursuant to that certain CCAA Interim Debtor-in-Possession Financing Term Sheet (as amended from time to time, the “DIP Term Sheet”) and (b) the US Bankruptcy Court entered an order [Docket No. 23] granting certain relief to the Just Energy Entities, including, but not limited to, authorizing the Just Energy Entities to comply with the terms and conditions of the DIP Financing; WHEREAS, the Parties have engaged in good faith, arm’s-length negotiations regarding a stalking horse transaction concerning the Company (the “Stalking-Horse Bid”), the material terms of which are set forth in that certain transaction agreement and related exhibits attached hereto as Exhibit B (as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with this Agreement and in connection with the SISP, the “Transaction Agreement”) and consistent in all material respects with that certain stalking horse transaction term sheet and related exhibits attached hereto as Exhibit C (as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with this Agreement and in connection with the SISP, the “Stalking Horse Term Sheet”) (the foregoing, including the transactions contemplated by the exhibits to such term sheet, the “Transaction”). WHEREAS, the Parties have negotiated in good faith the terms of a sale and investment solicitation process to be implemented in the CCAA Proceedings, the terms of which are attached hereto as Exhibit D (as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof and this Agreement, the “SISP”).

- 3 - NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows: AGREEMENT 1. Effective Date. (a) This Agreement shall become effective, and the obligations contained herein shall become binding upon the Company and the Sponsor upon the date that this Agreement has been executed and delivered by (x) the Company and (y) the Sponsor (such date, the “Effective Date”); provided, however, that until the SISP Order is granted, the Company’s sole obligations under this Agreement are those set forth in Sections 6(a), (b), (c), (d), (g), (h) and (j) and 9, and in the event that SISP Order is not granted on or before the applicable Milestone, the Company shall have no obligations hereunder; provided, further, that on the Effective Date, the Plan Support Agreement and the Backstop Commitment Letter shall automatically terminate. (b) This Agreement shall become effective, and the obligations contained herein shall become binding on Shell (and the reciprocal obligations will become binding on the Company, the Sponsor, and the other Parties), upon the first date (such date, the “Shell Effective Date”) that this Agreement (x) has met the conditions set forth in Section 1(a) and (y) has been executed and delivered by Shell, the Sponsor, and the Company. For the avoidance of doubt, Shell shall have no obligations under Sections 5, 6, and 7. In the event that SISP Order is not granted on or before the applicable Milestone, Shell shall have no obligations hereunder. (c) This Agreement shall become effective, and the obligations contained herein shall become binding on a Supporting Secured CF Lender (and the reciprocal obligations will become binding on the Company, the Sponsor, and the other Parties), upon the first date (such date, the “Secured CF Effective Date”) that this Agreement (x) has met the conditions set forth in Section 1(a) and (y) has been executed and delivered by such Supporting Secured CF Lender, the Company, the Sponsor, and Shell. In the event that SISP Order is not granted on or before the applicable Milestone (without regard to any extension of such Milestone after the date hereof, unless the Requisite Supporting Secured CF Lenders have consented thereto), the Supporting Secured CF Lenders shall have no obligations hereunder. 2. Exhibits and Schedules Incorporated by Reference. The Stalking Horse Term Sheet and any other exhibits attached to the Stalking Horse Term Sheet or hereto (and any schedules to such exhibits) (collectively, the “Exhibits and Schedules”) are expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall be deemed to include the Stalking Horse Term Sheet and any other Exhibits and Schedules. In the event of any inconsistency between this Agreement (without reference to the Exhibits and Schedules) and the Exhibits and Schedules, this Agreement (without reference to the Exhibits and Schedules) shall govern. In the case of a conflict of the provisions contained in the text of this Agreement and the Transaction Agreement (when executed and approved by the CCAA Court), the terms of the Transaction Agreement (when executed and approved by the CCAA Court) shall govern (provided that the absence of an approval or consent right in the Transaction Agreement in favour of the Supporting Secured CF Lenders in respect of a matter will not be considered to be in conflict with and will not limit an approval or consent right of the Supporting Secured CF Lenders in this Agreement).

- 4 - 3. Definitive Documents. (a) The definitive documents and agreements governing the Transaction (and all exhibits and schedules attached thereto, the “Definitive Documents”) shall consist of: (i) this Agreement, (ii) the Stalking Horse Term Sheet; (iii) the SISP Order; (iv) the SISP Recognition Order; (v) the Transaction Agreement; (vi) the Vesting Order; (vii) the Vesting Recognition Order; (viii) the New Credit Agreement; (ix) the New Intercreditor Agreement; (x) the Implementation Steps; (xi) the Articles of Reorganization; and (xii) such other definitive documentation relating to the Transaction as is necessary or desirable to consummate the Transaction. (b) The Definitive Documents not executed or in a form attached to this Agreement remain subject to negotiation and completion. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter, or instrument related to the Transaction shall contain terms, conditions, representations, warranties, and covenants consistent in all material respects with the terms of this Agreement, as they may be modified, amended, or supplemented in accordance with this Agreement, and shall be subject to the approval requirements set forth herein. (i) Any document that is included within the definition of “Definitive Documents,” including any amendment, supplement, or modification thereof, shall be in form and substance reasonably acceptable to (x) the Just Energy Entities and (y) the Sponsor. (ii) If the Shell Effective Date has occurred, then any document that is included within the definition of “Definitive Documents” to which Shell is a signatory shall be in form and substance reasonably acceptable to Shell. (iii) If the Secured CF Effective Date has occurred, then any document that is included within the definition of “Definitive Documents,” including any amendment, supplement, or modification thereof shall be in form and substance reasonably acceptable to the Requisite Supporting Secured CF Lenders; provided, however, that the New Credit Agreement and New Intercreditor Agreement shall also be consistent and comply with the term sheets for each attached as exhibits to the Stalking Horse Term Sheet. 4. Milestones. The Transaction shall be implemented on the following timeline (each deadline, as may be extended in accordance with this Agreement, a “Milestone”): (a) In connection with the CCAA Proceedings, (i) On or before August 4, 2022, the Just Energy Entities shall serve the SISP Motion; (ii) On or before August 17, 2022, the Just Energy Entities shall obtain the SISP Order;

- 5 - (iii) On or before October 13, 2022, the Just Energy Entities shall serve the Vesting Motion; (iv) On or before October 21, 2022, the Just Energy Entities shall obtain the Vesting Order; and (b) In connection with the Chapter 15 Cases, (i) On or before August 19, 2022, the Just Energy Entities shall file with the US Bankruptcy Court the Claims Procedure Recognition Motion (which, for greater certainty, may be contained in the same motion as the SISP Recognition Motion); (ii) On or before September 9, 2022, the Just Energy Entities shall obtain the Claims Procedure Recognition Order; (iii) On or before August 19, 2022, the Just Energy Entities shall file with the US Bankruptcy Court the SISP Recognition Motion (which, for greater certainty, may be contained in the same motion as the Claims Procedure Recognition Motion); (iv) On or before September 9, 2022, the Just Energy Entities shall obtain the SISP Recognition Order; (v) On or before October 24, 2022, the Just Energy Entities shall file with the US Bankruptcy Court the Vesting Recognition Motion; (vi) The Just Energy Entities shall facilitate the setting of a hearing before the US Bankruptcy Court on the Vesting Recognition Motion to be no later than November 14, 2022; (vii) On or before November 16, 2022, the Just Energy Entities shall obtain the Vesting Recognition Order; and (c) In connection with the Transaction, (i) On or before the date of the SISP Order, the Sponsor and the applicable Just Energy Entities shall have executed the Transaction Agreement; and (ii) No later than November 30, 2022 (the “Initial Outside Date”), or such later date or dates as may be determined by the Sponsor on written notice to the other Parties (the “Outside Date”), the Transaction shall close; provided, however, in the event the Initial Outside Date is not extended, the Initial Outside Date shall be the Outside Date; provided, further, to the extent the only condition to the closing of the Transaction that remains outstanding is the receipt of Regulatory Approval(s), the Outside Date shall be automatically extended for another sixty (60) days, and thereafter, the Sponsor shall have the right to further extend the Outside Date in its sole discretion on written notice to the other Parties. The Sponsor may extend a Milestone on written notice to the Just Energy Entities and the other Parties (which may be delivered by email), acting reasonably.

- 6 - 5. Commitments of the Sponsor. Subject to the terms and conditions hereof and to carrying out the SISP in accordance with the SISP Order, unless inconsistent with the DIP Lenders’ obligations or rights under the DIP Financing, which obligations and rights shall control in the event of a conflict, and subject to the terms and conditions hereof, the Sponsor shall, from the Effective Date until the occurrence of the SA Termination Date (as defined below): (a) support the Transaction and exercise any powers or rights available to it (including in any board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which it is legally entitled to participate) in each case in favor of any matter requiring approval to the extent necessary to implement the Transaction; provided, however, the foregoing shall not require the Sponsor to take or refrain from taking any action that would materially change or impair the terms of the Transaction or its rights under this Agreement; (b) act in good faith and take (and cause its agents, representatives, and employees to take) all actions that are reasonably necessary or appropriate, and all actions required by the CCAA Court and/or the US Bankruptcy Court, to support and achieve the consummation of the Transaction and implementation steps provided for or contemplated in the Transaction; provided that, subject to the terms of the Definitive Documents and this Agreement, in no circumstance shall there be any obligation to amend, modify, or waive any provision of the Transaction Agreement; (c) not object to, delay, impede, or take any other action to interfere with consummation or implementation of the Transaction contemplated by this Agreement; provided that the exercise of any rights under the Transaction Agreement shall not be considered a breach of this Agreement; (d) not directly or indirectly take any action that could reasonably be expected to or would interfere with, delay, impede, or postpone the Transaction or the transactions contemplated by the Transaction or this Agreement; provided that the exercise of any rights under the Transaction Agreement shall not be considered a breach of this Agreement; (e) not file any motion, pleading, or other document with the US Bankruptcy Court, the CCAA Court, or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with the Transaction; (f) not initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the CCAA Proceedings, the Chapter 15 Cases, this Agreement, or the Transaction contemplated herein against the Just Energy Entities or the other Parties hereto to the extent such litigation or proceeding is inconsistent with the transactions contemplated by this Agreement, other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement; provided, however, for the avoidance of doubt, as set forth above in this Section, the foregoing shall not affect the DIP Lenders’ ability to take any action permitted under the DIP Term Sheet or in connection with the DIP Financing; provided further that nothing herein shall affect the Sponsor’s ability to take any action permitted under the Transaction Agreement;

- 7 - (g) not exercise, or direct any other person to exercise, any right or remedy for the enforcement, collection, or recovery of any Claims or interests in the Just Energy Entities; provided, however, for the avoidance of doubt, as set forth above in this Section, the foregoing shall not affect the DIP Lenders’ ability to take any action permitted under the DIP Term Sheet or in connection with the DIP Financing; provided further that nothing herein shall affect the Sponsor’s ability to take any action permitted under the Transaction Agreement; (h) except as contemplated in this Agreement, not initiate, or have initiated on its behalf, not object to, delay, impede, or take any other action to interfere with the Just Energy Entities’ ownership and possession of their assets, wherever located, or interfere with the stay imposed by the CCAA Court and the US Bankruptcy Court; provided, however, for the avoidance of doubt, as set forth above in this Section, the foregoing shall not affect the DIP Lenders’ ability to take any action permitted under the DIP Term Sheet or in connection with the DIP Financing, or in connection with the Transaction; and (i) between the date hereof and the SA Termination Date, provide prompt written notice to the Just Energy Entities and the other Parties, to the extent known by the Sponsor, of: (i) the occurrence, or failure to occur, of any event of which the occurrence or failure to occur would be reasonably likely to cause (A) any representation or warranty of the Sponsor contained in this Agreement to be untrue or inaccurate in any material respect, (B) any covenant of the Sponsor contained in this Agreement not to be satisfied in any material respect, or (C) any condition precedent contained in this Agreement or a Definitive Document not to occur or become impossible to satisfy; or (ii) the receipt of written notice from any third party alleging that the consent of such party is or may be required as a condition precedent to consummation of the transactions contemplated by the Transaction. Notwithstanding the foregoing, nothing in this Agreement shall (i) be construed to prohibit the Sponsor from appearing as a party-in-interest in any matter to be adjudicated in the CCAA Proceedings or the Chapter 15 Cases, so long as, from the Effective Date until the occurrence of the applicable SA Termination Date, such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement or the Transaction Agreement and are not for the purpose of hindering, delaying, or preventing the consummation of the Transaction; (ii) prevent the Sponsor from enforcing this Agreement or the Transaction Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or the Transaction Agreement; (iii) affect, modify, or change in any way any right of the Sponsor under the DIP Term Sheet and any related documents; (iv) except as otherwise expressly provided in this Agreement or the Transaction Agreement, be construed to limit the Sponsor’s rights under any applicable credit agreement, including the DIP Term Sheet, other loan document, instrument, and/or applicable law; (v) affect the rights of the Sponsor to consult with the Just Energy Entities, Shell, the Supporting Secured CF Lenders, the Credit Facility Agent, or any other creditor or stakeholder of the Just Energy Entities or any other party in interest in the CCAA Proceedings or the Chapter 15 Cases; provided that without the written consent (which may be delivered via email) of the Just Energy Entities, the Sponsor shall not consult with any party whom the Just Energy Entities have informed the Sponsor has made an Alternative Restructuring Proposal; (vi) impair or waive the rights of the Sponsor to assert or raise any objection permitted under this Agreement or the Transaction Agreement in connection with any hearing contemplated by this Agreement, the Transaction Agreement or the SISP or in the CCAA Court or the US Bankruptcy Court or prevent the Sponsor from enforcing this Agreement or the Transaction Agreement against the Just Energy Entities, Shell, the Supporting Secured CF Lenders, or the Credit Facility Agent; (vii) based on advice of counsel (which may be in-house counsel), prevent the Sponsor from taking any action that is required by applicable law (provided, however, that if the Sponsor proposes to take any action that is otherwise inconsistent with this Agreement or the Transaction Agreement in order to comply with applicable law, the Sponsor shall provide advance notice to the extent permissible under applicable law to the other Parties at that time to the extent the provision of notice is practicable under the circumstances); provided further that as of the date hereof, the Sponsor represents and warrants to each other Party that the Sponsor is unaware of any such action; (viii) based on advice of counsel (which may be in-house counsel), require the Sponsor to take any action that is prohibited by applicable law or to waive or forego the benefit of any applicable legal privilege (provided, however, that if the Sponsor proposes to take any action that is otherwise inconsistent with this Agreement or the Transaction Agreement in order to comply with applicable law, the Sponsor shall provide advance notice to the extent permissible under applicable law to the other Parties at that time to the extent the provision of notice is practicable under the circumstances); provided further that, as of the date hereof, the Sponsor represents and warrants to each other Party that the Sponsor is unaware of any such matter; or (ix) except as otherwise provided in, or envisioned by, this Agreement as of the Effective Date, require the Sponsor to incur any expenses, liabilities, or other obligations, or to agree to any commitments, undertakings, concessions, indemnities, or other arrangements that could result in expenses, liabilities, or other obligations.

- 8 - 6. Commitments of the Company. Subject to the terms and conditions hereof and to carrying out the SISP in accordance with the SISP Order, and except as the Sponsor may expressly release the Just Energy Entities in writing (which writing may be via email) from any of the following obligations (which release may be withheld, conditioned, or delayed by the Sponsor in its sole discretion) (each such release, a “Section 6 Waiver”): (a) each of the Just Energy Entities: (i) agrees to (x) support and use commercially reasonable efforts to complete the Transaction as set forth in this Agreement, (y) negotiate in good faith and execute and deliver the Definitive Documents and take any and all steps reasonably necessary and appropriate in furtherance of the Transaction and this Agreement, and (z) take commercially reasonable efforts to complete the Transaction in accordance with each Milestone set forth in Section 4; and (ii) shall not (x) file any motion, pleading, or Definitive Documents with the CCAA Court, the US Bankruptcy Court, or any other court (including any modifications or amendments thereof) that, in whole or in part, are inconsistent with this Agreement (including the consent rights of the other Parties set forth herein as to the form and substance of such motion, pleading, or Definitive Document), or (y) undertake any action that is inconsistent with, or is intended to frustrate or impede approval, implementation, and/or consummation of the Transaction described in this Agreement or the Stalking Horse Term Sheet; (b) each of the Just Energy Entities agrees to use commercially reasonable efforts to cure, vacate, reverse, set aside, or have overruled any ruling or order of the CCAA Court, the US Bankruptcy Court, any regulatory authority, or any other court of competent jurisdiction (including any appellate court) enjoining or rendering impossible the consummation of the Transaction;

- 9 - (c) each of the Just Energy Entities agrees to provide prompt written notice to the other Parties between the date hereof and the SA Termination Date of: (i) the occurrence, or failure to occur, of any event of which the occurrence or failure to occur would be reasonably likely to cause (x) any representation or warranty of the Just Energy Entities contained in this Agreement to be untrue or inaccurate in any material respect, (y) any covenant of the Just Energy Entities contained in this Agreement not to be satisfied in any material respect, or (z) any condition precedent contained in this Agreement or a Definitive Document not to occur or become impossible to satisfy; (ii) receipt of any written notice from any third party alleging that the consent of such party is or may be required as a condition precedent to consummation of the transactions contemplated by the Transaction; (iii) receipt of any written notice from any governmental body that is material to the consummation of the transactions contemplated by the Transaction; and (iv) to the extent involving the Company, any material governmental or third party complaints, litigations, investigations, or hearings (or communications indicating that the same is contemplated or threatened); (d) the Just Energy Entities agree to take commercially reasonable efforts to ensure that all consents and approvals necessary for the implementation of the Transaction (including, without limitation, regulatory, court, and other approvals) shall have been obtained to the satisfaction of the Sponsor, the Credit Facility Agent, and the Just Energy Entities, and that all necessary filings and notifications and similar actions shall have been taken to the satisfaction of the Sponsor, the Credit Facility Agent, and the Just Energy Entities prior to Closing; provided that in no event would a Just Energy Entity be required to dispose of any assets or agree to any behavioral remedies in connection with obtaining Regulatory Approvals, unless agreed to by the Sponsor, the Requisite Supporting Secured CF Lenders, Shell, and the Company; provided further that in connection with obtaining the Regulatory Approvals, no Just Energy Entity shall agree to any of the foregoing items without the prior written consent of the Sponsor; (e) Just Energy agrees to apply for and obtain orders from the applicable Canadian Securities Regulatory Authorities which provide that, at Closing, Just Energy Entities will have ceased to be a reporting issuer (or equivalent) under any Canadian securities laws, and that no Just Energy Entity will become a reporting issuer (or equivalent) under any Canadian securities laws as a result of the completion of the Transaction; (f) the Just Energy Entities shall pay the reasonable and documented fees and expenses of the Supporting Creditors (as defined below) incurred in connection with the Transaction, the CCAA Proceedings and the Chapter 15 Cases, including, without limitation, the reasonable and documented fees and expenses of such parties’ legal, financial, and other advisors, as and when they come due after receipt of applicable invoices and in accordance with the arrangements in place as of the date of this Agreement, including, without limitation, as set forth in the DIP Term Sheet, or, with respect to any additional fees and expenses, as otherwise agreed to by the Sponsor;

- 10 - (g) the Just Energy Entities shall: (i) operate the business of the Just Energy Entities in the ordinary course in a manner that is consistent with this Agreement and use commercially reasonable efforts to preserve intact the Just Energy Entities’ business organization and relationships with third parties and, subject to (ii) below, its employees (which shall not prohibit the Just Energy Entities from taking actions outside of the ordinary course of business to the extent approved by the CCAA Court and the US Bankruptcy Court, as applicable and with the consent of the Sponsor); (ii) not have disclaimed or terminated any employment or consulting agreement with an officer, director, or member of senior management, other than “for cause,” without the written consent of the Sponsor; (iii) keep the Sponsor, the Supporting Secured CF Lenders, and the Credit Facility Agent informed about the operations of the Just Energy Entities; and (iv) provide each of the other Parties any material information reasonably requested regarding the Just Energy Entities (on a confidential basis) and provide, and direct the Just Energy Entities’ employees, officers, advisors, and other representatives to provide, to the Sponsor’ legal, financial, and other advisors, (x) reasonable access during normal business hours to the Just Energy Entities’ books, records, and facilities (on a confidential basis), and (y) reasonable access to the management and advisors of the Just Energy Entities for the purposes of evaluating the Just Energy Entities’ assets, liabilities, operations, businesses, finances, strategies, prospects, and affairs; (h) the Just Energy Entities agree (i) to prepare or cause to be prepared the applicable Definitive Documents within the Just Energy Entities’ control (including all relevant motions, applications, orders, and agreements), (ii) to provide draft copies of all documents, including the Definitive Documents within the Just Energy Entities’ control, that the Just Energy Entities intend to file with the CCAA Court or the US Bankruptcy Court, in each case, to counsel to the Sponsor and Credit Facility Agent at least three (3) days before such documents are to be filed with the CCAA Court and/or the US Bankruptcy Court or as soon as practicable thereafter; provided that each such pleading or document shall be acceptable to the Sponsor and the Credit Facility Agent, each acting reasonably, and consistent with, and shall otherwise contain, the terms and conditions set forth in this Agreement (including the consent rights of any Party, as may be applicable, set forth herein as to the form and substance of such pleading or document), and (iii) without limiting any approval rights set forth herein, consult in good faith with the advisors to the Sponsor and Credit Facility Agent regarding the form and substance and timing of service and filing of any of the foregoing documents in advance of the filing, execution, distribution, or use (as applicable) thereof; (i) the Just Energy Entities agree to file timely a formal objection to any motion filed with the CCAA Court or the US Bankruptcy Court, as applicable, seeking an order that would undermine the Transaction or any relief sought in connection therewith; (j) the Just Energy Entities agree to file timely a formal objection to any motion filed with the CCAA Court or the US Bankruptcy Court, as applicable, by any Person seeking the entry of an order: (i) lifting the stay of proceedings in the CCAA Proceedings or the Chapter 15 Cases; (ii) terminating the CCAA Proceedings or converting the CCAA Proceedings to proceedings under the Bankruptcy and Insolvency Act (Canada); (iii) directing the appointment of an examiner or a trustee; (iv) converting any of the Chapter 15 Cases to a case under chapter 7 of the Bankruptcy Code; or (v) dismissing any of the Chapter 15 Cases; (k) the Just Energy Entities agree to act in good faith and take (and cause its agents, representatives, and employees to take) all actions that are reasonably necessary or appropriate, and all actions required by the CCAA Court and/or the US Bankruptcy Court, to support and achieve the consummation of the Transaction and implementation steps provided for or contemplated in the Transaction; and

- 11 - (l) the Just Energy Entities agree not object to, delay, impede, or take any other action to interfere with consummation, or implementation of, the Transaction contemplated by this Agreement. 7. Commitments of the Supporting Secured CF Lenders. Subject to the terms and conditions hereof and to carrying out the SISP in accordance with the SISP Order, each Supporting Secured CF Lender and the Credit Facility Agent shall (severally, and not jointly and severally), solely as it remains the legal owner of Credit Facility Claims and Credit Facility LC Claims, from the Secured CF Effective Date until the occurrence of the SA Termination Date (as defined below): (a) support the Transaction and exercise any powers or rights available to it (including in any board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent necessary to implement the Transaction; provided, however, the foregoing shall not require the Supporting Secured CF Lenders or the Credit Facility Agent to take or refrain from taking any action that would materially change or impair (i) the terms of the Transaction or (ii) their rights under this Agreement; (b) act in good faith and take (and cause its agents, representatives, and employees to take) all actions that are reasonably necessary or appropriate, and all actions required by the CCAA Court and/or the US Bankruptcy Court, to support and achieve the consummation of the Transaction and implementation steps provided for or contemplated in the Transaction; (c) not object to, delay, impede, or take any other action to interfere with consummation, or implementation of, the Transaction contemplated by this Agreement; (d) not directly or indirectly take any action that would interfere with, delay, impede, or postpone the transactions contemplated by this Agreement; (e) not file any motion, pleading, or other document with the US Bankruptcy Court, the CCAA Court, or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with the Transaction; (f) not initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the CCAA Proceedings, the Chapter 15 Cases, this Agreement, or the Transaction contemplated herein against the Just Energy Entities or the other Parties hereto other than to enforce this Agreement, that certain accommodation and support agreement dated March 18, 2021 between the Just Energy Entities, the Credit Facility Agent, and the Supporting Secured CF Lenders (the “Accommodation Agreement”), or any Definitive Document or as otherwise permitted under this Agreement; (g) not exercise, or direct any other person to exercise, any right or remedy for the enforcement, collection, or recovery of any Claims or interests in the Just Energy Entities, other than in accordance with the Accommodation Agreement or in a manner consistent with this Agreement;

- 12 - (h) not object to, delay, impede, or take any other action to interfere with the Just Energy Entities’ ownership and possession of their assets, wherever located, or interfere with the stay imposed by the CCAA Court and the US Bankruptcy Court, other than in accordance with the Accommodation Agreement or this Agreement; (i) participate in the New Credit Facility (subject to the terms and conditions of the New Credit Agreement) and enter into the New Intercreditor Agreement on substantially similar terms as the Intercreditor Agreement but subject to the changes set forth in Exhibit 4 to the Stalking Horse Term Sheet, in each case subject to the implementation of the transactions contemplated in, and Closing occurring in accordance with, the Transaction Agreement; and (j) between the date hereof and the SA Termination Date, provide prompt written notice to the other Parties, to the extent known by such Supporting Secured CF Lender or Credit Facility Agent, as the case may be, of: (i) the occurrence, or failure to occur, of any event of which the occurrence or failure to occur would be reasonably likely to cause (A) any representation or warranty of the Supporting Secured CF Lender or Credit Facility Agent (as the case may be) contained in this Agreement to be untrue or inaccurate in any material respect, (B) any covenant of the Supporting Secured CF Lender or Credit Facility Agent (as the case may be) contained in this Agreement not to be satisfied in any material respect, or (C) any condition precedent contained in this Agreement not to occur or become impossible to satisfy; or (ii) the receipt of written notice from any third party alleging that the consent of such party is or may be required as a condition precedent to consummation of the transactions contemplated by the Transaction. Notwithstanding the foregoing, nothing in this Agreement shall: (i) be construed to prohibit any Supporting Secured CF Lender or the Credit Facility Agent from appearing as a party-in-interest in any matter to be adjudicated in the CCAA Proceedings or the Chapter 15 Cases, so long as until the occurrence of the SA Termination Date applicable to such Supporting Creditor (as defined below), such appearance and the positions advocated in connection therewith are (A) consistent with the SISP or (B) not inconsistent with this Agreement or the Transaction Agreement and not for the purpose of hindering, delaying, or preventing the consummation of the Transaction; (ii) prevent any Supporting Secured CF Lender or the Credit Facility Agent from enforcing this Agreement or the Transaction Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or the Transaction Agreement; (iii) direct, modify, or change in any way any right of the Supporting Secured CF Lenders and Credit Facility Agent under the Accommodation Agreement and any related documents; (iv) except as otherwise expressly provided in this Agreement or the Transaction Agreement, be construed to limit the rights of any Supporting Secured CF Lender or the Credit Facility Agent under any applicable credit agreement, other loan document, instrument, and/or applicable law; (v) affect the rights of any Supporting Secured CF Lender or the Credit Facility Agent to consult with the other Supporting Secured CF Lenders, the Just Energy Entities, the Sponsor, Shell, or any other creditor or stakeholder of the Just Energy Entities or any other party in interest in the CCAA Proceedings, the Chapter 15 Cases or the SISP; provided, that without the written consent (which may be delivered via email) of the Just Energy Entities, the Supporting Secured CF Lenders shall not consult with any party whom the Just Energy Entities have informed the Supporting Secured CF Lenders has made an Alternative Restructuring Proposal; (vi) impair or waive the rights of any Supporting Secured CF Lender or the Credit Facility Agent to assert or raise any objection permitted under this Agreement or the Transaction Agreement in connection with any hearing contemplated by this Agreement, the Transaction Agreement or the SISP or in the CCAA Court or the US Bankruptcy Court or prevent such Supporting Secured CF Lender or the Credit Facility Agent from enforcing this Agreement or the Transaction Agreement against the other Parties; (vii) based on advice of counsel (which may be in-house counsel), prevent any Supporting Secured CF Lender or the Credit Facility Agent from taking any action that is required by applicable law (provided, however, that if any Supporting Secured CF Lender or the Credit Facility Agent proposes to take any action that is otherwise inconsistent with this Agreement or the Transaction Agreement in order to comply with applicable law, such Supporting Secured CF Lender or the Credit Facility Agent shall provide advance notice to the extent permissible under applicable law to the other Parties to the extent the provision of notice is practicable under the circumstances; provided further that, as of the date hereof, each Supporting Secured CF Lender represents and warrants to each other Party that it is unaware of any such action); (viii) based on advice of counsel (which may be in-house counsel), require any Supporting Secured CF Lender or the Credit Facility Agent to take any action that is prohibited by applicable law or to waive or forego the benefit of any applicable legal privilege (provided, however, that if any Supporting Secured CF Lender or the Credit Facility Agent proposes to take any action that is otherwise inconsistent with this Agreement in order to comply with applicable law, such Supporting Secured CF Lender or the Credit Facility Agent, as the case may be, shall provide advance notice to the extent permissible under applicable law to the other Parties to the extent the provision of notice is practicable under the circumstances; provided further that, as of the date hereof, such Supporting Secured CF Lender represents and warrants to each other Party that it is unaware of any such matter); or (ix) except as otherwise provided in, or envisioned by, this Agreement as of the Secured CF Effective Date, require any Supporting Secured CF Lender or the Credit Facility Agent to incur any expenses, liabilities, or other obligations, or to agree to any commitments, undertakings, concessions, indemnities, or other arrangements that could result in expenses, liabilities, or other obligations (other than customary expenses that may be incurred in connection with the New Credit Facility).

- 13 - 8. Commitments of Shell. Subject to the terms and conditions hereof, Shell shall, from the Shell Effective Date until the occurrence of the SA Termination Date (as defined below): (a) support the Transaction and exercise any powers or rights available to it (including in any board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent necessary to implement the Transaction; provided, however, the foregoing shall not require Shell to take or refrain from taking any action that would materially change or impair (i) the terms of the Transaction or (ii) its rights under this Agreement; (b) act in good faith and take (and cause its agents, representatives, and employees to take) all actions that are reasonably necessary or appropriate, and all actions required by the CCAA Court and/or the US Bankruptcy Court, to support and achieve the consummation of the Transaction and implementation steps provided for or contemplated in the Transaction; (c) not object to, delay, impede, or take any other action to interfere with consummation, or implementation of, the transactions contemplated by this Agreement;

- 14 - (d) not directly or indirectly take any action that would interfere with, delay, impede, or postpone the Transaction contemplated by this Agreement; (e) not file any motion, pleading, or other document with the US Bankruptcy Court, the CCAA Court, or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with the Transaction; (f) not initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the CCAA Proceedings, the Chapter 15 Cases, this Agreement, or the Transaction contemplated herein against the Just Energy Entities or the other Parties hereto other than to enforce this Agreement, the Support Agreement dated March 9, 2021 among Shell Energy North America (US), L.P., Shell Energy North America (Canada) Inc., Just Energy Ontario L.P., Just Energy (U.S.) Corp., Just Energy New York Corp., Just Energy Alberta L.P., Fulcrum Retail Holdings LLC, Just Energy Texas LP, Just Energy Solutions Inc., Just Energy Illinois Corp., Just Energy Corp. and Just Green L.P. (the “Shell Commodity Support Agreement”), or any Definitive Document or as otherwise permitted under this Agreement; (g) not exercise, or direct any other person to exercise, any right or remedy for the enforcement, collection, or recovery of any Claims or interests in the Just Energy Entities, other than in accordance with the Shell Commodity Support Agreement or this Agreement; (h) not object to, delay, impede, or take any other action to interfere with the Just Energy Entities’ ownership and possession of their assets, wherever located, or interfere with the stay imposed by the CCAA Court and the US Bankruptcy Court, other than in accordance with this Agreement; (i) between the date hereof and the SA Termination Date, provide prompt written notice to the other Parties, to the extent known by Shell, of: (i) the occurrence, or failure to occur, of any event of which the occurrence or failure to occur would be reasonably likely to cause (A) any representation or warranty of Shell contained in this Agreement to be untrue or inaccurate in any material respect, (B) any covenant of Shell contained in this Agreement not to be satisfied in any material respect, or (C) any condition precedent contained in this Agreement not to occur or become impossible to satisfy; or (ii) the receipt of written notice from any third party alleging that the consent of such party is or may be required as a condition precedent to consummation of the transactions contemplated by the Transaction; and (j) effective as of Closing under the Transaction Agreement: (i) to continue to provide commodity supply in accordance with the existing Shell agreements, as may be amended, restated, supplemented and/or replaced by agreement between Shell and the applicable Just Energy Entity to the appropriate Just Energy Entities or additional Just Energy Entities; and (ii) to enter into the New Intercreditor Agreement on substantially similar terms as the Intercreditor Agreement but subject to the changes set forth in Exhibit E hereto; provided that notwithstanding the foregoing, nothing herein shall obligate Shell to continue providing services under the Third Amended and Restated Scheduling Coordinator Agreement dated December 1, 2014 between Shell Energy North America (US), L.P., Just Energy New York Corp., Just Energy (U.S.) Corp. and Just Energy Solutions Inc. (formerly Commerce Energy, Inc.) or any other agreement whereby Shell performs ISO or scheduling services on behalf of any Just Energy Entity whereby a Just Energy Entity has reimbursement obligations to Shell for payments made by Shell on behalf of a Just Energy Entity to an ISO.

- 15 - Notwithstanding the foregoing, nothing in this Agreement shall: (i) be construed to prohibit Shell from appearing as a party-in-interest in any matter to be adjudicated in the CCAA Proceedings or the Chapter 15 Cases, so long as, from the Shell Effective Date until the occurrence of the applicable SA Termination Date, such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement or the Transaction Agreement and are not for the purpose of hindering, delaying, or preventing the consummation of the Transaction; (ii) prevent Shell from enforcing this Agreement or the Transaction Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or the Transaction Agreement; (iii) direct, modify, or change in any way any right of Shell under the Shell Commodity Support Agreement; (iv) except as otherwise expressly provided in this Agreement or the Transaction Agreement, be construed to limit Shell’s rights under any applicable credit agreement, other loan document, instrument, other commercial agreement with a Just Energy Entity, and/or applicable law; (v) affect the rights of Shell to consult with the Just Energy Entities, the Sponsor, the Supporting Secured CF Lenders, the Credit Facility Agent, or any other creditor or stakeholder of the Just Energy Entities or any other party in interest in the CCAA Proceedings, the Chapter 15 Cases or the SISP; provided that without the written consent (which may be delivered via email) of the Just Energy Entities, Shell shall not consult with any party whom the Just Energy Entities have informed Shell has made an Alternative Restructuring Proposal; (vi) impair or waive the rights of Shell to assert or raise any objection permitted under this Agreement or the Transaction Agreement in connection with any hearing contemplated under this Agreement or the Transaction Agreement or in the CCAA Court or the US Bankruptcy Court or prevent Shell from enforcing this Agreement or the Transaction Agreement against the other Parties; (vii) based on advice of counsel (which may be in-house counsel), prevent Shell from taking any action that is required by applicable law (provided, however, that if Shell proposes to take any action that is otherwise inconsistent with this Agreement or the Transaction Agreement in order to comply with applicable law, Shell shall provide advance notice to the extent permissible under applicable law to the other Parties to the extent the provision of notice is practicable under the circumstances); provided, however, that, as of the date hereof, Shell represents and warrants to each other Party that Shell is unaware of any such action; (viii) based on advice of counsel (which may be in-house counsel), require Shell to take any action that is prohibited by applicable law or to waive or forego the benefit of any applicable legal privilege (provided, however, that if Shell proposes to take any action that is otherwise inconsistent with this Agreement or the Transaction Agreement in order to comply with applicable law, Shell shall provide advance notice to the extent permissible under applicable law to the other Parties to the extent the provision of notice is practicable under the circumstances); provided further that, as of the date hereof, Shell represents and warrants to each other Party that Shell is unaware of any such matter; or (ix) except as otherwise provided in, or envisioned by, this Agreement as of the Shell Effective Date, require Shell to incur any expenses, liabilities, or other obligations, or to agree to any commitments, undertakings, concessions, indemnities, or other arrangements that could result in expenses, liabilities, or other obligations (other than customary expenses that may be incurred in connection with the New Intercreditor Agreement). 9. Additional Provisions Regarding the Just Energy Entities. The Just Energy Entities shall provide on a confidential basis to the legal counsel and financial advisors of the Sponsor and the Supporting Secured CF Lenders (A) copies (or if not provided to the Just Energy Entities in writing, a detailed description) of any Alternative Restructuring Proposal no later than one (1) calendar day following receipt thereof by the Just Energy Entities or their advisors and (B) such other information as reasonably requested by the Sponsor’s or the Supporting Secured CF Lenders’ legal counsel and financial advisors or as necessary to keep the Sponsor and the Supporting Secured CF Lenders informed no later than one (1) calendar day after any such request or any material change to the proposed terms of any Alternative Restructuring Proposal as to the terms of any Alternative Restructuring Proposal (including any changes to the proposed terms thereof) and the status and substance of discussions related thereto.

- 16 - 10. Termination. (a) Sponsor Termination Events. The Sponsor shall have the right, but not the obligation, to terminate this Agreement with respect to the Sponsor upon delivery of written notice to the other Parties at any time after the occurrence of or during the continuation of any of the following events, unless waived in writing on a prospective or retroactive basis by the Sponsor: (i) the failure to meet any of the Milestones in Section 4 (as they may be extended in accordance with Section 4) unless such failure is the result of any act, omission, or delay on the part of the Sponsor; (ii) upon the termination of the Transaction Agreement for any reason in accordance with its terms; (iii) if the CCAA Proceedings are dismissed, terminated, stayed, modified, or converted to a proceeding under the Bankruptcy and Insolvency Act (Canada) or Winding-Up and Restructuring Act (Canada); (iv) if the US Bankruptcy Court enters an order (a) dismissing any of the Chapter 15 Cases, (b) converting any of the Chapter 15 Cases to a case under chapter 7 of the Bankruptcy Code, or (c) appointing a trustee or an examiner with expanded powers pursuant to Bankruptcy Code section 1104 in any of the Chapter 15 Cases; (v) if the Just Energy Entities file any motion or any request for relief seeking to (a) dismiss any of the Chapter 15 Cases, (b) convert any of the Chapter 15 Cases to a case under chapter 7 of the Bankruptcy Code, or (c) appoint a trustee or examiner with expanded powers pursuant to Bankruptcy Code section 1104 in any of the Chapter 15 Cases; (vi) upon the Just Energy Entities’ withdrawal, waiver, amendment, or modification of, or the filing of (or announced intention to file) a pleading seeking to withdraw, waive, amend, or modify any of the Definitive Documents, including motions, notices, exhibits, appendices, and orders, that is both not consistent in all material respects with this Agreement and not done with the consent of the Sponsor; (vii) any condition precedent contained in this Agreement or any of the Definitive Documents becomes incapable of being satisfied; (viii) at any time if any of the closing conditions set out in the Transaction Agreement is not capable of being satisfied prior to the Outside Date;

- 17 - (ix) the issuance by any governmental authority, including the CCAA Court or the US Bankruptcy Court, any regulatory authority, or any other court of competent jurisdiction, of any ruling or order the effect of which would be materially inconsistent with the purpose or intention of this Agreement, the Transaction, or enjoining or otherwise impeding the consummation of the Transaction on the terms and conditions set forth in this Agreement or the Transaction Agreement; provided, however, that the Sponsor shall not have the right to terminate under this clause if the Just Energy Entities are using commercially reasonable efforts to cure, vacate, reserve, set aside, or have overruled as quickly as possible such ruling or order to obtain relief that would allow consummation of the Transaction in a manner that (x) does not prevent or diminish in a material way compliance with the terms of this Agreement and (y) is acceptable to the Sponsor; (x) either (a) the Just Energy Entities request or (b) the CCAA Court approves any amendments or modifications to the SISP Order that are not acceptable to the Sponsor, acting reasonably; (xi) any of the key milestone dates set out in Section 6 of the SISP (prior to any extension thereof in accordance with the terms of the SISP) are not met, unless such extension is consented to by the Sponsor; (xii) Just Energy or the Monitor waives or seeks authority to waive any of the requirements under the SISP that Just Energy is not permitted to waive in accordance with the terms thereof; (xiii) a material breach by any Just Energy Entity of any representation, warranty, or covenant of such Just Energy Entity set forth in this Agreement that (to the extent curable) remains uncured for a period of ten (10) days after the receipt by the Just Energy Entities of written notice detailing such breach; (xiv) the Just Energy Entities file, propose, or otherwise support any restructuring, sale, or liquidation transaction other than as contemplated by this Agreement, the Transaction Agreement, or in accordance with the SISP Order, or with the consent of the Sponsor; (xv) an order is entered by the CCAA Court or the US Bankruptcy Court authorizing any party to proceed against any material asset of any of the Just Energy Entities or any assets that would materially and adversely affect the Just Energy Entities’ ability to operate their business in the ordinary course or ability to implement the transactions contemplated in this Agreement or the Transaction Agreement; (xvi) a failure by the Just Energy Entities to pay the fees and expenses of the Sponsor, including but not limited to the Sponsor’s legal, financial, and any other advisors, as and when due pursuant to the terms of any applicable engagement letters and any applicable orders of the CCAA Court or the US Bankruptcy Court;

- 18 - (xvii) the entry of an order by any court of competent jurisdiction granting the relief sought in an involuntary proceeding against any entity constituting the Just Energy Entities seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief in respect of any entity comprising the Just Energy Entities or the Just Energy Entities’ debts, or of a substantial part of the Just Energy Entities’ assets, under any federal, state, or foreign bankruptcy, insolvency, administrative, receivership, or similar law now or hereafter in effect (provided that such involuntary proceeding is not dismissed within a period of thirty (30) days after the filing thereof); (xviii) if any of the Just Energy Entities (a) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, (b) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official for the Just Energy Entities or for a substantial part of the Just Energy Entities’ assets, (c) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (d) makes a general assignment or arrangement for the benefit of creditors, or (e) takes any corporate action for the purpose of authorizing any of the foregoing; (xix) the Just Energy Entities’ failure to obtain the Vesting Recognition Order (x) by September 30, 2022, if the SISP has been terminated and the Transaction Agreement has become the Successful Bid because a suitable NOI was not received before the NOI Deadline; (xx) the occurrence of an Event of Default under Sections 25(a), 25(b)(ii) (provided that the failure to deliver any Cash Flow Statement by the date set out in Section 18 of the DIP Term Sheet continues for three (3) business days), 25(b)(iii) (solely with respect to Section 35 of the DIP Term Sheet), 25(e) (solely with respect to: (y) the affirmative covenants in clauses (1) and/or (21) on Schedule H of the DIP Term Sheet (and in the case of covenant (21) excluding any Material Contract or Material License terminated (A) with the prior written consent of (I) the Monitor and the Sponsor or (II) the CCAA Court or (B) solely as a result of entering into this Agreement or the Transaction Agreement); and/or (z) the negative covenants in Schedule I of the DIP Term Sheet), 25(f), 25(j), 25(k), 25(l), 25(m), and/or 25(p) of the DIP Term Sheet, in each case that has not been cured (if susceptible to cure) or waived by the applicable percentage of the lenders thereunder in accordance with the terms of the DIP Term Sheet, and the obligations under the DIP Term Sheet have been accelerated; (xxi) upon (a) a filing by any of the Just Energy Entities of any motion, objection, application, or adversary proceeding challenging the validity, enforceability, perfection or priority of, or seeking avoidance, subordination, or characterization of, any portion of the Sponsor’s or any of its affiliates’ claims against any of the Just Energy Entities, and/or the liens securing any such claims or asserting any other claim or cause of action against and/or with respect to any such claims, liens, the Sponsor, or the agent under any of the relevant facilities (or if any Just Energy Entity files a pleading supporting any such motion, application, or adversary proceeding commenced by any third party) or (b) the entry of an order by the CCAA Court or the US Bankruptcy Court (other than with respect to any action commenced by the Just Energy Entities against ERCOT) providing relief adverse to the interests of the Sponsor or any of its affiliates or the agent under any relevant facilities with respect to any of the foregoing claims, causes of action, or proceedings, but excluding preliminary or final relief granting standing to any other party to prosecute such claims, causes of action, or proceeding; (xxii) subject to the terms of the SISP, the Sponsor is not the successful bidder under the SISP; or

- 19 - (xxiii) any other Party terminates its obligations under this Agreement. (b) Company Termination Events. The Just Energy Entities may terminate this Agreement, in each case, upon delivery of written notice to the other Parties upon the occurrence of any of the following events: (i) a material breach by the Sponsor of any representation, warranty, or covenant set forth in this Agreement that (to the extent curable) remains uncured for a period of ten (10) days after the receipt by the Sponsor of written notice detailing such breach; (ii) upon the termination of the Transaction Agreement for any reason in accordance with its terms; (iii) the failure to meet any of the Milestones in Section 4 unless (x) such failure is the result of any act, omission, or delay on the part of the Just Energy Entities or (y) such Milestone is extended in accordance with Section 4; (iv) the board of directors, board of managers, or such similar governing body of any Just Energy Entity determines, upon the advice of outside legal counsel and financial advisors, that proceeding with the Transaction would be inconsistent with the exercise of its fiduciary duties or applicable law; provided that the Just Energy Entities shall not have the right to terminate this Agreement under this Section 10(b)(iv) if either (x) no Qualified Bids, other than the Stalking Horse Transaction, are received by the Qualified Bid Deadline (as such terms are defined in the SISP) or (y) the Stalking Horse Transaction is declared the Successful Bid (as such terms are defined in the SISP); (v) subject to the terms of the SISP, the Sponsor is not the successful bidder under the SISP; (vi) (A) any condition precedent contained in this Agreement or any of the Definitive Documents that cannot be waived becomes incapable of being satisfied, and (B)(x) any condition precedent contained in this Agreement or any of the Definitive Documents that can be waived by a party other than the Company becomes incapable of being satisfied and (y) the Company has requested a waiver of such condition precedent and such waiver has been denied; (vii) the issuance by any governmental authority, including the CCAA Court or the US Bankruptcy Court, any regulatory authority, or any other court of competent jurisdiction, of any final ruling or Final Order enjoining or otherwise impeding the consummation of the Transaction on the terms and conditions set forth in this Agreement or the Transaction Agreement; provided, however, that the Just Energy Entities have made commercially reasonable efforts to cure, vacate, reserve, set aside, or have overruled as quickly as possible such final ruling or Final Order prior to terminating this Agreement; or

- 20 - (viii) any other Party terminates its obligations under this Agreement and such termination either (A) renders the Transaction incapable of consummation or (B) materially changes the overall economic terms of the Transaction in a manner that is adverse to the Just Energy Entities (which would include Shell failing to confirm, in writing, to the Just Energy Entities and the Sponsor that (x) it will not exercise any termination rights under Continuing Contracts solely as a result of the Transaction and (y) all existing and future trades will be provided for under the Continuing Contracts (as may be amended, restated, supplemented, and/or replaced by the Just Energy Entities other than Just Energy and Shell from time to time following Closing) or new arrangements, in each case, in accordance with the terms thereof and subject to the terms of the New Intercreditor Agreement, or the New Credit Agreement not being entered into). (c) Supporting Secured CF Lender Termination Events. The Requisite Supporting Secured CF Lenders1 shall have the right, but not the obligation, to terminate this Agreement upon delivery of written notice to the other Parties at any time after the occurrence of or during the continuation of any of the following events, unless waived in writing on a prospective or retroactive basis by the applicable Requisite Supporting Secured CF Lenders (provided, however, that any such termination shall only be with respect to the applicable Supporting Secured CF Lenders and the Credit Facility Agent, and this Agreement shall remain in full force and effect as to the other Parties hereto at such time, and the term “Parties” shall thereafter exclude the applicable Supporting Secured CF Lenders and the Credit Facility Agent): (i) upon the termination of the Transaction Agreement for any reason in accordance with its terms; (ii) in the event that a Qualified Bid (other than the Transaction Agreement) is received by Just Energy before the Qualified Bid Deadline; provided that the termination right pursuant to this clause is subject to any further agreement (or waiver) between the Supporting Secured CF Lenders and the Sponsor made at or prior to any Auction; (iii) either (a) the Just Energy Entities request or (b) the CCAA Court approves any amendments or modifications to the SISP Order that are not acceptable to the Requisite Supporting Secured CF Lenders, acting reasonably; (iv) any of the key milestone dates set out in Section 6 of the SISP (prior to any extension thereof in accordance with the terms of the SISP) are not met, unless such extension is consented to by the Requisite Supporting Secured CF Lenders; (v) Just Energy or the Monitor waives or seeks authority to waive any of the requirements under the SISP that Just Energy is not permitted to waive in accordance with the terms thereof; (vi) if the CCAA Proceedings are dismissed, terminated, stayed, modified, or converted to a proceeding under the Bankruptcy and Insolvency Act (Canada) or Winding-Up and Restructuring Act (Canada); (vii) if the US Bankruptcy Court enters an order (a) dismissing any of the Chapter 15 Cases, (b) converting any of the Chapter 15 Cases to a case under chapter 7 of the Bankruptcy Code, or (c) appointing a trustee or an examiner with expanded powers pursuant to Bankruptcy Code section 1104 in any of the Chapter 15 Cases; 1 The holders of in excess of 66 2/3% of the Credit Facility Claims shall be the “Requisite Supportin g SecuredCF Lenders.”

- 21 - (viii) the Just Energy Entities file any motion or any request for relief seeking to (a) dismiss any of the Chapter 15 Cases, (b) convert any of the Chapter 15 Cases to a case under chapter 7 of the Bankruptcy Code, or (c) appoint a trustee or examiner with expanded powers pursuant to Bankruptcy Code section 1104 in any of the Chapter 15 Cases; (ix) upon the Just Energy Entities’ withdrawal, waiver, amendment, or modification, or the filing of (or announced intention to file) a pleading seeking to withdraw, waive, amend, or modify any of the Definitive Documents, including motions, notices, exhibits, appendices, and orders, that is both not consistent in all material respects with this Agreement and not done with the consent of the Requisite Supporting Secured CF Lenders; (x) any condition precedent contained in the Transaction Agreement or New Credit Agreement becomes incapable of being satisfied or any condition precedent contained in the Transaction Agreement is waived without the consent of the Requisite Supporting Secured CF Lenders; (xi) the issuance by any governmental authority, including the CCAA Court or the US Bankruptcy Court, any regulatory authority, or any other court of competent jurisdiction, of any final ruling or Final Order, the effect of which would be materially inconsistent with the purpose or intention of this Agreement, the Transaction, or enjoining or otherwise impeding the consummation of the Transaction on the terms and conditions set forth in this Agreement or the Transaction Agreement; provided, however, that the Supporting Secured CF Lenders shall not have the right to terminate under this clause if the Just Energy Entities are using commercially reasonable efforts to cure, vacate, reserve, set aside, or have overruled as quickly as possible such final ruling or Final Order to obtain relief that would allow consummation of the Transaction in a manner that (x) does not prevent or diminish in a material way compliance with the terms of this Agreement and (y) is acceptable to the Requisite Supporting Secured CF Lenders; (xii) a material breach by any Just Energy Entity of any representation, warranty, or covenant of such Just Energy Entity set forth in this Agreement that (to the extent curable) remains uncured for a period of ten (10) days after the receipt by the Just Energy Entities of written notice detailing such breach; (xiii) the Just Energy Entities file, propose, or otherwise support any restructuring, sale, or liquidation transaction other than as contemplated by this Agreement or in accordance with the SISP Order (A) that materially and adversely affects the treatment, rights, or interests of the Supporting Secured CF Lenders as compared to the treatment, rights, or interests of the Supporting Secured CF Lenders hereunder and (B) without the consent of the Requisite Supporting Secured CF Lenders; (xiv) an order is entered by the CCAA Court or the US Bankruptcy Court authorizing any party to proceed against any material asset of any of the Just Energy Entities or any assets that would materially and adversely affect the Just Energy Entities’ ability to operate their business in the ordinary course or ability to implement the transactions contemplated in this Agreement or the Transaction Agreement, including the Transaction;

- 22 - (xv) a failure by the Just Energy Entities to pay the fees and expenses of the Supporting Secured CF Lenders and Credit Facility Agent, including but not limited to the legal, financial, and any other advisors of the Supporting Secured CF Lenders and Credit Facility Agent, as and when due pursuant to the terms of any applicable engagement letters and any applicable orders of the CCAA Court or the US Bankruptcy Court; (xvi) the entry of an order by any court of competent jurisdiction granting the relief sought in an involuntary proceeding against any entity constituting the Just Energy Entities seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief in respect of any entity comprising the Just Energy Entities or the Just Energy Entities’ debts, or of a substantial part of the Just Energy Entities’ assets, under any federal, state, or foreign bankruptcy, insolvency, administrative, receivership, or similar law now or hereafter in effect (provided that such involuntary proceeding is not dismissed within a period of thirty (30) days after the filing thereof); (xvii) if any of the Just Energy Entities (a) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, (b) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official for the Just Energy Entities or for a substantial part of the Just Energy Entities’ assets, (c) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (d) makes a general assignment or arrangement for the benefit of creditors, or (e) takes any corporate action for the purpose of authorizing any of the foregoing; (xviii) the obligations of the Company under the DIP Term Sheet are accelerated or the commitments under the DIP Term Sheet are terminated; (xix) upon (a) a filing by any of the Just Energy Entities of any motion, objection, application, or adversary proceeding challenging the validity, enforceability, perfection or priority of, or seeking avoidance, subordination, or characterization of, any portion of the Supporting Secured CF Lenders’ or any of their affiliates’ claims against any of the Just Energy Entities, and/or the liens securing any such claims or asserting any other claim or cause of action against and/or with respect to any such claims, liens, the Supporting Secured CF Lenders or the Credit Facility Agent (or if any Just Energy Entity files a pleading supporting any such motion, application, or adversary proceeding commenced by any third party), or (b) the entry of an order by the CCAA Court or the US Bankruptcy Court (other than with respect to any action commenced by the Just Energy Entities against ERCOT) providing relief adverse to the interests of the Supporting Secured CF Lenders or the Credit Facility Agent with respect to any of the foregoing claims, causes of action, or proceedings, but excluding preliminary or final relief granting standing to any other party to prosecute such claims, causes of action or proceeding; (xx) the Sponsor or Shell terminates its obligations under this Agreement;

- 23 - (xxi) the Just Energy Entities’ failure to obtain the Vesting Recognition Order (x) by September 30, 2022, if the SISP has been terminated and the Transaction Agreement has become the Successful Bid because a suitable NOI was not received before the NOI Deadline; (xxii) if the Closing of the Transaction has not occurred by November 30, 2022 (the “Initial Secured CF Lenders Outside Date”) provided that if the Closing will not occur by the Initial Secured CF Lenders Outside Date solely because the receipt of a Regulatory Approval remains outstanding, then the Initial Secured CF Lenders Outside Date may be automatically extended for another sixty (60) days upon written notice given on or before the Initial Secured CF Lenders Outside Date to the Credit Facility Agent or its counsel that there is a reasonable expectation that the condition will be satisfied by such extended date, which notice may be from either the Company or the Plan Sponsor (or their respective counsel) and given by email; or (xxiii) a Section 6 Waiver is given by the Sponsor without the consent of the Requisite Supporting Secured CF Lenders, unless such Section 6 Waiver relates exclusively to an obligation of the Just Energy Entities to the Sponsor and such waiver has no direct or indirect materially adverse effect on the Supporting Secured CF Lenders or the Credit Facility Agent. (d) Shell Termination Events. Shell, in each case, with respect solely to Shell, shall have the right, but not the obligation, to terminate this Agreement upon delivery of written notice to the other Parties at any time after the occurrence of or during the continuation of any of the following events, unless hereafter waived in writing on a prospective or retroactive basis by Shell (provided, however, that any such termination shall only be with respect to Shell, this Agreement shall remain in full force and effect as to the other Parties hereto at such time, and the term “Parties” shall thereafter exclude Shell): (i) if the CCAA Proceedings are dismissed, terminated, stayed, modified, or converted to a proceeding under the Bankruptcy and Insolvency Act (Canada) or Winding-Up and Restructuring Act (Canada); (ii) if the US Bankruptcy Court enters an order (a) dismissing any of the Chapter 15 Cases, (b) converting any of the Chapter 15 Cases to a case under chapter 7 of the Bankruptcy Code, or (c) appointing a trustee or an examiner with expanded powers pursuant to Bankruptcy Code section 1104 in any of the Chapter 15 Cases; (iii) the Just Energy Entities file any motion or any request for relief seeking to (a) dismiss any of the Chapter 15 Cases, (b) convert any of the Chapter 15 Cases to a case under chapter 7 of the Bankruptcy Code, or (c) appoint a trustee or examiner with expanded powers pursuant to Bankruptcy Code section 1104 in any of the Chapter 15 Cases; (iv) the issuance by any governmental authority, including the CCAA Court or the US Bankruptcy Court, any regulatory authority, or any other court of competent jurisdiction, of any final ruling or Final Order enjoining or otherwise impeding the consummation of the Transaction on the terms and conditions set forth in this Agreement or the Transaction Agreement; provided, however, that Shell shall not have the right to terminate under this clause if the Just Energy Entities are using commercially reasonable efforts to cure, vacate, reserve, set aside, or have overruled as quickly as possible such final ruling or Final Order to obtain relief that would allow consummation of the Transaction in a manner that (x) does not prevent or diminish in a material way compliance with the terms of this Agreement and (y) is acceptable to Shell;

- 24 - (v) a material breach by any Just Energy Entity of any representation, warranty, or covenant of such Just Energy Entity set forth in this Agreement that (to the extent curable) remains uncured for a period of ten (10) days after the receipt by the Just Energy Entities of written notice detailing such breach; (vi) the Just Energy Entities file, propose, or otherwise support any restructuring, sale, or liquidation transaction other than as contemplated by this Agreement or in accordance with the SISP Order (A) that materially and adversely affects the treatment or rights of Shell as compared to the treatment and rights set forth herein and (B) without the consent of Shell; (vii) an order is entered by the CCAA Court or the US Bankruptcy Court authorizing any party to proceed against any material asset of any of the Just Energy Entities or any assets that would materially and adversely affect the Just Energy Entities’ ability to operate their business in the ordinary course or ability to implement the transactions contemplated in this Agreement or the Transaction Agreement; (viii) a failure by the Just Energy Entities to pay the fees and expenses of Shell, including but not limited to Shell’s legal, financial, and any other advisors, as and when due pursuant to the terms of any applicable engagement letters and any applicable orders of the CCAA Court or the US Bankruptcy Court; (ix) the entry of an order by any court of competent jurisdiction granting the relief sought in an involuntary proceeding against any entity constituting the Just Energy Entities seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief in respect of any entity comprising the Just Energy Entities or the Just Energy Entities’ debts, or of a substantial part of the Just Energy Entities’ assets, under any federal, state, or foreign bankruptcy, insolvency, administrative, receivership, or similar law now or hereafter in effect (provided that such involuntary proceeding is not dismissed within a period of thirty (30) days after the filing thereof); (x) if any of the Just Energy Entities (a) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, (b) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official for the Just Energy Entities or for a substantial part of the Just Energy Entities’ assets, (c) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (d) makes a general assignment or arrangement for the benefit of creditors, or (e) takes any corporate action for the purpose of authorizing any of the foregoing;

- 25 - (xi) upon a filing by any of the Just Energy Entities of any motion, objection, application, or adversary proceeding challenging the validity, enforceability, perfection or priority of, or seeking avoidance, subordination, or characterization of, any portion of Shell’s or any of its affiliates’ claims against any of the Just Energy Entities, and/or the liens securing any such claims or asserting any other claim or cause of action against and/or with respect to any such claims, liens, Shell, or the agent under any of the relevant facilities (or if any Just Energy Entity files a pleading supporting any such motion, application, or adversary proceeding commenced by any third party); (xii) the termination of this Agreement by any Party, other than a Supporting Secured CF Lender; (xiii) any default by a Just Energy Entity in the payment of any undisputed post-Filing Date invoice owing to Shell when due and payable, provided that such amount remains unpaid for a period of three (3) days after receipt (or deemed receipt under the applicable underlying agreement) by the Just Energy Entities of written notice detailing such default (the “Cure Period”), which Cure Period is for one-time use only and shall only apply in the case of one such default; (xiv) if the Closing of the Transaction has not occurred by January 31, 2023 unless further extended by Shell; (xv) upon the Just Energy Entities’ withdrawal, waiver, amendment, or modification, or the filing of (or announced intention to file) a pleading seeking to withdraw, waive, amend, or modify any of the Definitive Documents, including motions, notices, exhibits, appendices, and orders, that is both not consistent in all material respects with this Agreement and not done with the consent of Shell; (xvi) the obligations of the Company under the DIP Term Sheet are accelerated or the commitments under the DIP Term Sheet are terminated; (xvii) upon the entry of an order by the CCAA Court or the US Bankruptcy Court (other than with respect to any action commenced by the Just Energy Entities against ERCOT) providing relief adverse to the interests of Shell with respect to any of the foregoing claims, causes of action, or proceedings, but excluding preliminary or final relief granting standing to any other party to prosecute such claims, causes of action or proceeding; (xviii) subject to the terms of the SISP, the Sponsor is not the successful bidder under the SISP; (xix) the Sponsor terminates its obligations under this Agreement or the Transaction Agreement; or (xx) a Section 6 Waiver is given by the Sponsor without the consent of Shell, unless such Section 6 Waiver relates exclusively to an obligation of the Just Energy Entities to the Sponsor and such waiver has no direct or indirect materially adverse effect on Shell. (e) Mutual Termination/Automatic Termination. This Agreement and the obligations of the Parties hereunder may be terminated by mutual written agreement by the Just Energy Entities and the Sponsor. Notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate automatically in respect of all Parties upon termination by the Company under Section 10(b) or upon Closing.

- 26 - (f) Termination Generally. The earliest date on which termination of this Agreement as to a Party is effective in accordance with this Section 11 or Section 15 shall be referred to, with respect to such Party, as a “SA Termination Date.” Upon the occurrence of a SA Termination Date, the applicable Party’s obligations (as set forth herein) under this Agreement shall be terminated effective immediately, and such Parties or Party hereto shall be released from all commitments, undertakings, and agreements hereunder; provided, that any claim for breach of this Agreement that occurs prior to such SA Termination Date shall survive such termination, and all rights and remedies with respect to such claims shall not be prejudiced in any way. For the avoidance of doubt, the automatic stay arising pursuant to Bankruptcy Code section 362 or the stay of proceedings provided for in the CCAA Proceedings or in other applicable Canadian laws shall be deemed waived or modified for purposes of providing notice or exercising rights hereunder. 11. Transfers. (a) Each of the Parties other than the Just Energy Entities (the “Supporting Creditors”), solely with respect to itself (as expressly identified and limited on its signature page to this Agreement or Joinder Agreement (as defined below), as applicable), shall not sell, transfer, assign, pledge, hypothecate, participate, donate, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales, or other transactions in which any Person receives the right to own or acquire any current or future interest in) (each, a “Transfer”), or permit a Transfer of, directly or indirectly, in whole or in part, any of its Claims or, in each case, any option thereon or any right or interest therein or any other claims against the Company (including grant any proxies, deposit any Claims into a voting trust, or enter into a voting agreement with respect to any such Claims), unless the transferee thereof either (i) is a Supporting Creditor or (ii) before or contemporaneously with such Transfer, agrees in writing for the benefit of the Parties to become a Party and to be bound by all of the terms of this Agreement applicable to the Supporting Creditor who is a transferor (such Supporting Creditor, the “Transferor”), by executing a joinder agreement substantially in the form attached hereto as Exhibit F (a “Joinder Agreement”), and delivering an executed copy thereof within two (2) business days after such Transfer to (1) Kirkland & Ellis LLP (“K&E”) and Osler Hoskin Harcourt LLP (“Osler”), counsel to the Just Energy Entities, (2) Akin Gump Strauss Hauer & Feld LLP (“Akin”) and Cassels Brock & Blackwell LLP (“Cassels”), counsel to the Sponsor, and (3) McCarthy Tétrault LLP (“McCarthy”) and Chapman & Cutler LLP (“Chapman”), counsel to the Supporting Secured CF Lenders and the Credit Facility Agent ((1), (2), and (3) the “Transfer Notice Parties”) in which event (x) the transferee shall be deemed to be a Party in the same manner as the Transferor to the extent of such transferred rights and obligations and (y) the Transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations; provided that failure to deliver such Joinder Agreement on a timely basis shall not by itself affect the applicable Transferor’s or transferee’s obligations under this Agreement with respect to such Claims or render the Transfer void ab initio with respect to such Claims; provided that the failure by the Transferor to comply with the procedures set forth in this Section 11(a) with respect to a Transfer to any entity that, as of the date of such Transfer controls, is controlled by, or is under common control with the Transferor shall not, without more, constitute a breach of this Agreement if (i) the transferee provides notice of such Transfer to the Transfer Notice Parties (which may be delivered by email) promptly after such Transfer and (ii) the transferee shall be bound by all terms of this Agreement applicable to the Transferor, and deemed to be the Sponsor, Shell, or a Supporting Secured CF Lender, as applicable. To the extent that the Transferor’s Claim or other securities issued by the Company may be loaned (and consequently pledged, hypothecated, encumbered, or rehypothecated by) as part of customary securities lending arrangements (each such arrangement, a “Customary Securities Lending Arrangement”), and such Customary Securities Lending Arrangement does not adversely affect the Transferor’s ability to timely satisfy any of its obligations under this Agreement, such Customary Securities Lending Arrangement shall not be deemed a Transfer hereunder. Each of the Supporting Creditors agrees that any Transfer of any Claims that does not comply with the terms and procedures set forth herein shall be deemed void ab initio, and the Just Energy Entities shall have the right to enforce the voiding of such Transfer. This Agreement shall in no way be construed to preclude any of the Supporting Creditors from acquiring additional Claims against the Just Energy Entities; provided that (i) any such additional Claims automatically shall be subject to all of the terms of this Agreement and (ii) such Supporting Creditor agrees (A) that such additional Claims shall be subject to this Agreement

(except as expressly provided below), and (B) to notify the Transfer Notice Parties within three (3) business days following such acquisition of the aggregate amount.

- 27 - (b) Notwithstanding this Section 11, any Supporting Creditor may Transfer its Claims against the Just Energy Entities to an entity that is acting in its capacity as a Qualified Marketmaker2 without the requirement that such Qualified Marketmaker execute and deliver a Joinder Agreement in respect of such Claims against the Just Energy Entities or be a Supporting Creditor; provided that such Qualified Marketmaker (i) subsequently Transfers such Claims against the Just Energy Entities to a transferee that is or becomes (by executing and delivering a Joinder Agreement in accordance with this Section 11) a Supporting Creditor at the time of such Transfer within ten (10) calendar days of its acquisition of such Claims, and (ii) if such Qualified Marketmaker fails to comply with its obligations in this Section 11, such Qualified Marketmaker shall be required to, and shall be deemed to be without further action, a Supporting Creditor hereunder solely with respect to such Claims; provided that the Qualified Marketmaker shall automatically, and without further notice or action, no longer be a Supporting Creditor with respect to such Claims at such time that the transferee of such Claims becomes a Supporting Creditor with respect to such Claims. Any Transfer documentation between a transferring Supporting Creditor and the Qualified Marketmaker shall contain a requirement that the Qualified Marketmaker comply with the foregoing, which covenant will be held by the transferor for the benefit of the Just Energy Entities. To the extent any Supporting Creditor is acting in its capacity as a Qualified Marketmaker, it may Transfer any Claims that it acquires from a holder of such Claims that is not a Supporting Creditor without the requirement that the transferee be or become a Supporting Creditor. Notwithstanding anything to the contrary in this Agreement, the restrictions on Transfer in this Section 11 shall not apply to the grant of any liens or encumbrances on any Claims in favor of a bank or broker-dealer holding custody of such Claims in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such Claims (which Transfer shall comply with the requirements of this Section 11). Notwithstanding anything to the contrary in this Agreement, the restrictions on Transfer in this Section 11 shall not apply to the credit bidding of the BP Commodity / ISO Services Claim as contemplated by and pursuant to the Stalking Horse Term Sheet and the Transaction Agreement (including any Transfer of such claim in connection therewith). 2 A “Qualified Marketmaker” means an entity that (i) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Claims against the Just Energy Entities (or enter with customers into long and short positions in Claims against the Jus t Energy Entities), in its capacity as a dealer or market maker in Claims against the Just Energy Entities and (ii) is,in fact, regularly in the business of making a market in claims against issuers or borrowers (including deb t securities or other debt).

- 28 - 12. Definitive Documents; Good Faith Cooperation; Further Assurances. Each Party hereby covenants and agrees to cooperate with each other in good faith in connection with, and shall exercise commercially reasonable efforts with respect to, the pursuit, approval, implementation, and consummation of the transactions contemplated by this Agreement as well as the negotiation, drafting, execution, and delivery of the Definitive Documents. Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement subject in each case to the terms and conditions of the applicable agreements. 13. Representations and Warranties. (a) Each of the Parties (severally, and not jointly and severally), and in the case of the Just Energy Entities subject to the issuance of the SISP Order, represents and warrants to each other Party that the following statements are true, correct, and complete as of the date hereof (or, if later, the date that such Party first became or becomes a Party): (i) it is validly existing and in good standing under the laws of the state or province of its incorporation or organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; (ii) except as expressly provided in this Agreement or otherwise required by the CCAA or the Bankruptcy Code, no material consent or approval of, or any registration or filing with, any governmental authority or regulatory body is required for it to carry out and perform its obligations under this Agreement and the Transaction Agreement; (iii) it has all requisite organizational power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement and the Transaction Agreement; (iv) the execution and delivery by it of this Agreement, and the performance of its obligations hereunder, have been duly authorized by all necessary organizational action on its part;

- 29 - (v) it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement; and (vi) the execution, delivery, and performance by such Party of this Agreement does not and will not (x) violate any provision of law, rule, or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, (y) except as the Transaction may constitute a “Change of Control” (as may be defined in the Credit Agreement, the Intercreditor Agreement, and the existing supply agreements with Shell) or any equivalent concept under the Credit Agreement, the Intercreditor Agreement, or the existing supply agreements with Shell, conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under the Credit Agreement, Intercreditor Agreement or existing supply agreements with Shell, or (z) violate any order, writ, injunction, decree, statute, rule, or regulation. (b) Each Supporting Secured CF Lender (severally, and not jointly and severally) represents and warrants to the Just Energy Entities that, as of the date hereof (or as of the date such Supporting Secured CF Lender becomes a Party hereto), (i) such Supporting Secured CF Lender is the beneficial owner of (x) the proportion of all Credit Facility Claims equal to the proportion that its commitments under the Credit Agreement represents of all commitments of the Credit Facility Lenders under the Credit Agreement and (y) the Credit Facility LC Claims in respect of the outstanding letters of credit issued by it pursuant to the Credit Agreement as of such date, subject to the reimbursement and indemnity obligations of the other Credit Facility Lenders or Export Development Canada under the Credit Facility Documents, (the claims described in (x) and (y) being collectively, the “Supporting Secured CF Lender Specified Claims”), and (ii) such Supporting Secured CF Lender has (x) sole investment or voting discretion with respect to such Supporting Secured CF Lender Specified Claims, and (y) full power and authority to vote on and consent to matters concerning such Supporting Secured CF Lender Specified Claims or to exchange, assign, and Transfer such Supporting Secured CF Lender Specified Claims. (c) The Sponsor represents and warrants to the Just Energy Entities that, as of the date hereof, the Sponsor (i) is or, after taking into account the settlement of any pending assignments to which the Sponsor is a party as of the date of this Agreement, will be the owner of the Claims and interests set forth below its name on the signature page hereto and/or (ii) has or, after taking into account the settlement of any pending assignments to which the Sponsor is a party as of the date of this Agreement, will have, with respect to the beneficial owner(s) of such Claims and interests, (x) sole investment or voting discretion with respect to such Claims, and (y) full power and authority to vote on and consent to matters concerning such Claims and interests or to exchange, assign, and Transfer such Claims and interests. Except for such Claims and interests set forth on its signature page, the Sponsor does not own or, with respect to any beneficial owners thereof, have any voting, investment, or other power, with respect to any other Claims or interests against the Just Energy Entities. (d) The Just Energy Entities represent and warrant that the only ISO Services Obligations (as defined in the Intercreditor Agreement) that were outstanding as of the Filing Date are: (i) Shell Energy ISO Reimbursement Obligations (as defined in the Intercreditor Agreement) in the aggregate amount of approximately USD$3.3 million, calculated on a gross basis (which was netted against approximately USD$11.1 million of an independent systems operator services receivable owed by Shell to the Just Energy Entities); and (ii) the applicable amount of the BP Commodity / ISO Services Claim.

- 30 - 14. Amendments. Except as otherwise expressly set forth herein, this Agreement (including any Exhibits and Schedules) may not be waived, modified, amended, or supplemented except in a writing signed by the Just Energy Entities and the Sponsor; provided further that any waiver, modification, amendment, or supplement that (w) adversely and disproportionately impacts the treatment or rights of any Supporting Secured CF Lender with respect to its Credit Facility Claims, Credit Facility LC Claims, Commodity Supplier Claims or Cash Management Obligations as compared to the treatment or rights of any other Supporting Secured CF Lender shall require the consent of such adversely and disproportionately impacted Supporting Secured CF Lender, (x) amends the rights or obligations, or adversely impacts the treatment or interests of, Shell or the Supporting Secured CF Lenders under or as contemplated by this Agreement (including the Exhibits and Schedules) shall require the consent of any such Party, (y) relates to the Transaction Agreement, the New Credit Agreement or the New Intercreditor Agreement shall require the consent of the Supporting Secured CF Lenders, or (z) except as otherwise provided in, or envisioned by, this Agreement as of the Shell Effective Date, or the Secured CF Effective Date, as applicable, requires Shell, any Supporting Secured CF Lender or the Credit Facility Agent to incur any expenses, liabilities, or other obligations, or agree to any commitments, undertakings, concessions, indemnities, or other arrangements that could result in expenses, liabilities, or other obligations, shall require the consent of the impacted Party; provided further that in the case of either (x) or (y), in the event that any such Supporting Creditor whose consent is required does not consent to such waiver, change, modification, or amendment (a “Non-Supporting Creditor”), this Agreement may be terminated by such Non-Supporting Creditor (as applicable to it) upon written notice to the other Parties, but this Agreement shall continue in full force and effect in respect to all other Supporting Creditors whose consent is not required or whose consent is required and was provided. 15. Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, without giving effect to the conflicts of law principles thereof. (b) Each Party irrevocably agrees that any legal action, suit, or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns shall be brought and determined in the CCAA Court and each Party hereby irrevocably submits to the exclusive jurisdiction of the CCAA Court and, if the CCAA Court does not have (or abstains from) jurisdiction, Courts of the Province of Ontario, and any appellate court from any thereof, for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding arising out of or relating to this Agreement. Each Party further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim, or otherwise, in any proceeding arising out of or relating to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the CCAA Court as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of such court or from any legal process commenced in such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) that (x) the proceeding in such court is brought in an inconvenient forum, (y) the venue of such proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such court.

- 31 - (c) EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 16. Specific Performance/Remedies. The Parties understand and agree that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (including attorneys’ fees and costs) as a remedy of any such breach, without the necessity of proving the inadequacy of money damages as a remedy. Each Party hereby waives any requirement for the security or posting of any bond in connection with such remedies. 17. Survival. Notwithstanding the termination of this Agreement pursuant to Section 10 hereof, Sections 10(f) and 14-28 shall survive such termination and shall continue in full force and effect in accordance with the terms hereof; provided that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination. 18. Headings. The headings of the sections, paragraphs, and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement. 19. Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators, and representatives. There are no third-party beneficiaries under this Agreement and, except as set forth in Section 11, the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other Person. 20. Relationship Among Parties. Notwithstanding anything herein to the contrary, the duties and obligations of the Supporting Creditors under this Agreement shall be several, not joint and several. None of the Supporting Creditors shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities to each other, the Just Energy Entities, or any of the Just Energy Entities’ creditors, stockholders, or other stakeholders, and there are no commitments among or between the Supporting Secured CF Lenders, Shell, and/or the Sponsor. It is understood and agreed that any Supporting Creditor may trade in any debt or equity securities of the Just Energy Entities without the consent of any other Party, subject to applicable securities laws and the terms of Section 11 of this Agreement. No prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this understanding and agreement. The Parties have no agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Just Energy Entities and do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Act of 1933, as amended. The Just Energy Entities understand that each of the Supporting Creditors are engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, the Just Energy Entities acknowledge and agree that the obligations set forth in this Agreement (including Section 11 hereof) shall only apply to the trading desk(s) and/or business group(s) that principally manage and/or supervise such Supporting Creditor’s investment in and relations with the Just Energy Entities and shall not apply to any other trading desk, business group, or affiliate of such Supporting Creditor so long as they are not acting at the direction or for the benefit of such Supporting Creditor and so long as confidentiality is maintained consistent with any applicable confidentiality agreement.

- 32 - 21. Prior Negotiations; Entire Agreement. This Agreement, including the Exhibits and Schedules (including the Stalking Horse Term Sheet), constitutes the entire agreement of the Parties, and supersedes all other prior negotiations, with respect to the subject matter hereof and thereof. 22. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement delivered by facsimile or PDF shall be deemed to be an original for the purposes of this paragraph. 23. Notices. All notices hereunder shall be deemed given if in writing and delivered to the following: (a) If to the Just Energy Entities, to: Kirkland & Ellis LLP Kirkland & Ellis International LLP 609 Main Street Houston, Texas 77002 Attention: Brian Schartz, P.C. [Redacted] and 601 Lexington Avenue New York, New York 10022 Attention: Allyson B. Smith [Redacted] and

- 33 - Osler, Hoskin & Harcourt LLP P.O. Box 50, 1 First Canadian Place Toronto, ON M5X 1B8 Attention: Marc Wasserman, Michael De Lellis, and Jeremy Dacks [Redacted]; [Redacted]; [Redacted] (b) If to the Sponsor, to: Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036-6745 Attention: David H. Botter and Abid Qureshi [Redacted]; [Redacted] and 2001 K St, NW Washington, DC 20006 Attention: Kevin Eide [Redacted] and 2300 N. Field Street, Suite 1800 Dallas, Texas 75201 Attention: Sarah Link Schultz [Redacted] and Cassels Brock & Blackwell LLP Scotia Plaza, Suite 2100 40 King St. W Toronto, ON M5H 3C2 Attention: Ryan Jacobs; Jane Dietrich; Joseph Bellissimo [Redacted]; [Redacted]; [Redacted] (c) If to Shell, to: Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201-7932 Attention: Ryan Manns [Redacted] and

- 34 - Norton Rose Fulbright Canada LLP 400 3rd Avenue SW, Suite 3700 Calgary, AB T2P 4H2 Attention: Howard Gorman [Redacted] (d) If to a Supporting Secured CF Lender, to: McCarthy Tétrault LLP 66 Wellington Street West Suite 5300, TD Bank Tower Box 48 Toronto, ON M5K 1E6 Attention: Heather Meredith, James D. Gage, Justin Lapedus, D.J. Lynde [Redacted]; [Redacted]; [Redacted]; [Redacted] and Chapman and Cutler LLP 320 South Canal Street Chicago, IL 60606 Attention: Stephen Tetro [Redacted] Any notice given by delivery, mail, or courier shall be effective when received. Any notice given by electronic mail shall be effective upon confirmation of transmission. 24. No Solicitation; Adequate Information. This Agreement is not and shall not be deemed to be a solicitation of votes on any plan. In addition, this Agreement does not constitute an offer to issue or sell securities to any Person, or the solicitation of an offer to acquire or buy securities, in any jurisdiction where such offer or solicitation would be unlawful. 25. Severability. If any provision of this Agreement, or the application of any such provision to any Person or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. 26. Interpretation; Rules of Construction; Representation by Counsel. When a reference is made in this Agreement to a Section, Exhibit, or Schedule, such reference shall be to a Section, Exhibit, or Schedule, respectively, of or attached to this Agreement unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words using the singular or plural number also include the plural or singular number, respectively, (b) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement, (c) the words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation,” and (d) the word “or” shall not be exclusive and shall be read to mean “and/or.” The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

- 35 - 27. Reliance and Authority. (a) Sponsor. Any provision of this Agreement that requires or contemplates the approval, agreement, consent, or waiver of the Sponsor shall be effective if, and only if, such approval, agreement, consent, or waiver is provided in writing and agreed to by the majority of the parties composing the Sponsor, and any Party shall be entitled to rely on written confirmation (including by email) from Akin or Cassels that the Sponsor has approved, agreed, consent to, or waived a particular matter. (b) Just Energy Entities. With respect to any provision of this Agreement that requires or contemplates the approval, agreement, consent, or waiver of the Just Energy Entities, each Party shall be entitled to rely on written confirmation (including by email) from K&E or Osler that the Just Energy Entities have approved, agreed, consent to, or waived a particular matter. (c) Supporting Secured CF Lenders. With respect to any provision of this Agreement that requires or contemplates the approval, agreement, consent, or waiver of the Supporting Secured CF Lenders or the Requisite Supporting Secured CF Lenders, each Party shall be entitled to rely on written confirmation (including by email) from McCarthy or Chapman that the Supporting Secured CF Lenders or the Requisite Supporting Secured CF Lenders have approved, agreed, consent to, or waived a particular matter. (d) Shell. With respect to any provision of this Agreement that requires or contemplates the approval, agreement, consent, or waiver of Shell, each Party shall be entitled to rely on written confirmation (including by email) from counsel to Shell that Shell has approved, agreed, consent to, or waived a particular matter. 28. Settlement Discussions. This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Nothing in this Agreement shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any Canadian law equivalent, any applicable state rules of evidence, and any other applicable law, foreign or domestic, this Agreement, and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than to prove the existence of this Agreement or in a proceeding to enforce the terms of this Agreement. [All signature pages on file with Just Energy]

EXHIBIT A DEFINED TERMS “Adversary Proceeding” means the adversary proceeding commenced on November 12, 2021 by JEGI, Just Energy Texas LP, Fulcrum Retail Energy LLC and Hudson Energy Services LLC against Electric Reliabilit y Council of Texas, Inc. and the Public Utilit y Commission of Texas. “Alternative Restructuring Proposal” means any inquiry, proposal, offer, expression of interest, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, tender offer, recapitalization, plan of reorganization, share exchange, business combination, or similar transaction involving any one or more Just Energy Entity, one or more Just Energy Entity’s material assets, or the debt, equity, or other interests in any one or more Just Energy Entity that is an alternative to or otherwise inconsistent with the Transaction and is with a counterparty other than the Sponsor or an affiliate of the Sponsor. “Articles of Reorganization” has the meaning given to it in the Transaction Agreement.

- 2 -

DEFINED TERMS	
"Authorized Authority"	means, in relation to any Person, property, transaction, event, or other matter, as applicable, any: (i) federal, provincial, territorial, state, municipal, or local governmental body (whether administrative, legislative, executive or otherwise), both domestic and foreign; (ii) agency, authority, commission, instrumentality, regulatory body, court, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government, including any Taxing Authority; (iii) court, arbitrator, commission, or body exercising judicial, quasi-judicial, administrative, or similar functions, including the CCAA Court and the US Bankruptcy Court; or (iv) other body or entity created under the authority of or otherwise subject to the jurisdiction of any of the foregoing, including any stock or other securities exchange, in each case having jurisdiction over such Person, property, transaction, event, or other matter.
Backstop Commitment Letter	shall mean that certain Backstop Commitment Letter dated May 12, 2022 between Just Energy (U.S.) Corp., the DIP Lenders and OC III LFE I LP.
"BP Commodity/ISO Services Claim"	means all Pre-Filing Claims of BP Canada Energy Group ULC and BP Energy Company in the aggregate principal amounts of US$229,461,559 and $170,653, plus all accrued and unpaid interest thereon through to and including the Closing Date.
"Cash Management Obligations"	has the meaning given to it in the Initial Order.
"Claim"	has the meaning given to it in the Claims Procedure Order.
"Claims Procedure Order"	means the order of the CCAA Court dated September 15, 2021 in the CCAA Proceedings establishing a claims procedure in respect of the Just Energy Entities, as same may be further amended, restated or varied from time to time, and in all such cases such order shall be in form and substance reasonably acceptable to the Just Energy Entities and the Sponsor.

- 3 - DEFINED TERMS “Claims Procedure Recognition Motion” means a motion filed in the Chapter 15 Cases with the US Bankruptcy Court seeking entry of the Claims Procedure Recognition Order. “Claims Procedure Recognition Order” means an order in the Chapter 15 Cases from the US Bankruptcy Court recognizing and giving effect in the United States to the Claims Procedure Order and the Claims Bar Date (as defined in the Claims Procedure Order). “Closing” means the completion of the Transaction in accordance with the terms of the Transaction A g reement. “Closing Date” means the date on which Closin g occurs. “Commodity Agreement” means a gas supply agreement, electricity supply agreement or other agreement with any of the Just Energy Entities for the physical or financial purchase, sale, trading or hedging of natural gas, electricity or environmental derivative products, or contracts entered into for protection against fluctuations in foreign currency exchange rates, which shall include any master power purchase and sale agreement, base contract for sale and purchase, ISDA master a g reement or similar a g reement. “Commodity Supplier” means any counterparty to a Commodity Agreement. “Commodity Supplier Claims” means any Pre-Filing Claim or Restructuring Period Claim of any Commodity Supplier that is party to the Intercreditor Agreement in respect of a Commodity Agreement, plus any interest thereon to the Closing Date; provided, however, that in any case for the purposes of this Agreement “Commodity Supplier Claim” shall not include any BP Commodity / ISO Services Claim. “Continuing Contract” means a contract, arrangement, or other agreement (oral or written) for which a notice of disclaimer pursuant to section 32 of the CCAA has not been sent by any of the Just Energy Entities.

- 4 -

DEFINED TERMS	
"Credit Agreement"	means the ninth amended and restated credit agreement dated as of September 28, 2020, by and among Just Energy Ontario L.P. and Just Energy (U.S.) Corp., as borrowers, the Credit Facility Agent and the Credit Facility Lenders, as such credit agreement may be amended, restated, supplemented and/or otherwise modified from time to time in accordance with the terms thereof.
"Credit Facility Claim"	means any amounts owing by the Just Energy Entities to the Credit Facility Lenders as of the Closing Date under the Credit Facility Documents, including all principal and all accrued and outstanding fees, costs, interest, or other amounts owing pursuant to the Credit Facility Documents as determined in accordance with the Claims Procedure Order; *provided* that the Credit Facility Claim shall not include any Credit Facility LC Claim, Commodity Supplier Claim or Cash Management Obligations.
"Credit Facility Documents"	means, collectively, the Credit Agreement and all related documentation, including, all guarantee and security documentation related to the foregoing.
"Credit Facility LC Claim"	means any Claim of any Credit Facility Lender relating to any letter of credit issued but undrawn under the Credit Facility Documents immediately prior to Closing.
"Credit Facility Lenders"	means the lenders party to the Credit Agreement from time to time, in such capacity.
"**Employee Priority Claim**"	means any Claim for (a) accrued and unpaid wages and vacation pay owing to an employee of any of the Just Energy Entities whose employment was terminated between the Filing Date and the Closing Date; and (b) unpaid amounts provided for in section 6(5)(a) of the CCAA.
"Energy Regulator"	means any federal or provincial energy regulators, provincial regulators of consumer sales that have authority with respect to energy sales, U.S. municipal, state, federal or other foreign energy regulatory bodies or agencies, local energy transmission and distribution companies, or regional transmission organizations or independent system operators.

- 5 - DEFINED TERMS “Energy Regulator Claims” means any Claim that may be asserted by any Energy Regulator, excluding any: (i) Claim with respect to the subject matter of the Adversary Proceeding, including any Claim with respect to obligations of the Just Energy Entities underlying the invoices that are the subject of the Adversar y Proceedin g ; and (ii) Claim b y an y Taxin g Authorit y .. “Final Order” means any order or judgment of the CCAA Court or the US Bankruptcy Court, or any other court of competent jurisdiction, with respect to the subject matter addressed in the CCAA Proceedings or the Chapter 15 Cases or the docket of any court of competent jurisdiction, that has not been vacated, set aside, reversed, stayed, modified or amended, and as to which the applicable periods to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal, leave to appeal, or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken or filed, or as to which any appeal has been taken or any petition for certiorari or leave to appeal that has been timely filed has been withdrawn or resolved in a manner acceptable to the Just Energy Entities, the Supporting Secured CF Lenders, Shell and the Sponsor, each acting reasonably, by the highest court to which the order or judgment was appealed or from which leave to appeal or certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order or has otherwise been dismissed with prejudice; provided, however, that the possibility that a motion under Rule 60 of the United States Federal Rules of Civil Procedure, or any analogous rule under the US Bankruptcy Rules, may be filed relating to such order shall not cause such order to not be a Final Order. “Government Priority Claims” means any Claim of any Governmental Entity against any Just Energy Entity in respect of amounts that are outstandin g , if an y , provided for in section 6(3) of the CCAA.

- 6 - DEFINED TERMS “Government Entity” means any government, regulatory authority (including any Energy Regulator), governmental department, agency, commission, bureau, official, minister, Crown corporation, court, board, tribunal or dispute settlement panel or other law, rule or regulation-making organization or entity: (a) having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, le g islative, polic y , re g ulator y or taxin g authorit y or power.. “Implementation Steps” means the specific transaction steps and pre-closing reorganization of the Just Energy Entities to be effected, which shall be set out in an appendix to the Transaction Agreement (which appendix, for the avoidance of doubt, will be completed following the execution of the Transaction Agreement at least 7 days prior to the hearing of the Just Energy Entities’ motion to the CCAA Court seeking the Vesting Order) and which shall be in form and substance acceptable to the Just Energy Entities, the Supporting Secured CF Lenders and the Sponsor, each actin g reasonabl y .. “Intercompany Claim” means any claim that may be asserted against any of the Just Energy Entities by or on behalf of any of the Just Energy Entities or any of their affiliated companies, partnerships, or other corporate entities, and “Intercompany Claims” means all of them.

- 7 - DEFINED TERMS “Intercreditor Agreement” means the Sixth Amended and Restated Intercreditor Agreement dated as of September 1, 2015 between National Bank of Canada, as collateral agent and agent for itself as agent and the Lenders (as defined therein); Shell; BP Canada Energy Group ULC; BP Canada Energy Marketing Corp.; BP Energy Company; Exelon Generation Company, LLC; Bruce Power L.P.; EDF Trading North America, LLC; Nextera Energy Power Marketing, LLC; Macquarie Bank Limited; Macquarie Energy Canada Ltd.; Macquarie Energy LLC; Morgan Stanley Capital Group Inc.; and each other person identified as an Other Commodity Supplier (as defined therein) from time to time party thereto, and Just Energy Ontario L.P. and Just Energy (U.S.) Corp., as Borrowers (as defined therein) and each of the Guarantors (as defined therein) from time to time party thereto, as amended (as may be further amended, restated, supplemented, or otherwise modified from time to time). “Law” means any law, statute, order, decree, consent decree, writ, notice, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in Canada, the United States or any other country, or any domestic or foreign state, county, province, city or other political subdivision or of any Authorized Authorit y .. “Monitor” means FTI Consulting Canada Inc., as Court-appointed monitor of the Just Ener gy Entities in the CCAA Proceedin g s and not in its personal capacit y .. “New Credit Agreement” has the meanin g g iven to it in the Stalkin g Horse Term Sheet. “New Credit Facility” means the credit facility to be made available to some or all of the Just Energy Entities pursuant to the New Credit A g reement. “New Intercreditor Agreement” has the meaning given to it in the Stalking Horse Term Sheet.

- 8 -

DEFINED TERMS	
"Person"	shall be broadly interpreted and includes an individual, partnership, firm, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, entity, corporation, unincorporated association, or organization, syndicate, committee, court appointed representative, the government of a country or any political subdivision thereof, or any agency, board, tribunal, commission, bureau, instrumentality, or department of such government or political subdivision, or any other entity, howsoever designated or constituted, including any Taxing Authority, and the trustees, executors, administrators, or other legal representatives of an individual, and for greater certainty includes any Authorized Authority.
"Plan Support Agreement"	shall mean that certain Plan Support Agreement dated May 12, 2022 between the Just Energy Entities, the Sponsor, Shell, the Supporting Secured CF Lenders, the Credit Facility Agent, and the Supporting Unsecured Creditors (as defined in the Plan Support Agreement).
"**Post-Filing Claim**" or " **Post-Filing Claims**"	means any or all indebtedness, liability, or obligation of the Just Energy Entities of any kind that arises during and in respect of the period commencing on the Filing Date and ending on the day immediately preceding the Closing Date in respect of services rendered or supplies provided to the Just Energy Entities during such period or under or in accordance with any Continuing Contract; provided that, for certainty, such amounts are not a Restructuring Period Claim or a Restructuring Period D&O Claim (as such terms are defined in the Claims Procedure Order).
"Pre-Filing Claims"	has the meaning given to it in the Claims Procedure Order.
"Regulatory Approvals"	has the meaning given to it in the Stalking Horse Term Sheet.
"SISP Motion"	means a motion filed in the CCAA Proceedings seeking entry of the SISP Order.
"SISP Order"	means an order of the CCAA Court substantially in the form attached as Exhibit 2 to the Stalking Horse Term Sheet.

- 9 -

DEFINED TERMS	
"SISP Recognition Motion"	means a motion filed in the Chapter 15 Cases with the US Bankruptcy Court seeking entry of the SISP Recognition Order.
"SISP Recognition Order"	means an order in the Chapter 15 Cases from the US Bankruptcy Court recognizing and giving effect in the United States to the SISP Order.
"Taxing Authorities"	means Her Majesty the Queen in right of Canada, Her Majesty the Queen in right of any province or territory of Canada, the Canada Revenue Agency, any similar revenue or taxing authority of Canada and each and every province or territory of Canada and any political subdivision thereof, the United States Internal Revenue Service, any similar revenue or taxing authority of the United States and each and every state and locality of the United States, and any Canadian, United States or other Authorized Authority exercising taxing authority or power, and "Taxing Authority" means any one of the Taxing Authorities.
"Transaction Agreement"	has the meaning given to it in the Recitals.
"US Bankruptcy Rules"	means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 15 Cases, and the general, local and chambers rules of the US Bankruptcy Court, as amended.
"Vesting Motion"	means a motion filed in the CCAA Proceedings seeking entry of the Vesting Order.
"Vesting Order"	means an order of the CCAA Court approving the Transaction Agreement, substantially in the form attached as Exhibit 3 to the Stalking Horse Term Sheet.
"Vesting Recognition Motion"	means a motion filed in the Chapter 15 Cases with the US Bankruptcy Court seeking entry of the Vesting Recognition Order.

- 10 - DEFINED TERMS “Vesting Recognition Order” means an order entered in the Chapter 15 Cases recognizing and giving effect in the United States to the Vestin g Order.

EXHIBIT B Transaction Agreement [Included as Exhibit 10.10 to Just Energy’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed on August 5, 2022]

EXHIBIT C Stalking Horse Term Sheet

JUST ENERGY GROUP INC., ET AL. STALKING HORSE TRANSACTION TERM SHEET August 4, 2022 This stalking horse transaction term sheet (this “Term Sheet”) presents the principal terms of proposed transactions (collectively, the “Transaction”) concerning Just Energy Group Inc. (“Just Energy”) and the other entities composing the “Just Energy Entities” (as defined below). The Transaction shall serve as a stalking-horse bid in a sale and investment solicitation process to be commenced in the Just Energy Entities’ CCAA (as defined below) proceedings, as described herein. The Transaction will be implemented pursuant to: (i) a transaction agreement (the “Transaction Agreement”) to be approved pursuant to an approval and vesting order (the “Vesting Order”) granted by the Ontario Superior Court of Justice (Commercial List) in the proceedings commenced by Just Energy and certain of the Just Energy Entities under the Companies’ Creditors Arrangement Act (as amended, the “CCAA”) on March 9, 2021 (the “Filing Date”), with such Vesting Order to be recognized and enforced by the United States Bankruptcy Court for the Southern District of Texas, Houston Division in the cases commenced by the foreign representative for certain of the Just Energy Entities under chapter 15 of title 11 of the United States Code on the Filing Date; and (ii) the Support Agreement dated August 4, 2022, by and among the Just Energy Entities, the Sponsor, and the other parties signatory thereto (as amended, supplemented, or otherwise modified from time to time, the “Support Agreement”). Capitalized terms used but not otherwise defined herein will have the meanings ascribed to such terms in the Support Agreement. THIS TERM SHEET DOES NOT CONSTITUTE (NOR WILL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES, IT BEING UNDERSTOOD THAT SUCH AN OFFER, IF ANY, ONLY WILL BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, AND/OR OTHER APPLICABLE LAWS. THIS TERM SHEET DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS CONSISTENT WITH THE TERMS SET FORTH HEREIN. THE CLOSING OF ANY TRANSACTION WILL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS. EXCEPT AS SET FORTH IN THE SUPPORT AGREEMENT AND THE TRANSACTION AGREEMENT, NO BINDING OBLIGATIONS WILL BE CREATED BY THIS TERM SHEET UNLESS AND UNTIL BINDING DEFINITIVE DOCUMENTS ARE EXECUTED AND DELIVERED BY ALL APPLICABLE PARTIES.

TERM SHEET Just Energy Entities: Just Energy, Just Energy Corp., Ontario Energy Commodities Inc., Universal Energy Corporation, Just Energy Finance Canada ULC, Hudson Energy Canada Corp., Just Management Corp., 11929747 Canada Inc., 12175592 Canada Inc., JE Services Holdco I Inc., JE Services Holdco II Inc., 8704104 Canada Inc., Just Energy Advanced Solutions Corp., Just Energy (U.S.) Corp., Just Energy Illinois Corp., Just Energy Indiana Corp., Just Energy Massachusetts Corp., Just Energy New York Corp., Just Energy Texas I Corp., Just Energy, LLC, Just Energy Pennsylvania Corp., Just Energy Michigan Corp., Just Energy Solutions Inc., Hudson Energy Services LLC, Hudson Energy Corp., Interactive Energy Group LLC, Hudson Parent Holdings LLC, Drag Marketing LLC, Just Energy Advanced Solutions LLC, Fulcrum Retail Energy LLC, Fulcrum Retail Holdings LLC, Tara Energy, LLC, Just Energy Marketing Corp., Just Energy Connecticut Corp., Just Energy Limited, Just Solar Holdings Corp., Just Energy (Finance) Hungary Zrt., Just Energy Ontario L.P., Just Energy Manitoba L.P., Just Energy (B.C.) Limited Partnership, Just Energy Québec L.P., Just Energy Trading L.P., Just Energy Alberta L.P., Just Green L.P., Just Energy Prairies L.P., JEBPO Services LLP, and Just Ener gy Texas LP (collectivel y , the “Just Energy Entities”). Sponsor Parties: LVS III SPE XV LP, TOCU XVII LLC, HVS XVI LLC, OC II LVS XIV LP, OC III LFE I LP and CBHT Energy I LLC (collectively, the “Sponsor”).  The Sponsor shall provide a guarantee in substantially the same form as provided in connection with the Backstop Commitment Letter from the same affiliates of the Sponsor.1 TRANSACTION OVERVIEW The Transaction: The Transaction shall include, as set forth below, among other things: •      The Sponsor shall acquire newly issued common and preferred shares of Just Energy (U.S.) Corp. (“JEUS”); JEUS shall then acquire newly issued common shares of Just Energy, with the existing common shares and all other equity interests in Just Energy being cancelled immediately following such issuance pursuant to the Vesting Order, pursuant to steps to be set forth in the Implementation Steps (as defined below); •      For the avoidance of doubt, upon the Closing and after the completion of the Implementation Steps, each other Just Energy Entity (including the Company) and Filter Group Inc. shall be owned, directly or indirectly, by JEUS. •      At Closing (as defined below), no Just Energy Entity shall be a reporting issuer (or equivalent) under any Canadian securities laws; •        Entry into the New Credit Agreement; 1 The Sponsor reserves rights to form an entity taxed as partnership to be the counterparty under the Transaction Agreement. - 2 -

•·      Entry into the New Intercreditor Agreement; •       Subject to the Implementation Steps and the terms of the Transaction Agreement and the Vesting Order, Just Energy Entities shall retain all of the assets owned by those entities as of the date of this Term Sheet and any assets acquired up to and including the date of the closing (the “Closing” and such date, the “Closing Date”) of the transactions contemplated by the Transaction Agreement other than the Excluded Assets and Excluded Liabilities (each as defined below); •      The Just Energy Entities shall assign and transfer the Excluded Liabilities and Excluded Assets to one or more entities (each, a “Residual Co.”) to be organized by Just Energy prior to Closing, each of which shall have no issued and outstanding shares and which shall become an applicant in the CCAA proceedings as of the Closing, and pursuant to the Transaction Agreement and the Vesting Order (i) none of Sponsor, nor any of the Just Energy Entities shall have any liability with respect to any of the Excluded Liabilities from and after Closing and (ii) the Excluded Liabilities and Excluded Assets shall be vested in the applicable Residual Co. as of the Closing; and •      The applicable Just Energy Entities shall continue to be liable for the Assumed Liabilities (as defined below) from and after Closin g .. Purchase Price The consideration to be paid by the Sponsor under the Transaction Agreement for the newly issued shares of JEUS shall consist of the following (collectively, the “Purchase Price”): (i) USD$184,857,692.31 in cash, plus up to an additional CAD$10 million solely in the event and to the extent additional funds (taking into account the Cash Purchase Price, the aggregate amount of cash held by the Just Energy Entities as of the Closing Date and the Credit Facility Remaining Debt) are required to pay all amounts to be paid by the Just Energy Entities pursuant to the Transaction Agreement and the Vesting Order; (ii) A credit bid of the BP Commodity/ISO Services Claim (including interest thereon through the Closing); and (iii) The retention of the Assumed Liabilities pursuant to the terms of the Transaction A g reement. New Credit Facility: On the Closing Date, the Credit Facility Lenders, the Credit Facility Agent, and Just Energy Ontario L.P. and Just Energy (U.S.) Corp., as borrowers, will enter into a tenth amended and restated credit agreement (the “New Credit Agreement”), which will amend and restate the existing ninth amended and restated credit agreement on the terms and conditions set forth in Exhibit 1 hereto (the “New Credit Facility Term Sheet”).

Assumed Liabilities “Assumed Liabilities” shall include only the following liabilities: (a) all Post-Filing Claims; (b) liabilities of each Just Energy Entity arising from and after Closing (which in each case shall remain liabilities of such Just Energy Entity); (c) all Credit Facility LC Claims, all Credit Facility Claims that are not repaid in full in cash on Closing in accordance with the New Credit Agreement (the “Credit Facility Remaining Debt”), and all Cash Management Obligations (as defined in the Initial Order); (d) Energy Regulator Claims relating to the Just Energy Entities; (e) any and all indemnification obligations of Just Energy to current and former directors, officers, and employees; (f) Employee Priority Claims; (g) Intercompany Claims between Just Energy Entities to the extent that the Implementation Steps contemplate such claims continuing as Assumed Liabilities and (h) all transfer and other similar taxes payable with respect to the transactions contemplated by the Transaction Agreement and (i) (1) tax liabilities of the Just Energy Entities for any tax period or the portion thereof beginning on or after the Filing Date and (2) any sales, use or other Taxes for any period by a Taxing Authority whereby the nonpayment of which by any Just Energy Entity could result in a responsible person associated with a Just Energy Entity being held personally liable for such nonpayment; excluding from both (1) and (2), for the avoidance of doubt, any tax or similar liability directly and solely related to the Excluded Assets, other than, Taxes with respect to which any current or former employee, officer, director, or other individual may be held liable under any applicable statute imposing responsible person liability for unpaid taxes. Notwithstanding the foregoing, nothing in the Transaction Agreement shall be read to extend or shall be interpreted as extending or amending the Claims Bar Date or give or shall be interpreted as giving any rights to any Person in respect of Claims that have been barred or extinguished pursuant to the Claims Procedure Order. Excluded Liabilities All liabilities, other than Assumed Liabilities, shall be “Excluded Liabilities”. On the Closing Date, pursuant to the terms of the Transaction Agreement and the Vesting Order, the Just Energy Entities shall assign and transfer the Excluded Liabilities to the applicable Residual Co. and each Residual Co. shall assume the applicable Excluded Liabilities. All claims in respect of the Excluded Liabilities will continue to exist against the applicable Residual Co. and none of the Sponsor nor the Just Energy Entities shall have any liability for any of the Excluded Liabilities and all of the Excluded Liabilities shall be discharged from the Just Energy Entities as of the Closin g , pursuant to the Vestin g Order. - 4 -

Excluded Assets On the Closing Date, the Just Energy Entities shall transfer CAD$1,900,000 (the “Administrative Expense Amount”) from the Just Energy Entities’ cash on hand, which will be paid to the Monitor, in trust pursuant to the Vesting Order (the “Excluded Assets”).  Any unused portion of the Administrative Expense Amount after payment or reservation for all Administrative Expense Costs (as defined below), as determined by the Monitor, shall be transferred by the Monitor to Just Energy. “Administrative Expense Costs” means the reasonable and documented fees and costs of (i) the Monitor and its professional advisors and (ii) professional advisors of the Just Energy Entities for services performed prior to and, other than in respect of the Acquired Entities, after the Closing Date, in each case, relating directly or indirectly to the CCAA proceedings, the U.S. Chapter 15 proceedings, and the Transaction Agreement and including without limitation (y) costs required to wind down and/or dissolve and/or bankrupt the Residual Co. and any Just Energy Entity that is not an Acquired Entity and (z) costs and expenses required to administer the Excluded Assets, Excluded Liabilities and Residual Co. Employees Unless otherwise expressly provided for by the MIP, or agreed to in writing by and among the Just Energy Entities, the Sponsor, and the applicable employee (or employees) affected by any change or modification, each of the Employment Agreements will not be disclaimed and will remain in place as of, and as a condition to the occurrence of, the Closing. “Employment Agreements” shall mean, collectively, the employment agreements, the management compensation plans, and indemnification agreements of, or for the benefit of, the Directors, Officers, and employees of any of the Just Energy Entities that, on or prior to Closing, have not resigned, in each case in existence on the effective date of the Support Agreement; provided, however, that Employment Agreements shall not include employment agreements, the management compensation plans, and indemnification agreements of, or for the benefit of, the Directors, Officers, and employees of any of the Just Energy Entities that have been terminated or disclaimed without t he consent of the Sponsor. Representations and Warranties Representations and warranties to be consistent with those included in the Backstop Commitment Letter. Covenants of the Just Energy Entities Covenants to be consistent with those included in the Backstop Commitment Letter. Regulatory Approvals In accordance with the terms of the Support Agreement and the Transaction Agreement, the Just Energy Entities and the Sponsor will work together to obtain the necessary regulatory approvals that may be required in connection with the transactions contemplated by this Term Sheet, including without limitation to the extent applicable, the approval of FERC, US HSR approval, Investment Canada Act and Competition Act approvals and certain Canadian regulatory approvals (collectivel y , the “Regulatory Approvals”). Bid Protections Break-Up Fee: JEUS (or another entity organized in the United States acceptable to the Sponsor) will pay to Sponsor a break-up fee in cash equal to USD$14.66 million upon the consummation of an Alternative Restructuring Proposal (as defined in the Support Agreement) as provided in the Transaction Agreement (the “Break-Up Fee”). Just Energy Entities shall obtain within the SISP Order a court-ordered charge in favor of the Sponsor in the full amount of the Break-Up Fee to secure the payment of the Brea k -Up Fee, which char g e shall have the priorit y g iven to it in the SISP Order.

Closing Conditions The Transaction Agreement shall contain the following closing conditions for the benefit of the Sponsor: •      entry by the CCAA Court of an order approving the Sale and Investment Solicitation Process (the “SISP”) and related matters (the “SISP Order”) in the form attached hereto as Exhibit 2 (or as otherwise acceptable to the Sponsor, acting reasonably), and such order shall be a Final Order; •      entry by the U.S. Bankruptcy Court of the SISP Recognition Order and such order shall be a Final Order; •      entry by the CCAA Court of the Vesting Order in the form attached hereto as Exhibit 3 (or as otherwise acceptable to the Sponsor, acting reasonably), and such order shall be a Final Order; •      entry by the U.S. Bankruptcy Court of the Vesting Recognition Order in form and substance acceptable to the Sponsor, acting reasonably and such order shall be a Final Order; •      the Support Agreement shall not have been terminated by any party thereto; •      no law, injunctions or other order or similar ruling or determination of any governmental authority preventing, delaying or otherwise frustrating the consummation of the Transaction; •      the Just Energy Entities and Sponsor, as applicable, shall have received all required Regulatory Approvals, which will be identified in the Transaction Agreement; •      the Just Energy Entities shall have completed the Implementation Steps in a manner reasonably acceptable to the Sponsor; •      accuracy of the Just Energy Entities’ representations and warranties under the Transaction Agreement (to the same standards as included in the Backstop Commitment Letter); •      no material breach of the Just Energy Entities’ covenants; •      no material adverse effect with respect to the business shall have occurred; •      New Credit Agreement and New Intercreditor Agreement shall have been entered into among the parties thereto; •      As of immediately prior to the closing, the Cash Purchase Price, plus the aggregate amount of cash held by the Just Energy Entities, plus the Credit Facility Remaining Debt, shall be sufficient to pay all amounts to be paid by the Just Energy Entities pursuant to the Transaction Agreement and the Vesting Order; and •      the receipt of customary closing deliverables.

The Transaction Agreement shall contain the following closing conditions to the obligations of the Just Energy Entities to close the Transaction: •      entry by the CCAA Court of the SISP Order in the form attached hereto as Exhibit 2 (or as otherwise acceptable to Just Energy, acting reasonably), and such order shall be a Final Order; •      entry by the U.S. Bankruptcy Court of the SISP Recognition Order in form and substance acceptable to Just Energy, and such order shall be a Final Order; •      entry by the CCAA Court of the Vesting Order in the form attached hereto as Exhibit 3 (or as otherwise acceptable to the Just Energy, acting reasonably), and such order shall be a Final Order; •      entry by the U.S. Bankruptcy Court of the Vesting Recognition Order in form and substance acceptable to Just Energy, acting reasonably and such order shall be a Final Order; •      the Support Agreement shall not have been terminated by any party thereto; •      the MIP shall have been executed on terms consistent in all respects with the MIP Term Sheet; •      no law, injunctions or other order or similar ruling or determination of any governmental authority preventing, delaying or otherwise frustrating the consummation of the transactions contemplated by the Transaction Agreement; •      Just Energy Entities and the Sponsor, as applicable, shall have received all required Regulatory Approvals; •      New Credit Agreement and New Intercreditor Agreement shall have been entered into among the parties thereto; •      satisfaction of the conditions set forth under “Employees”; •      accuracy of the Sponsor’s representations and warranties under the Transaction Agreement (to the same standards as included in the Backstop Commitment Letter); •      no material breach of Sponsor’s covenants; and •      the receipt of customary closing deliverables. - 7 -

Termination The Transaction Agreement will be terminable by either party in the event the Support Agreement is terminated in accordance with the terms thereof. The Transaction Agreement will also be terminable (by the applicable party or parties) in the following circumstances: •      by mutual written consent of the parties; •      Just Energy Entities breach the terms of the Transaction Agreement and fail to cure such breach in accordance with the terms of the Transaction Agreement; or •      The Sponsor breaches the terms of the Transaction Agreement and fails to cure such breach in accordance with the terms of the Transaction Agreement. Provided the Transaction Agreement has not been terminated in accordance with its terms, each party will be entitled to specific performance to enforce the other parties’ obligations thereunder, including the obligation to consummate the closing thereunder, subject to the satisfaction of the closing conditions, and to enforce Sponsor’s obligations under the guarantee. PAYMENT OF CERTAIN EXCLUDED LIABILITIES ON CLOSING Charge Beneficiaries: On the Closing Date, the Just Energy Entities shall have provided for the payment or satisfaction in cash in full of all amounts secured by Charges (as defined in the Initial Order granted in the Just Energy Entities’ CCAA proceedings on March 9, 2021, as amended and restated on March 19, 2021 and May 26, 2021 and as may be further amended, restated, varied and/or supplemented from time to time), other than Cash Management Obligations and amounts secured by the Priority Commodities/ISO Char g e (which in both cases are continuin g as Assumed Liabilities). Commodity Supplier Claims: On the Closing Date, the Just Energy Entities shall pay each Commodity Supplier an amount equal to such Commodity Supplier’s Commodity Supplier Claim that is an Accepted Claim in full satisfaction of such claims. Credit Facility Claims: On the Closing Date, in full and final satisfaction of the Credit Facility Claim (less the Credit Facility Remaining Debt, if any), the Just Energy Entities shall pay, or shall cause to be paid, to the Credit Facility Agent, an amount equal to the Credit Facility Claim (less the Credit Facility Remaining Debt, if any), in full in cash in the currency that such Credit Facility Claim was originally denominated in full and final satisfaction of the Credit Facility Claim (less the Credit Facility Remaining Debt, if any), but in all cases in accordance with the New Credit Agreement. Any letters of credit issued by a Credit Facility Lender pursuant to the Credit Agreement shall continue under the New Credit Agreement or be discharged and, if required, replaced with new letters of credit issued under the New Credit Agreement, unless otherwise agreed to by the applicable Credit Facility Lender and the Just Energy Entities, with the consent of the Sponsor. The Cash Mana g emen t Obli g ations will continue after Closin g as Assumed Liabilities.

Government Priority Claims On the Closing Date, the applicable Just Energy Entities shall pay or cause to be paid in full all Government Priority Claims, if any, outstanding as at the Filing Date or related to the period endin g on the Filin g Date, to the applicable Governmental Entit y .. OTHER PROVISIONS Management Incentive Plan: The material terms in respect of a post-Closing management incentive plan (the “MIP”) of the Sponsor will be as set forth in the management incentive plan term sheet (the “MIP Term Sheet”) attached hereto as Exhibit 5.  The MIP shall be executed on terms consistent in all respects with the MIP Term Sheet on Closin g .. New Intercreditor Agreement: A seventh amended and restated intercreditor agreement (the “New Intercreditor Agreement”) by, among others, the Acquired Entities, the Credit Facility Agent, and the applicable Commodity Suppliers, shall be entered into, which New Intercreditor Agreement shall provide for the same relative supplier and lender priorities as contemplated in the existing sixth amended and restated intercreditor agreement subject to modifications set forth in the New Intercreditor Agreement Term Sheet attached hereto as Exhibit 4.    Shell: Shell Energy North America (Canada) Inc., Shell Energy North America (US), L.P., and Shell Trading Risk Management, LLC (collectively, “Shell”) shall have confirmed, in writing, to the Acquired Entities and the Sponsor that (i) it will not exercise any termination rights under its Continuing Contracts (as defined in the Support Agreement) solely as a result of the Transaction, and (ii) all existing and any potential future trades will be transacted in accordance with the Continuing Contracts (as may be amended, restated, supplemented and/or replaced by the Acquired Entities and Shell from time to time following the Closing Date) or new arrangements, in each case in accordance with the terms thereof and subject to the terms of the New Intercreditor Agreement. The Continuing Contracts with respect to Shell shall not include the Third Amended and Restated Scheduling Coordinator Agreement dated December 1, 2014 between Shell Energy North America (US), L.P., Just Energy New York Corp., Just Energy (U.S.) Corp. and Just Energy Solutions Inc. (formerly Commerce Energy, Inc.) or any other agreement whereby Shell performs ISO or scheduling services on behalf of any Applicant whereby an Applicant has reimbursement obligations to Shell for payments made by Shell on behalf of an Applicant to an ISO. Releases Release provisions shall be as provided for in the Vesting Order and the Transaction A g reement. - 9 -

Tax Structure: The Transaction, including the treatment of Intercompany Claims, shall be structured in a tax efficient manner as agreed upon by, and acceptable to, the Just Energy Entities and the Sponsor, each acting reasonably. The specific transaction steps and pre-closing reorganization of the Just Energy Entities to effect the Transaction (collectively, the “Implementation Steps”) shall be set out in an appendix to the Transaction Agreement (which appendix, for the avoidance of doubt, will be completed following the execution of the Transaction Agreement but at least 7 days prior to the hearing of the Just Energy Entities’ motion to the CCAA Court seeking the Vesting Order) and shall be in form and substance acceptable to the Just Energy Entities, the Credit Facility Lenders and the Sponsor, each actin g reasonabl y .. Definitive Documents: Each of the Definitive Documents (as defined in the Support Agreement) shall be agreed upon by, and in form and substance acceptable to each of the Just Energy Entities, the Sponsor and the Credit Facility Lenders, each acting reasonably and consistent wi t h the terms in this Term Sheet. Transaction Timeline: The Transaction shall occur on the timeline set forth in the Support A g reement. - 10 -

EXHIBIT 1 New Credit Facility Term Sheet

NEW CREDIT AGREEMENT SUMMARY OF TERMS AND CONDITIONS August 4, 2022 This Summary of Terms and Conditions (this “Summary”) is intended for discussion purposes only and cannot be construed as creating an obligation to advance funds or to reach an agreement on definitive terms and conditions. This Summary does not include descriptions of all of the terms, conditions and other provisions that are to be contained in the definitive documentation relating to the Credit Facilities, including, without limitation, a tenth amended and restated credit agreement (the “Tenth Amended and Restated Credit Agreement”) between the Borrowers, the Agent and the Lenders. This Summary represents an outline of the basis on which the Lenders are prepared to provide their commitment to provide the Credit Facilities subject to each Lender’s receipt of its requisite internal credit and underwriting approvals, satisfactory results of due diligence and documentation in form and substance satisfactory to the Lenders, the Obligors and the Purchaser Sponsor. Reference is made to (i) the ninth amended and restated agreement dated as of September 28, 2020 among Just Energy Ontario L.P. and Just Energy (U.S.) Corp, as Borrowers, National Bank of Canada, as Agent, and the Lenders party thereto, as amended, supplemented or otherwise modified from time to time to the date hereof (the “Existing Credit Agreement”), (ii) the sixth amended and restated intercreditor agreement dated as of September 1, 2015 between the Collateral Agent, the Agent, Shell Energy, the Other Commodity Suppliers (as defined therein), the Borrowers, the Restricted Subsidiaries and other Persons from time to time party thereto (as amended, supplemented or otherwise modified from time to time to the date hereof (the “Existing Intercreditor Agreement”), and (iii) the support agreement dated as of August 4, 2022 between, among others, the Obligors, LVS III SPE XV LP, TOCU XVII LLC, HVS XVI LLC, OC II LVS XIV LP and OC III LFE I LP, as purchase sponsors, and the Lenders party thereto (as amended, supplemented or otherwise modified from time to time to the date hereof (the “Support Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in Exhibit A attached hereto or the Existing Credit Agreement, as the case may be. B orrowers: As per the Existing Credit Agreement. N ew Parent: Just Energy (U.S.) Corp. (the “New Parent”). Guarantors: As per the Existing Credit Agreement with the addition of (a) any Subsidiary o f the New Parent that directly or indirectly owns the equity interests in the CanadianBorrower on the Closing Date and any other Subsidiary of the New Parent that isnot an Unrestricted Subsidiary (collectively, the “New Obligor”), and (b) Filte r Group Inc. (“Filter Parent”) and Filter Group USA Inc. (together with Filte r Parent, collectively, the “Filter Entities”; the Filter Entities, together with the NewObligor, if any, collectively, the “Additional Guarantors”). For the avoidance o f doubt, no Person that directly owns any equity interest in the New Parent shall be required to be a Guarantor or provide Securit y ..

JUST ENERGY ONTARIO L.P. and JUST ENERGY (U.S.) CORP. A dministrative Agent: N ational Bank of Canada, as administrative agent (in such capacity, the “Agent”). L enders: As per the Existing Credit Agreement. M aximum Facility Amount: Cdn.$250,000,000 (inclusive of the LC Facility Amount (as defined below)) on theClosing Date (as defined below) as such amount is reduced from time to timepursuant to the “Prepayments and Repayments” described below (the “Maximum Facility Amount”). Credit Facility Remaining Debt: Pursuant to the Transaction Agreement, the principal amount of up toCdn.$10,000,000 of the amounts owed to the Lenders under the Existing CreditAgreement (in addition to the Letters of Credit issued under the Existing Credi t Agreement which are outstanding on the Closing Date) may remain outstanding asan initial outstanding principal amount under the New Credit Agreement upon theclosing (“Closing”) of the transaction (the “Transaction”) contemplated in the Transaction Agreement. L etters of Credit Sublimit under R evolving Facilities: Remove the existing sublimit of Cdn.$125,000,000 for the Letters of Credit issue d under the Revolving Facilities in Section 2.08(3) of the Existing Credi t Agreement. L C Facility: LC Facility in the amount of Cdn.$45,000,000 (the “LC Facility Amount”). B orrowin g Base: As per the Existin g Credit A g reement. - 2 -

JUST ENERGY ONTARIO L.P. and JUST ENERGY (U.S.) CORP. P repayments and Repayments: As per the Existing Credit Agreement, subject to the following: ( i)                               Sections 6.06 and 6.08 will be removed in its entirety. ( iv)                 On June 30, 2023, the Maximum Facility Amount in effect at suchtime will be permanently reduced by an amount equal to the Excess Liquidity Amount as at March 31, 2023 (which, for the avoidance of doubt and notwithstanding anything to the contrar y herein, shall include the proceeds of any Equity Cure received b y the Obligors during the Fiscal Quarter ended June 30, 2023 (the “June 2023 Equity Cure”), up to the first Cdn.$45,000,000 (the“June 2023 Facility Reduction”). - 3 -

JUST ENERGY ONTARIO L.P. and JUST ENERGY (U.S.) CORP. (b)           On September 30, 2023, the Maximum Facility Amount in effectat such time will be permanently reduced by an amount equal to the sum of (A) the Excess Liquidity Amount as at June 30, 2023 (which, for the avoidance of doubt and notwithstanding anythingto the contrary herein, shall include the proceeds of any EquityCure received by the Obligors during the Fiscal Quarter ende d September 30, 2023 (the “September 2023 Equity Cure” an d collectively with the June 2023 Equity Cure, the “Specified Equity Cures”), up to Initial 2023 Lender Shortfall Amount, an d (B) to the extent such Excess Liquidity Amount exceeds the su m of (I) the Initial 2023 Lender Shortfall Amount an d (II) Cdn.$60,000,000, 50% of such excess. (c)           On June 30, 2024, the Maximum Facility Amount in effect at such time will be permanently reduced by an amount equal to theExcess Liquidity Amount as at March 31, 2024 (which, for the avoidance of doubt and notwithstanding anything to the contrar y herein, shall include the proceeds of any Equity Cure received b y the Obligors during the Fiscal Quarter ended June 30, 2024), up to the Total 2024 Lender Commitment Reduction Amount (the“June 2024 Facility Reduction”). (d)            On September 30, 2024, the Maximum Facility Amount in effectat such time will b e permanently reduced by an amount equal tothe sum of (A) the Excess Liquidity Amount as at June 30, 2024 (which, for the avoidance of doubt and notwithstanding anythingto the contrary herein, shall include the proceeds of any EquityCure received by the Obligors during the Fiscal Quarter ende d September 30, 2024), up to the Initial 2024 Lender Shortfall Amount; (B) to the extent such Excess Liquidity Amount exceeds the sum of (I) the Initial 2024 Lender Shortfall Amount, an d (II) the Total 2024 Preferred Equity Payment Amount, 50% o f such excess. For the avoidance of doubt, the amount of the Specified Equity Cures willnot be included in the calculation of the Excess Liquidty Amount fo r p urposes of clauses (c) and (d) above. - 4 -

JUST ENERGY ONTARIO L.P. and JUST ENERGY (U.S.) CORP. ( v)         For greater certainty, (a) if at any time the aggregate amount of the Lettersof Credit outstanding under the Revolving Facilities or the LC Facility1, as the case may be, exceeds the Commitments of the Lenders under theapplicable Credit Facility in effect at such time (including as a result of thereductions in the Maximum Facility Amount made in accordance with thisSection titled “Prepayments and Repayments”), the Borrower willprom p tly provide to the Agent, for the benefit of the Lenders or the LCLender, as applicable, cash collateral in the amount of such excess and theLenders and the LC Lender will have priority over such cash collateralunder the terms of the Seventh Amended and Restated Intercredito r Agreement, and (b) if, subsequent to the provision by the Borrowers of thecash collateral in accordance with the foregoing clause (a), one or moreLetters of Credit issued under the Credit Facilities are expired, terminated, reduced or returned to the Lenders or the LC Lender, as applicable, suchthat the aggregate amount of the Letters of Credit outstanding under theapplicable Credit Facility is less than the Commitments of the Lenders under such Credit Facility, the Agent, on behalf of the Lenders and the LC Lender, will promptly release, discharge and return such cash collateral tothe Borrowers and, if applicable, the Borrowers shall provide to the Agen t such replacement cash collateral as necessary to continue to comply withthe foregoing clause (a). (vi)          ≤ M aturity: The earlier to occur of (i) June 15, 2025, and (ii) the date on which any Credi t Facility is terminated pursuant to the terms of the Tenth Amended and Restated Credit Agreement (the “Maturity Date”). P urpose: As per Existing Credit Agreement. A vailability: As per Existing Credit Agreement, subject to replacing LIBO Rate with Ter m SOFR. Customar y benchmark replacement provisions to be included. 1 NTD: Subject to confirmation that EDC will continue to backstop the LC Facility. - 5 -

JUST ENERGY ONTARIO L.P. and JUST ENERGY (U.S.) CORP. R estructuring/Commitment Fee: A restructuring/commitment fee will be paid in cash in the following manner: (i)   an amount equal to 0.50% of the Maximum Facility Amount in effect onthe Closing Date will be due and payable on the Closing Date (the “Initial Commitment Fee”); and (ii)   if the Credit Facilities are not fully repaid in cash by June 30, 2024, an amount equal to 0.75% of the Maximum Facility Amount in effect on theClosing Date will be due and payable on June 30, 2024. A gency Fee: As per an agency fee letter to be entered into by the Borrowers and the Agent. Closing Date: The date upon which the “Conditions Precedent” described below have beensatisfied or waived b y the Lenders in their sole discretion (the “Closing Date”). General Terms and Conditions Credit, Usage and Stand-by Margins: Pricing grid to be updated as follows: Level Senior Debt to EBITDA Ratio Prime Rate Margin, US Base Rate Margin and US Prime Rate Mar g in BA Stamping Fee Rate, SOFR Margin and Letter of Credit Fee Rate Standby Fee Rate I > 2.00x 375.0 bps 475.0 bps 118.75 bps II > 1.50x ≤ 2.00x 325.0 bps 425.0 bps 106.25 bps III > 1.00x ≤ 1.50x 300.0 bps 400.0 bps 100.00 bps IV ≤ 1.00x 275.0 bps 375.0 bps 93.75 bps (i)            SOFR Margin (to be defined in the Tenth Amended and Restated Credi t Agreement) will be subject to the following credit spread adjustments: (a)       0.11448% (11.448 basis points) for an available tenor of one-month’s duration; (b)       0.26161% (26.161 basis points) for an available tenor of three-months’ duration; an d - 6 -

JUST ENERGY ONTARIO L.P. and JUST ENERGY (U.S.) CORP. (c)       0.42826% (42.826 basis points) for an available tenor of six-months’ duration. ( ii)         For greater certainty, all amounts of the Letters of Credit issued under theCredit Facilities will be included in the calculation of Senior Debt toEBITDA Ratio for purposes of determining the Applicable Margins. (iii)          D ocumentation: Credit Facilities to be documented as an amendment and restatement of theExisting Credit Agreement pursuant to the Tenth Amended and Restated Credi t Agreement on terms satisfactory to the Lenders, the Agent, the Collateral Agent,the Obligors and the Purchaser Sponsor. Security: As per Existing Credit Agreement, subject to the following, each in form an d substance and on terms satisfactory to the Lenders, the Agent and the CollateralAgent, the Obligors and the Purchaser Sponsor (collectively, the “Additional Security”): ( i)                     amendment to the securities pledge agreement made as of August 28, 2020 between 8704104 Canada Inc. (“8704104”) and the Collateral Agen t pursuant to which 8704104 will pledge the equity interests owned b y 8704104 in the capital stock of Filter Group Inc. in favour of the CollateralA g ent; - 7 -

JUST ENERGY ONTARIO L.P. and JUST ENERGY (U.S.) CORP. ( iii)                   ≤                    I ntercreditor Agreement: An amended and restated intercreditor agreement (the “Seventh Amended and Restated Intercreditor Agreement”) will be entered into by the Obligors, theCollateral Agent, the Agent and the Persons who are commodity suppliers of theObligors as of the Closing Date (the “Closing Date Commodity Suppliers”) to amend and restate the Existing Intercreditor Agreement on the terms an d conditions set forth in the term sheet attached hereto as Exhibit B. Conditions Precedent: As per the Existing Credit Agreement, subject to the following, each in form an d substance and on terms satisfactory to the Lenders, acting reasonably: (i)

JUST ENERGY ONTARIO L.P. and JUST ENERGY (U.S.) CORP. (ii)           JustEnergy shall have received (a) an order of the Ontario Superior Cour t of Justice (Commercial List) (the “Reverse Vesting Order”) in substantially the form appended as Exhibit “C” to the Suppor t Agreement, and (b) an order of the United States Bankruptcy Court fo r the Southern District of Texas, Houston Division (the “Reco g nition Order”) recognizing and enforcing the Reverse Vesting Order in thecases commenced by JustEnergy and certain of its Subsidiaries unde r Chapter 15 of title 11 of United States Code (the “Chapter 15 Cases”, and together with the CCAA Proceedings, collectively, the“Proceedings”); (iii)                                  the Lenders’ receipt of certified copies of (a) the corporate governance documents for the reorganized Obligors, including, but not limited to, anydocuments concerning preferred or common equity of the reorganize d Obligors, (b) the management incentive plan for the reorganize d Obligors, and (c) the limited guarantee granted by PIMCO Horseshoe Fund, LP in favour of Just Enery Group Inc. on or about the date hereof; (vi)                     the New Parent maintaining Liquidity in an amount not less thanCdn.$75,000,000 as at the time of its emergence from the Proceedings;provided, that, to the extent the aggregate amount of the cash collateralprovided by Obligors to ISOs, commodity suppliers and othe r counterparties of the Obligors at such time exceed $20,000,000 as a resul t of short-term increases in requirements (which cash collateral is expecte d to be returned), such excess shall be added back in determining theLiquidity for purposes of this clause (vii); - 9 -

JUST ENERGY ONTARIO L.P. and JUST ENERGY (U.S.) CORP. (viii)

JUST ENERGY ONTARIO L.P. and JUST ENERGY (U.S.) CORP. R epresentations & Warranties: As per the Existing Credit Agreement, subject to the following: ( i)                               removing the reporting issuer representation contained in Section 8.01(43) of the Existing Credit Agreement. For greater certainty, the Borrowers shall provide and deliver an updated set of disclosure schedules to the Existing Credit Agreement. R eporting Requirements: As per the Existing Credit Agreement, subject to the following: ( i)          delivery of the first set of quarterly financial statements to be postpone d until 90 days (or such longer period as may be approved by the Lenders)after the New Parent has completed a full Fiscal Quarter following theClosing Date; ( ii)         Section 9.03(13) of the Existing Credit Agreement will be removed in itsentirety; and ( iii)        detailed reporting of (a) supplier priority payables and their aging,(b) amounts payable and their aging under the ISO services agreements;and (c) mark-to-market p osition of contracts entered into with commoditysuppliers and under ISO service agreements (to the extent applicable). A ffirmative Covenants: As per the Existing Credit Agreement, subject to the following: ( i)                     if no Obligor is or continues to be a reporting issuer under the applicablesecurities laws, delete the public company covenants and related provisions contained in the Existing Credit Agreement; - 11 -

JUST ENERGY ONTARIO L.P. and JUST ENERGY (U.S.) CORP. ( iii)                   delete the covenant regarding Alberta Utilities Commission Debt containe d in Section 9.01(31) of the Existing Credit Agreement; and (v)           F inancial Covenants: As per the Existing Credit Agreement subject to the following: (i)      revising the maximum consolidated Senior Debt to EBITDA Ratiorequirements as follows: Fiscal Quarter Ending Senior Debt to EBITDA Ratio December 31, 2022 and thereafter until March 31, 2023 2.50:1.00 June 30, 2023 and thereafter until the Maturit y Date 2.25:1.00 (ii)

JUST ENERGY ONTARIO L.P. and JUST ENERGY (U.S.) CORP. (iii)                   E quity Cures: Customary equity cure provisions to be included; provided that, for greate r certainty, (i) the cash proceeds from any equity cure (an “Equity Cure”) will be no more than the amount required to cause the Borrowers to be in compliance withthe financial covenants; (ii) only one Equity Cure may be exercised in any Fiscal Year; (iii) there will not be Equity Cures in two consecutive Fiscal Quarters;(iv) the aggregate amount of Equity Cures used during the term of the Credi t Facilities will not exceed Cdn.$25,000,000; and (v) the amount of each Equity Cure and the use of proceeds therefrom will be disregarded for all purposes unde r the Loan Documents (including for purposes of calculating financial covenan t ratios to determine the Applicable Margins) other than solely to determinecompliance with the financial covenants for an y relevant covenant test period. - 13 -

JUST ENERGY ONTARIO L.P. and JUST ENERGY (U.S.) CORP. N egative Covenants As per the Existing Credit Agreement, subject to the following: (i)          no share buy- b acks or distributions to the holders of the common shares o f the New Parent; (ii)                   no ability to incur any Subordinated Debt; (iv)        permit Filter Group Debt; (v)         revise clauses (n) and (q) of the definition of “Permitted Encumbrances” asfollows to remove the dollar limit on each of them: “(n) any Encumbrance granted by any Obligor to LDCs in respect of CashSecurity Deposits in accordance with Collection Service Agreements”; and “(q) Encumbrances over any and all cash, monies and interest bearinginstruments delivered to, deposited with or held by an exchange for natural gas, ISO, utilities, storage providers, environmental trade counterparties,commodity suppliers that are not party to the Seventh Amended an d Restated Intercreditor Agreement and regulatory authorities in the ordinary course of business of the Obligors, subject to permitted use, and any rightsto payment or performance owing from an exchange for natural gas including, without limitation, accounts payable owed by the exchange toan Obligor to the extent that such proceeds are to be used as security fo r future transactions and all proceeds of any of the foregoing”. (vi)        revise clause (p) of the definition of “Permitted Encumbrances” as followsto include a permitted amount of cash collateral to secure credit car d obligations of the Obligors: “(p) Encumbrances, including cash collateral, in an aggregate amount no t to exceed US$500,000, to secure credit card obligations of the Obligorsowed to an y Person who is not a Lender”. - 14 -

JUST ENERGY ONTARIO L.P. and JUST ENERGY (U.S.) CORP. (vii)       permit an Acquisition subject to the following conditions: (a) the p urchased assets or entity relate to a business that is substantially similarto the Business; (b) Liquidity shall be equal to or greater than the Liquidit y Threshold Amount immediately prior to and after the consummation o f such Acquisition; (c) the aggregate consideration paid for such Acquisition shall not exceed Cdn.$3,000,000, (d) the aggregate considerations paid fo r all such Acquisitions during the term of the Credit Facilities shall no t exceed Cdn.$10,000,000, (e) the cash consideration of such Acquisitionshall be funded by (I) first, the proceeds from any Permitted Asse t Disposition that the Obligors are permitted to use to finance suc h Acquisition, and (II) second, Excess Liquidity Amount, (f) such Acquisition may not be funded by an incremental equity investmentwithout the prior written consent of the Lenders, (g) if such Acquisition is an Acquisition of a new Subsidiary that would, under the terms of the Existing Credit Agreement, be required to guarantee and provide Securityin favour of the Agent and the Collateral Agent, as applicable, concurrently with such Acquisition, such Subsidiary shall become a Restricte d Subsidiary and an Obligor for purposes of the Loan Documents and delive r to the Agent and the Collateral Agent, as applicable, all such guarantees and security documents as may be required under the Loan Documents,and (h) no Pending Event of Default or Event of Default immediately prio r to or after the consummation of such Acquisition; (viii)      permit the following Distributions: (a)       repayment of Filter Group Debt after the Closing Date; (b)       permit the Preferred Equity ECF Payments, subject to the following conditions: (A) delivery to the Agent of a certificate of an officer o f the Borrowers confirming that no Event of Default or Pending Even t of Default will have occurred on (I) June 30, 2023 or September 30, 2023 for the 2023 Preferred Equity ECF Payment and (II) June 30, 2024 or September 30, 2024 for the 2024 Preferred Equity ECF Payment; (B) minimum pro forma Liquidity of Cdn.$90,000,000 asat June 30, 2023 and September 30, 2023 for the 2023 Preferre d Equity ECF Payment; (C) minimum pro forma Liquidity o f Cdn.$75,000,000 as at June 30, 2024 and September 30, 2024 fo r the 2024 Preferred Equity ECF Payment; and (D) the proceeds o f the Credit Facilities will not be used to make such pa y ments; an d - 15 -

JUST ENERGY ONTARIO L.P. and JUST ENERGY (U.S.) CORP. (c)       permit redemptions of the Class A Preferred Equity using the p roceeds received by the New Parent from the issuance of preferre d or common equity of the New Parent (the “Preferred Equit y Refinancing”); provided that (i) the Preferred Equity Refinancingshall not, whether directly or indirectly, result in a decrease in theLiquidity after giving effect to the Preferred Equity Refinancing (other than on account of reasonable and documented legal and othe r advisory fees and expenses in an aggregate amount not to exceed$1,000,000), as reasonably determined by the Majority Lenders in good faith in consultation with the Borrowers (for greater certainty,there shall be no cash cost or adverse cash consequences at the timeof the Preferred Equity Refinancing or thereafter to the Obligors o r expense payable by the Obligors arising from the Preferred EquityRefinancing (other than on account of reasonable and documentedlegal and other advisory fees and expenses in an aggregate amoun t not to exceed $1,000,000)), (ii) the terms of such preferred equityshall not be less favourable to the Lenders and the Obligors than theterms of the Class A Preferred Equity, as reasonably determined b y the Borrowers in good faith in consultation with the Lenders, an d (iii) no Pending Event of Default or Event of Default shall haveoccurred at the time of such redemptions or arise as result of such redemptions; (ix)        impose 30-day maximum limit on payment of any post-filing commodity trade supplier payable from the date of the relevant invoice; (x)           Commodit y Supplier/ISO Payment Date”); - 16 -

JUST ENERGY ONTARIO L.P. and JUST ENERGY (U.S.) CORP. (xi)                  revise the definition of “Permitted Asset Disposition” to permit individual asset sales at or below $3,000,000 and cumulative asset sales o f $10,000,000 during the term of the Tenth Amended and Restated Credi t Agreement; and (xiii)      add a new negative covenant that the New Parent will not (a) own any intellectual property, permit, quota, retail energy licence or any othe r material Property other than (i) the equity interests in its Subsidiaries an d (ii) any intercompany debt made by the New Parent to another Obligor, o r (b) own any Customer Contract or otherwise generate material revenue. E vents of Default: As per the Existing Credit Agreement, subject to revising Section 11.01(26) of the Existing Credit Agreement to further exclude the impact of any goodwillimpairments. Change of Control: As per the Existing Credit Agreement, subject to the following: (i)    clause (d) of the definition of Change of Control in the Exiting Credi t Agreement will be removed in its entirety; (ii)   clause (a)(i) of the definition of Change of Control in the Existing Credi t Agreement will be removed in its entirety and replaced with PIMCOceasing to own, directly or indirectly, at least 75% common voting equityinterests of the New Parent; and (iii)  appropriate adjustments will be made if no Obligor is or continues to be a reporting issuer under the applicable securities laws. GAAP: US GAAP. - 17 -

JUST ENERGY ONTARIO L.P. and JUST ENERGY (U.S.) CORP. A ssi g nments & Participations: As per the Existin g Credit A g reement. General Indemnities: As pe r the Existin g Credit A g reement. E nvironmental Indemnities: As per the Existin g Credit A g reement. Costs: As per the Existin g Credit A g reement. I ncreased Costs: As per the Existin g Credit A g reement. M a j orit y Lenders: As per the Existin g Credit A g reement. Governin g Law: As per the Existin g Credit A g reement. - 18 -

Exhibit A Defined Terms “2023 Preferred Equity ECF Payment” has the meaning given to it in the definition of “Preferred Equity ECF Payments” contained in this Exhibit A. “2023 Preferred Equity Shortfall Amount” means an amount, if any, by which (i) the 2023 Preferred Equity ECF Payment is less than (ii) Cdn.$45,000,000. “2024 Preferred Equity ECF Payment” has the meaning given to it in the definition of “Preferred Equity ECF Payments” contained in this Exhibit A. “Excess Liquidity Amount” means, at any time, an amount, if any, by which (i) the Liquidity at such time exceeds (ii) the Liquidity Threshold Amount in effect at such time. “Filter Group Debt” means the senior secured Debt of the Filter Entities existing on the date of this Summary. “Final Order” has the meaning given to such term in the Support Agreement in effect on the date hereof. “Initial 2023 Lender Shortfall Amount” means an amount, if any, by which (i) the Excess Liquidity Amount as at March 31, 2023 is less than (ii) Cdn.$45,000,000. “Initial 2024 Lender Shortfall Amount” means an amount, if any, by which (i) the Excess Liquidity Amount as at March 31, 2024 is less than (ii) Total 2024 Lender Commitment Reduction Amount. “ISO” mean an independent system operator that coordinates, controls and monitors the operation of the electrical power system in a jurisdiction. “Liquidity” means (i) cash or Cash Equivalents of the New Parent that (a) are subject to the Security, and (b) would not appear “restricted” on the consolidated balance sheet of the New Parent, plus (ii) the undrawn portion of the Credit Facilities (the amount of which, for the avoidance of doubt, shall reflect any voluntary or mandatory commitment reduction under the Credit Facilities required to be made in accordance with the terms hereof on or prior to the relevant date of the determination of Liqudity); provided that, for the avoidance of doubt, (x) the proceeds received by any Obligor from a Disposition of any Property or issuance of its common equity interests or preferred equity interests (other than in connection with any Equity Cure) will not be included in the calculation of Liquidity, (y) the amount of any cash collateral posted for the benefit of any Obligor will not be included in the calculation of Liquidity, and (z) the proceeds of an Equity Cure received by the Obligors will be included in the calculation of Liquidity; provided further that, Liquidity may be adjusted from time to time by such amount as may be reasonably agreed to between the Borrowers and the Majority Lenders taking into account short term increases in need (which are expected to reverse) for the Obligors to satisfy cash collateral requirements of the ISO in each key market identified by the Obligors (which amounts will be included in calculating Liquidity).

JUST ENERGY ONTARIO L.P. and JUST ENERGY (U.S.) CORP. “Liquidity Threshold Amount” means (i) solely for purposes of determining the 2023 Preferred Equity ECF Payment and the 2023 Preferred Equity Shortfall Amount, Cdn.$90,000,000, and (ii) for all other purposes, Cdn.$75,000,000. “Preferred Equity ECF Payments” means, collectively, the following payments to the holders of the Class A Preferred Equity: (i) on September 30, 2023, payment to the holders of the Class A Preferred Equity in an amount equal to thesum of (A) the Excess Liquidity Amount as at June 30, 20234 in excess of the Initial 2023 Lender ShortfallAmount; provided that such excess shall not exceed Cdn.$45,000,000 and (B) to the extent such excess exceeds $45,000,000 (the “2023 Excess Amount”), 50% of the 2023 Excess Amount4 (the “2023 Preferred Equity ECF Payment”), provided that the 2023 Preferred Equity ECF Payment will be subject to and limitedby a requirement of pro-forma minimum Liquidity of $90,000,000 as at June 30, 20234,5 and as a t Septembe r 30, 20235; an d (ii) on September 30, 2024, payment to the holders of the Class A Preferred Equity in an amount equal to thesum of (A) the Excess Liquidity Amount as at June 30, 20246 in excess of the Initial 2024 Lender ShortfallAmount; provided that such excess shall not exceed the Total 2024 Preferred Equity Payment Amount an d (B) to the extent such Excess Liquidity Amount exceeds the sum of (I) the Initial 2024 Lender ShortfallAmount, and (II) the Total 2024 Preferred Equity Payment Amount (the “2024 Excess Amount”), 50% o f the 2024 Excess Amount6 (the “2024 Preferred Equity ECF Payment”), provided that the 2024 Preferred Equity ECF Payment will be subject to and limited by a requirement of pro-forma minimum Liquidity o f $75,000,000 as at June 30, 20245,6 and as at Septembe r 30, 20245. “Purchaser Sponsor” has the meaning given to such term in the Support Agreement in effect on the date hereof. “Total 2023 Lender Shortfall Amount” means an amount, if any, by which (i) the sum of (a) the Excess Liquidity Amount as at March 31, 2023 and (b) the Excess Liquidity Amount as at June 30, 2023 is less than (ii) Cdn.$45,000,000. “Total 2024 Lender Commitment Reduction Amount” means an amount equal to the sum of (i) the Total 2023 Lender Shortfall Amount, and (ii) Cdn.$35,000,000. “Total 2024 Preferred Equity Payment Amount” means an amount equal to the sum of (i) the 2023 Preferred Equity Shortfall Amount and (ii) Cdn.$35,000,000. “Transaction Agreement” has the meaning given to such term in the Support Agreement. 4 After reducing the Lender Facility Commitment by the June 2023 Facility Reduction. 5 And other restrictions set out in Negative Covenants section (viii)(b). 6 After reducing the Lender Facility Commitment Amount by the June 2024 Facility Reduction.

Exhibit B Intercreditor Agreement Term Sheet (See Exhibit 4 to the Stalking Horse Transaction Term Sheet)

EXHIBIT 2 Form of SISP Order

Court File No. CV-21-00658423-00CL ONTARIO SUPERIOR COURT OF JUSTICE COMMERCIAL LIST THE HONOURABLE MR. JUSTICE MCEWEN ) ) ) ●, THE ● DAY OF ●, 2022 IN THE MATTER OF THE COMPANIES' CREDITORS ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED AND IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF JUST ENERGY GROUP INC., JUST ENERGY CORP., ONTARIO ENERGY COMMODITIES INC., UNIVERSAL ENERGY CORPORATION, JUST ENERGY FINANCE CANADA ULC, HUDSON ENERGY CANADA CORP., JUST MANAGEMENT CORP., 11929747 CANADA INC., 12175592 CANADA INC., JE SERVICES HOLDCO I INC., JE SERVICES HOLDCO II INC., 8704104 CANADA INC., JUST ENERGY ADVANCED SOLUTIONS CORP., JUST ENERGY (U.S.) CORP., JUST ENERGY ILLINOIS CORP., JUST ENERGY INDIANA CORP., JUST ENERGY MASSACHUSETTS CORP., JUST ENERGY NEW YORK CORP., JUST ENERGY TEXAS I CORP., JUST ENERGY, LLC, JUST ENERGY PENNSYLVANIA CORP., JUST ENERGY MICHIGAN CORP., JUST ENERGY SOLUTIONS INC., HUDSON ENERGY SERVICES LLC, HUDSON ENERGY CORP., INTERACTIVE ENERGY GROUP LLC, HUDSON PARENT HOLDINGS LLC, DRAG MARKETING LLC, JUST ENERGY ADVANCED SOLUTIONS LLC, FULCRUM RETAIL ENERGY LLC, FULCRUM RETAIL HOLDINGS LLC, TARA ENERGY, LLC, JUST ENERGY MARKETING CORP., JUST ENERGY CONNECTICUT CORP., JUST ENERGY LIMITED, JUST SOLAR HOLDINGS CORP. AND JUST ENERGY (FINANCE) HUNGARY ZRT. (each, an “Applicant”, and collectively, the “Applicants”) SISP APPROVAL ORDER THIS MOTION, made by the Applicants (together, the Applicants and the partnerships listed on Schedule “A” hereto, the “Just Energy Entities”), pursuant to the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C- 36, as amended, for an order, inter alia, approving the Sale and Investment Solicitation Process in respect of the Just Energy Entities attached hereto as Schedule “B” (the “SISP”) and certain related relief, was heard this day by judicial videoconference via Zoom in Toronto, Ontario due to the COVID-19 pandemic.

2 ON READING the affidavit of Michael Carter sworn ●, 2022 and the Exhibits thereto (the “● Carter Affidavit”), the ● report of FTI Consulting Canada Inc. (the “● Report”), in its capacity as monitor (the “Monitor”), dated ●, 2022, and on hearing the submissions of counsel for the Just Energy Entities, the Monitor, the Sponsor (as hereinafter defined), and such other counsel who were present, no one else appearing although duly served as appears from the affidavit of service of ● sworn ●, 2022. SERVICE AND DEFINITIONS 1. THIS COURT ORDERS that the time for service of the Notice of Motion and the Motion Record is hereby abridged and validated so that this Motion is properly returnable today and hereby dispenses with further service thereof. 2. THIS COURT ORDERS that capitalized terms used in this Order and not otherwise defined herein shall have the meanings ascribed to them in the SISP, the Second Amended and Restated Initial Order of this Court dated May 26, 2021 (the “Second ARIO”), or the Support Agreement attached as Exhibit “●” to the ● Carter Affidavit (the “Support Agreement”), as applicable. SALES AND INVESTMENT SOLICITATION PROCESS 3. THIS COURT ORDERS that the SISP is hereby approved and the Just Energy Entities are hereby authorized to implement the SISP pursuant to the terms thereof. The Just Energy Entities, the Monitor and the Financial Advisor are hereby authorized and directed to perform their respective obligations and to do all things reasonably necessary to perform their obligations thereunder. 4. THIS COURT ORDERS that the Monitor and the Financial Advisor, and their respective affiliates, partners, directors, employees, and agents and controlling persons shall have no liability with respect to any and all losses, claims, damages or liabilities of any nature or kind to any person in connection with or as a result of the SISP, except to the extent of losses, claims, damages or liabilities that arise or result from the gross negligence or wilful misconduct of the Monitor or Financial Advisor, as applicable, in performing their obligations under the SISP, as determined by this Court.

3 SUPPORT AGREEMENT 5. THIS COURT ORDERS that the Support Agreement is hereby approved and the Just Energy Entities are authorized and empowered to enter into the Support Agreement, nunc pro tunc, subject to such minor amendments as may be consented to by the Monitor and as may be acceptable to each of the parties thereto, and are authorized, empowered and directed to take all steps and actions in respect of, and to comply with all of their obligations pursuant to, the Support Agreement. 6. THIS COURT ORDERS that, notwithstanding the stay of proceedings imposed by the Second ARIO, a counterparty to the Support Agreement may exercise any termination right that may become available to such counterparty pursuant to the Support Agreement, provided that such termination right must be exercised pursuant to and in accordance with the Support Agreement. STALKING HORSE TRANSACTION AGREEMENT 7. THIS COURT ORDERS that Just Energy Group Inc. (“Just Energy”) is hereby authorized and empowered to enter into the stalking horse transaction agreement (the “Stalking Horse Transaction Agreement”) dated as of August 4, 2022, between Just Energy and LVS III SPE XV LP, TOCU XVII LLC, HVS XVI LLC, OC II LVS XIV LP, OC III LFE I LP, and CBHT Energy I LLC (collectively, the “Sponsor”) and attached as Exhibit “●” to the ● Carter Affidavit, nunc pro tunc, and such minor amendments as may be acceptable to each of the parties thereto, with the approval of the Monitor and subject to the terms of the Support Agreement; provided that, nothing herein approves the sale and the vesting of any Property to the Sponsor (or any of its designees) pursuant to the Stalking Horse Transaction Agreement and that the approval of any sale and vesting of any such Property shall be considered by this Court on a subsequent motion made to this Court if the Stalking Horse Transaction is the Successful Bid pursuant to the SISP.

4 8. THIS COURT ORDERS that, as soon as reasonably practicable following Just Energy (a) entering into any amendment to the Stalking Horse Transaction Agreement permitted pursuant to the terms of this Order; or (b) agreeing upon the final Implementation Steps (as defined in the Stalking Horse Transaction Agreement), the Just Energy Entities shall, in each such case, (i) file a copy thereof with this Court, (ii) serve a copy thereof on the Service List, and (iii) provide a copy thereof to each SISP Participant (as hereinafter defined), excluding from the public record any confidential information that Just Energy and the Sponsor, with the consent of the Monitor, agree should be redacted. BID PROTECTIONS 9. THIS COURT ORDERS that the Break-Up Fee is hereby approved and Just Energy is hereby authorized and directed to pay the Break-Up Fee to the Sponsor (or as it may direct) in the manner and circumstances described in the Stalking Horse Transaction Agreement. 10. THIS COURT ORDERS that the Sponsor shall be entitled to the benefit of and is hereby granted a charge (the “Bid Protections Charge”) on the Property, which charge shall not exceed US$14,660,000, as security for payment of the Break-Up Fee in the manner and circumstances described in the Stalking Horse Transaction Agreement.

5 11. THIS COURT ORDERS that Paragraphs 53, 54 and 56 of the Second ARIO shall be, and are hereby, amended in the manner detailed below: (a) Para g raph 53 of the Second ARIO shall be amended as follows: THIS COURT ORDERS that the priorities of the Administration Charge, the FA Charge, the Directors’ Charge, the KERP Charge, the DIP Lenders’ Charge, the Priority Commodity/ISO Charge, the Cash Management Charge and the Bid Protections Charge (as defined in the Order in these proceedings dated ●, 2022), as among them, shall be as follows: First – Administration Charge and FA Charge (to the maximum amount of C$3,000,000 and C$8,600,000, respectively), on a pari passu basis; Second – Directors’ Charge (to the maximum amount of C$44,100,000); Third – KERP Charge (to the maximum amounts of C$2,012,100 and US$3,876,024); Fourth – DIP Lenders’ Charge (to the maximum amount of the Obligations (as defined in the DIP Term Sheet) owing thereunder at the relevant time) and the Priority Commodity/ISO Charge, on a pari passu basis; Fifth – Cash Management Charge; and Sixth – Bid Protections Charge (in the amount of US$14,660,000). (b) Para g raph 54 of the Second ARIO shall be amended as follows: THIS COURT ORDERS that the filing, registration or perfection of the Administration Charge, the FA Charge, the Directors’ Charge, the KERP Charge, the DIP Lenders’ Charge, the Priority Commodity/ISO Charge the Cash Management Charge, or the Bid Protections Charge (collectively, the “Charges”) shall not be required, and that the Charges shall be valid and enforceable for all purposes, including as against any right, title or interest filed, registered, recorded or perfected subsequent to the Charges coming into existence, notwithstanding any such failure to file, register, record or perfect.

6 (c) Para g raph 56 of the Second ARIO shall be amended as follows: THIS COURT ORDERS that except as otherwise expressly provided for herein, or as may be approved by this Court on notice to parties in interest, the Just Energy Entities shall not grant any Encumbrances over any Property that rank in priority to, or pari passu with, any of the Charges unless the Just Energy Entities also obtain the prior written consent of the Monitor, the DIP Agent on behalf of the DIP Lenders and the beneficiaries of the Administration Charge, the FA Charge, the Directors’ Charge, the KERP Charge, the Priority Commodity/ISO Charge, the Cash Management Charge and the Bid Protections Charge or further Order of this Court. PIPEDA 12. THIS COURT ORDERS that, pursuant to clause 7(3)(c) of the Canada Personal Information Protection and Electronic Documents Act, the Monitor, the Just Energy Entities and their respective advisors are hereby authorized and permitted to disclose and transfer to prospective SISP participants (each, a “SISP Participant”) and their advisors personal information of identifiable individuals but only to the extent desirable or required to negotiate or attempt to complete a transaction pursuant to the SISP (a “Transaction”). Each SISP Participant to whom such personal information is disclosed shall maintain and protect the privacy of such information and limit the use of such information to its evaluation for the purpose of effecting a Transaction, and if it does not complete a Transaction, shall return all such information to the Monitor or the Just Energy Entities, or in the alternative destroy all such information and provide confirmation of its destruction if requested by the Monitor or the Just Energy Entities. Any Successful Party shall maintain and protect the privacy of such information and, upon closing of the Transaction(s) contemplated in the Successful Bid(s), shall be entitled to use the personal information provided to it that is related to the Business and/or Property acquired pursuant to the SISP in a manner that is in all material respects identical to the prior use of such information by the Just Energy Entities, and shall return all other personal information to the Monitor or the Just Energy Entities, or ensure that all other personal information is destroyed and provide confirmation of its destruction if requested by the Monitor or the Just Energy Entities.

7 THIRD KEY EMPLOYEE RETENTION PLAN 13. THIS COURT ORDERS that the Third KERP, as described in the ● Carter Affidavit and attached as Confidential Exhibit “●” thereto, is hereby approved and the Just Energy Entities are authorized to make payments contemplated thereunder in accordance with the terms and conditions of the Third KERP. 14. THIS COURT ORDERS that the Just Energy Entities, in consultation with the Monitor, are authorized and empowered to reallocate funds under the Third KERP originally allocated to Key Employees who have resigned, or will resign, from their employment with the Just Energy Entities, or who have declined, or will decline, to receive payments(s) under the Third KERP, to remaining Key Employees or other employees of the Just Energy Entities that the Just Energy Entities, in consultation with the Monitor, identify as critical to their ongoing business. 15. THIS COURT ORDERS that the KERP Charge established at paragraph 24 of the Second ARIO shall apply equally to, and secure, any remaining payments under the KERP and the Second KERP (as defined in the Order of this Court dated November 10, 2021) to the Key Employees and the payments contemplated to the Key Employees referred to in the Third KERP. STAY EXTENSION 16. THIS COURT ORDERS that the Stay Period is hereby extended until and including October 31, 2022.

8 APPROVAL OF MONITOR’S REPORTS 17. THIS COURT ORDERS that the activities and conduct of the Monitor prior to the date hereof in relation to the Just Energy Entities and these CCAA proceedings are hereby ratified and approved. 18. THIS COURT ORDERS that each of the Tenth Report of the Monitor dated May 18, 2022, the Supplement to the Tenth Report of the Monitor dated June 1, 2022, and the ● Report be and are hereby approved. 19. THIS COURT ORDERS that only the Monitor, in its personal capacity and only with respect to its own personal liability, shall be entitled to rely upon or utilize in any way the approvals set forth in paragraphs 17 and 18 of this Order. GENERAL 20. THIS COURT ORDERS that Confidential Exhibits “●” and “●” to the ● Carter Affidavit shall be and is hereby sealed, kept confidential and shall not form part of the public record pending further Order of this Court. 21. THIS COURT ORDERS that this Order shall have full force and effect in all provinces and territories in Canada. 22. THIS COURT HEREBY REQUESTS the aid and recognition of any court, tribunal and regulatory or administrative bodies, having jurisdiction in Canada or in the United States of America, including the United States Bankruptcy Court for the Southern District of Texas overseeing the Just Energy Entities’ proceedings under Chapter 15 of the Bankruptcy Code in Case No. 21-30823 (MI), or in any other foreign jurisdiction, to give effect to this Order and to assist the Just Energy Entities, the Monitor, and their respective agents in carrying out the terms of this Order. All courts, tribunals and regulatory and administrative bodies are hereby respectfully requested to make such orders and to provide such assistance to the Just Energy Entities and the Monitor, as an officer of this Court, as may be necessary or desirable to give effect to this Order or to assist the Just Energy Entities and the Monitor and their respective agents in carrying out the terms of this Order.

SCHEDULE “A” Partnerships: • JUST ENERGY ONTARIO L.P. • JUST ENERGY MANITOBA L.P. • JUST ENERGY (B.C.) LIMITED PARTNERSHIP • JUST ENERGY QUÉBEC L.P. • JUST ENERGY TRADING L.P. • JUST ENERGY ALBERTA L.P. • JUST GREEN L.P. • JUST ENERGY PRAIRIES L.P. • JEBPO SERVICES LLP • JUST ENERGY TEXAS LP

SCHEDULE “B” SALE AND INVESTMENT SOLICITATION PROCESS (See Attached)

IN THE MATTER OF THE COMPANIES’ CREDITORS ARRANGEMEN T A C T , R.S.C. 1985, C. C-36, AS AMENDED Court File No: CV-21-00658423-00CLAND IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF JUST ENERGY GROUPINC., et al. Ontario SUPERIOR COURT OF JUSTICE COMMERCIAL LIST Proceedin g commenced at Toronto SISP APPROVAL ORDER OSLER, HOSKIN & HARCOURT, LLP P.O. Box 50, 1 First Canadian Place Toronto, ON M5X 1B8 Marc Wasserman (LSO# 44066M) Michael De Lellis (LSO# 48038U) Jeremy Dacks (LSO# 41851R) Tel: (416) 362-2111 Fax: (416) 862-6666 Law y ers for the Just Ener gy Entities

EXHIBIT 3 Form of Vesting Order

Court File No. CV-21-00658423-00CL ONTARIO SUPERIOR COURT OF JUSTICE COMMERCIAL LIST THE HONOURABLE MR. ) ●, THE ● ) JUSTICE MCEWEN ) DAY OF ● IN THE MATTER OF THE COMPANIES' CREDITORS ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED AND IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF JUST ENERGY GROUP INC., JUST ENERGY CORP., ONTARIO ENERGY COMMODITIES INC., UNIVERSAL ENERGY CORPORATION, JUST ENERGY FINANCE CANADA ULC, HUDSON ENERGY CANADA CORP., JUST MANAGEMENT CORP., 11929747 CANADA INC., 12175592 CANADA INC., JE SERVICES HOLDCO I INC., JE SERVICES HOLDCO II INC., 8704104 CANADA INC., JUST ENERGY ADVANCED SOLUTIONS CORP., JUST ENERGY (U.S.) CORP., JUST ENERGY ILLINOIS CORP., JUST ENERGY INDIANA CORP., JUST ENERGY MASSACHUSETTS CORP., JUST ENERGY NEW YORK CORP., JUST ENERGY TEXAS I CORP., JUST ENERGY, LLC, JUST ENERGY PENNSYLVANIA CORP., JUST ENERGY MICHIGAN CORP., JUST ENERGY SOLUTIONS INC., HUDSON ENERGY SERVICES LLC, HUDSON ENERGY CORP., INTERACTIVE ENERGY GROUP LLC, HUDSON PARENT HOLDINGS LLC, DRAG MARKETING LLC, JUST ENERGY ADVANCED SOLUTIONS LLC, FULCRUM RETAIL ENERGY LLC, FULCRUM RETAIL HOLDINGS LLC, TARA ENERGY, LLC, JUST ENERGY MARKETING CORP., JUST ENERGY CONNECTICUT CORP., JUST ENERGY LIMITED, JUST SOLAR HOLDINGS CORP. AND JUST ENERGY (FINANCE) HUNGARY ZRT. (each, an “Applicant”, and collectively, the “Applicants”)

2 APPROVAL AND VESTING ORDER THIS MOTION, made by the Applicants (together, the Applicants and the partnerships listed on Schedule “A” hereto, the “Just Energy Entities”), pursuant to the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C- 36, as amended (the “CCAA”), for an order, inter alia, (i) approving the Transaction Agreement (the “Transaction Agreement”) between Just Energy Group Inc. (“Just Energy”) and LVS III SPE XV LP, TOCU XVII LLC, HVS XVI LLC, OC II LVS XIV LP, OC III LFE I LP, and CBHT Energy I LLC (collectively, the “Sponsor”) dated ●, 2022 and attached as Exhibit “●” to the affidavit of Michael Carter sworn ●, 2022 (the “● Carter Affidavit”) and the transactions contemplated therein (collectively, the “Transactions”), including the Implementation Steps (as defined in the Transaction Agreement), (ii) adding ● (“Residual Co. 1”) and ● (“Residual Co. 2”) as Applicants to these CCAA proceedings, (iii) vesting in and to Residual Co. 1 and/or Residual Co. 2, as applicable, absolutely and exclusively, all of the right, title and interest of the Just Energy Entities not listed on Schedule 2.2(f) of the Transaction Agreement (the “Acquired Entities”) in and to the Excluded Assets, the Excluded Contracts and the Excluded Liabilities (each as defined in the Transaction Agreement), (iv) discharging Claims and Encumbrances, other than the Permitted Encumbrances, against the Acquired Entities and the Retained Assets (as hereinafter defined), (v) authorizing and directing Just Energy (U.S.) Corp. (“JEUS”) to issue the Purchased Interests (as defined in the Transaction Agreement), and vesting all of the right, title and interest in and to the Purchased Interests absolutely and exclusively in and to the Sponsor, free and clear of any Encumbrances, (vi) authorizing and directing Just Energy to file the Articles of Reorganization (as defined in the Transaction Agreement), (vii) terminating and cancelling or redeeming the Subject Interests (as hereinafter defined) for no consideration (as provided for in the Implementation Steps), and (viii) granting certain related relief, was heard this day by judicial video conference via Zoom in Toronto, Ontario due to the COVID-19 pandemic. ON READING the Notice of Motion of the Applicants, the ● Carter Affidavit, the ● report of FTI Consulting Canada Inc. (“FTI”), in its capacity as monitor (the “Monitor”), dated ●, 2022, and on hearing the submissions of counsel for the Just Energy Entities, the Monitor, the Sponsor, the Credit Facility Agent, as administrative agent for the Credit Facility Lenders, and such other counsel as were present, no one else appearing although duly served as appears from the affidavit of service of ● sworn ●, 2022: SERVICE AND DEFINITIONS 1. THIS COURT ORDERS that the time for service of the Notice of Motion and the Motion Record herein is hereby abridged and validated so that this Motion is properly returnable today and hereby dispenses with further service thereof.

3 2. THIS COURT ORDERS that all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Second Amended and Restated Initial Order of this Court dated May 26, 2021 (the “Initial Order”), the support agreement attached as Exhibit “●” to the ● Carter Affidavit (the “Support Agreement”), or the Transaction Agreement, as applicable. APPROVAL AND VESTING 3. THIS COURT ORDERS AND DECLARES that, without derogating in any way from the relief contained in the SISP Approval Order of this Court dated ●, 2022 (the “SISP Approval Order”), the Transaction Agreement and the Transactions (including the Implementation Steps) are hereby approved and the execution of the Transaction Agreement by Just Energy is hereby authorized and approved, with such minor amendments as Just Energy and the Sponsor may deem necessary, with the approval of the Monitor and subject to the terms of the Support Agreement. The Just Energy Entities are hereby authorized and directed to perform their obligations under the Transaction Agreement, including the filing of the Articles of Reorganization, the issuance of the Purchased Interests and the termination and cancellation or redemption of the Subject Interests (as provided for in the Implementation Steps), and to take such additional steps and execute such additional documents (including the Closing Documents) as may be necessary or desirable for the completion of the Transactions. 4. THIS COURT ORDERS AND DECLARES that this Order shall constitute the only authorization required by the Just Energy Entities to proceed with the Transactions and that no shareholder or other approval shall be required in connection therewith.

4 5. THIS COURT ORDERS AND DECLARES that, upon the delivery of the Monitor’s certificate (the “Monitor’s Certificate”) to the Sponsor, substantially in the form attached as Schedule “B” hereto, the following shall occur and shall be deemed to have occurred in the sequence set out in the Implementation Steps:1 (a) the Just Energy Entities shall be and are hereby forever released and discharged from the BPCommodity/ISO Services Claim, including all amounts and obligations owing by the Just Energ y Entities in connection therewith, and all related Claims and Encumbrances are hereby expunged anddischar g ed; (b) (i) with respect to the Acquired Entities not formed or incorporated under the laws of the Unite d States (the “Non-US Acquired Entities”), all of the Non-US Acquired Entities’ right, title an d interest in and to their respective Excluded Assets shall vest absolutely and exclusively in ResidualCo. 1, and (ii) with respect to the Acquired Entities formed or incorporated under the laws of theUnited States (the “US Acquired Entities”), all of the US Acquired Entities’ right, title and interes t in and to their respective Excluded Assets shall vest absolutely and exclusively in Residual Co. 2,and, in each case, all applicable Claims and Encumbrances shall continue to attach to such Exclude d Assets with the same nature and priorit y as the y had immediatel y prior to their transfer; (c) all Excluded Contracts and Excluded Liabilities (which, for certainty includes all debts, liabilities,obligations, indebtedness, contracts, leases, agreements, and undertakings of any kind or nature whatsoever, whether direct or indirect, known or unknown, absolute or contingent, accrued o r unaccrued, liquidated or unliquidated, matured or unmatured or due or not yet due, in law or equity and whether based in statute or otherwise) of the Non-US Acquired Entities and the US Acquire d Entities (in each case, other than the Assumed Liabilities) shall be transferred to, assumed by andvest absolutely and exclusively in, Residual Co. 1 and Residual Co. 2, respectively, such that allExcluded Contracts and Excluded Liabilities shall become obligations of Residual Co. 1 an d Residual Co. 2, as applicable, and shall no longer be obligations of any of the Acquired Entities, andthe Acquired Entities and all of their remaining assets, licenses, undertakings and properties of ever y nature and kind whatsoever and wherever situate (collectively, the “Retained Assets”) shall be and are hereby forever released and discharged from all Excluded Contracts and Excluded Liabilities, and all related Claims and Encumbrances, other than the permitted encumbrances, easements an d restrictive covenants affecting or relating to the Retained Assets listed on Schedule “C” (the “Permitted Encumbrances”), are hereb y expun g ed and dischar g ed as a g ainst the Retained Assets; 1 This paragraph including the order of sequencing will be updated as applicable to reflect the agreed upon Implementation Steps.

5 (d) (i) all right, title and interest in and to the Purchased Interests issued by JEUS to the Sponsor shallvest absolutely and exclusively in the Sponsor free and clear of and from any and all securityinterests (whether contractual, statutory, or otherwise), hypothecs, mortgages, trusts or deemed trusts (whether contractual, statutory, or otherwise), liens, executions, levies, charges, or othe r financial or monetary claims, whether or not they have attached or been perfected, registered or file d and whether secured, unsecured or otherwise (collectively, the “Claims”) including, withou t limiting the generality of the foregoing: (x) any encumbrances or charges created by the InitialOrder, the SISP Approval Order, or any other Order of this Court, and (y) all charges, security interests or claims evidenced by registrations pursuant to the Personal Property Security Ac t (Ontario) or any other personal property registry system (all of which are collectively referred to asthe “Encumbrances”, which term shall not include the Permitted Encumbrances) and, for greate r certainty, this Court orders that all of the Encumbrances affecting or relating to the Purchase d Interests are hereby expunged and discharged as against the Purchased Interests, and (ii) all Assumed Liabilities which are to be assumed by the Sponsor pursuant to the Transaction Agreement shall be and are hereby assigned to, assumed by and shall vest absolutely and exclusively in theSponsor; (e) all equity interests of Just Energy and JEUS existing prior to the commencement of theImplementation Steps (for greater certainty, other than the Purchased Interests), as well as alloptions, conversion privileges, equity- b ased awards, warrants, securities, debentures, loans, notesor other rights, agreements or commitments of any character whatsoever that are held by any Person (as hereinafter defined) and are convertible or exchangeable for any securities of Just Energy o r JEUS or which require the issuance, sale or transfer by Just Energy or JEUS, of any shares or othe r securities of Just Energy or JEUS, as applicable, or otherwise evidencing a right to acquire thePurchased Interests and/or the share capital of Just Energy or JEUS, or otherwise relating thereto(collectively, the “Subject Interests”), shall be deemed terminated and cancelled or redeemed as p rovided in the Implementation Steps; an d (f) the Acquired Entities shall and shall be deemed to cease to be Applicants in these CCAA p roceedings, and the Acquired Entities shall be deemed to be released from the purview of the InitialOrder and all other Orders of this Court granted in respect of these CCAA proceedings, save an d except for this Order the provisions of which (as they relate to the Acquired Entities) shall continueto appl y in all respects.

6 6. THIS COURT ORDERS AND DIRECTS the Monitor to (a) provide a copy of the Monitor’s Certificate to the parties to the Support Agreement at the same time as its delivery to the Sponsor; and (b) file with this Court a copy of the Monitor’s Certificate forthwith after delivery thereof in connection with the Transactions. 7. THIS COURT ORDERS that the Monitor may rely on written notice from Just Energy and the Sponsor regarding the satisfaction or waiver of conditions to closing under the Transaction Agreement and shall have no liability with respect to delivery of the Monitor’s Certificate. 8. THIS COURT ORDERS that for the purposes of determining the nature and priority of Claims, from and after the Effective Time (as defined in the Monitor’s Certificate), subject to the payment of the Priority Payments (as hereinafter defined) and the funding of the Administrative Expense Amount, all Claims and Encumbrances released, expunged and discharged pursuant to paragraph 5 hereof, including as against the Acquired Entities, the Retained Assets and the Purchased Interests, shall attach to (a) the net proceeds remaining (the “Remaining Proceeds”), if any, realized from the Cash Purchase Price and transferred to Residual Co. 1 or Residual Co. 2 and (b) the Excluded Assets, in each case, with the same nature and priority as they had immediately prior to the Transactions, as if the Transactions had not occurred. 9. THIS COURT ORDERS that, pursuant to clause 7(3)(c) of the Canada Personal Information Protection and Electronic Documents Act, the Just Energy Entities or the Monitor, as the case may be, are authorized, permitted and directed to, at the Effective Time, disclose to the Sponsor all human resources and payroll information in the Acquired Entities’ records pertaining to past and current employees of the Acquired Entities. The Sponsor shall maintain and protect the privacy of such information in accordance with applicable law and shall be entitled to use the personal information provided to it in a manner which is in all material respects identical to the prior use of such information by the Just Energy Entities prior to the Effective Time.

7 10. THIS COURT ORDERS AND DECLARES that, at the Effective Time and without limiting the provisions of paragraph 5 hereof, the Sponsor and the Acquired Entities shall be deemed released from any and all claims, liabilities (direct, indirect, absolute or contingent) or obligations with respect to any Taxes (including penalties and interest thereon) of, or that relate to, the Just Energy Entities (provided, as it relates to the Sponsor and the Acquired Entities, such release shall not apply to (a) Taxes in respect of the business and operations conducted by the Acquired Entities after the Effective Time; or (b) Taxes expressly assumed as Assumed Liabilities pursuant to the Transaction Agreement), including, without limiting the generality of the foregoing, all Taxes that could be assessed against the Sponsor or the Acquired Entities (including its affiliates and any predecessor corporations) pursuant to section 160 of the Income Tax Act (Canada) (the “Tax Act”), or proposed section 160.01 of the Tax Act, including as a result of any future amendments or proposed amendments to such provisions or related provisions, or any provincial equivalent, in connection with the Just Energy Entities. 11. THIS COURT ORDERS that, except to the extent expressly contemplated by the Transaction Agreement (and, for greater clarity, excluding Contracts relating to Assumed Liabilities, including the Credit Facility Documents), all Contracts to which any of the Acquired Entities are a party upon delivery of the Monitor’s Certificate will be and remain in full force and effect upon and following delivery of the Monitor’s Certificate and no individual, firm, corporation, governmental body or agency, or any other entity (all of the foregoing, collectively being “Persons” and each being a “Person”) who is a party to any such arrangement may accelerate, terminate, rescind, refuse to perform or otherwise repudiate its obligations thereunder, or enforce or exercise any right (including any right of set-off, dilution or other remedy) or make any demand under or in respect of any such arrangement and no automatic termination will have any validity or effect, by reason of:

8 (a) any event that occurred on or prior to the Effective Time and is not continuing that would haveentitled such Person to enforce those rights or remedies (including defaults or events of defaultarisin g as a result of the insolvenc y of an y Just Ener gy Entit y ); (b) the insolvency of any Just Energy Entity or the fact that the Just Energy Entities sought or obtainedrelief under the CCAA; (c) any compromises, releases, discharges, cancellations, transactions, arrangements, reorganizationsor other steps taken or effected pursuant to the Transaction Agreement, the Transactions or the p rovisions of this Order, or an y other Order of this Court in these CCAA proceedin g s; o r (d) any transfer or assignment, or any change of control of the Acquired Entities arising from theimplementation of the Transaction A gr eement, the Transactions or the provisions of this Order. 12. THIS COURT ORDERS, for greater certainty, that (a) nothing in paragraph 11 hereof shall waive, compromise or discharge any obligations of the Acquired Entities or the Sponsor in respect of any Assumed Liabilities; (b) the designation of any Claim as an Assumed Liability is without prejudice to the Acquired Entities’ and the Sponsor’s right to dispute the existence, validity or quantum of any such Assumed Liability; and (c) nothing in this Order or the Transaction Agreement shall affect or waive the Acquired Entities’ or Sponsor’s rights and defences, both legal and equitable, with respect to any Assumed Liability, including, but not limited to, all rights with respect to entitlements to set-offs or recoupments against such Assumed Liability.

9 13. THIS COURT ORDERS that, from and after the Effective Time, all Persons shall be deemed to have waived any and all defaults of any Just Energy Entity then existing or previously committed by any Just Energy Entity, or caused by any Just Energy Entity, directly or indirectly, or noncompliance with any covenant, warranty, representation, undertaking, positive or negative pledge, term, provision, condition or obligation, expressed or implied, in any Contract, existing between such Person and any Acquired Entity directly or indirectly from the filing by the Applicants under the CCAA and the implementation of the Transactions, including without limitation any of the matters or events listed in paragraph 11 hereof, and any and all notices of default and demands for payment or any step or proceeding taken or commenced in connection therewith under a Contract shall be deemed to have been rescinded and of no further force or effect; provided that, nothing herein shall be deemed to excuse the Sponsor or the Just Energy Entities from performing their obligations under, or be a waiver of defaults by the Sponsor or Just Energy under, the Transaction Agreement and the related agreements and documents, or affect the validity of the Implementation Steps. 14. THIS COURT ORDERS that, from and after the Effective Time, any and all Persons shall be and are hereby forever barred, estopped, stayed and enjoined from commencing, taking, applying for or issuing or continuing any and all steps or proceedings, whether directly, derivatively or otherwise, and including without limitation, administrative hearings and orders, declarations and assessment, commenced, taken or proceeded with or that may be commenced, taken or proceeded with against the Sponsor or the Acquired Entities relating in any way to or in respect of any Excluded Assets, Excluded Contracts or Excluded Liabilities and any other claims, obligations and other matters which are waived, released, expunged or discharged pursuant to this Order.

10 15. THIS COURT ORDERS that, from and after the Effective Time: (a) the nature of the Assumed Liabilities assumed by the Sponsor or retained by the Acquired Entities,including, without limitation, their amount and their secured or unsecured status, shall not beaffecte d or altered as a result of the Transactions or this Order; (b) the nature of the Excluded Liabilities, including, without limitation, their amount and their secure d or unsecured status, shall not be affected or altered as a result of their transfer to Residual Co. 1 andResidual Co. 2, as applicable; (c) any Person that prior to the Effective Time had a valid right or claim against the Acquired Entitiesunder or in respect of any Excluded Contract or Excluded Liability (each an “Excluded Liabilit y Claim”) shall no longer have such right or claim against the Acquired Entities but will have anequivalent Excluded Liability Claim against Residual Co. 1 or Residual Co. 2, as applicable, in respect of the Excluded Contract and Excluded Liability from and after the Effective Time in its p lace and stead, and nothing in this Order limits, lessens or extinguishes the Excluded LiabilityClaim of an y Person as a g ainst Residual Co. 1 and/or Residual Co. 2; an d

11 (d) the Excluded Liability Claim of any Person against Residual Co. 1 and/or Residual Co. 2 followingthe Effective Time shall have the same rights, priority and entitlement as such Excluded LiabilityClaim had a g ainst the applicable Acquired Entities prior to the Effective Time. 16. THIS COURT ORDERS AND DECLARES that, as of the Effective Time: (a) Residual Co. 1 and Residual Co. 2 shall be companies to which the CCAA applies; an d (b) Residual Co. 1 and Residual Co. 2 shall be added as Applicants in these CCAA proceedings and allreferences in any Order of this Court in respect of these CCAA proceedings to (i) an “Applicant” o r the “Applicants” shall refer to and include Residual Co. 1 and Residual Co. 2, mutatis mutandis, and (ii) “Property” shall include the current and future assets, licenses, undertakings and propertiesof every nature and kind whatsoever, and wherever situate, including all proceeds thereof, o f Residual Co. 1 and Residual Co. 2, including the Remaining Proceeds (the “Residual Co. Property”), and, for greater certainty, each of the Charges, shall constitute charges on the ResidualCo. Propert y .. PRIORITY PAYMENTS 17. THIS COURT ORDERS AND DIRECTS that the Priority Payments Amount and the Cash Purchase Price, as necessary and as permitted by the Transaction Agreement, shall be distributed by Just Energy, on behalf of one or more of the Just Energy Entities, on the Closing Date consistent with the Implementation Steps, to satisfy the following obligations (collectively, the “Priority Payments”):

12 (a) first, to the beneficiaries of the Administration Charge and FA Charge, the amounts necessary tosatisfy the Just Energy Entities’ obligations secured thereby up to the maximum respective amountssecured b y such char g es, in full and final satisfaction thereof; (b) second, to the beneficiaries of the KERP Charge, the amounts necessary to satisfy the Just EnergyEntities’ obligations secured thereby (if any) up to the maximum amount secured by such charge,in full and final satisfaction thereof; (c) third, on a pari passu b asis: (i) to the DIP Agent, for the benefit of the beneficiaries of the DIP Lenders’ Charge, an amoun t necessary to satisfy the Just Energy Entities’ obligations secured by such charge, in fulland final satisfaction thereof, an d (ii) to each Commodity Supplier, an amount necessary to satisfy such Commodity Supplier’sCommodity Supplier Claim that is an Accepted Claim (as defined in the Claims ProcedureOrder), in full and final satisfaction thereof; (d) fourth, to each Governmental Entity, an amount necessary to satisfy such Governmental Entity’sGovernment Priorit y Claim, in full and final satisfaction thereof; an d (e) fifth, to the Credit Facility Agent, in the currency that such Credit Facility Claim was originallydenominated, an amount equal to the Credit Facility Claim (less the Credit Facility Remaining Debt,if an y ), in full and final satisfaction thereof.

13 18. THIS COURT ORDERS that, subject to completion of the Priority Payments set out in paragraph 17 hereof, the FA Charge, the Directors’ Charge, the KERP Charge, the DIP Lenders’ Charge and the Cash Management Charge shall be and are hereby terminated, released and discharged. 19. THIS COURT ORDERS that the Administrative Expense Amount held by the Monitor shall be subject to the Administration Charge, and any remaining portion thereof after payment of the Administrative Expense Costs shall be paid to Just Energy in accordance with the terms of the Transaction Agreement.

14 RELEASES AND OTHER PROTECTIONS 20. THIS COURT ORDERS that, effective as of the Effective Time, (a) the current and former directors, officers, employees, legal counsel and advisors of the Just Energy Entities (or any of them); (b) the Monitor and its legal counsel; (c) the Sponsor and their respective current and former directors, officers, employees, legal counsel and advisors; and (d) the Credit Facility Agent and the Credit Facility Lenders, and their respective current and former directors, officers, employees, legal counsel and advisors (in such capacities, collectively, the “Released Parties”) shall be deemed to be forever irrevocably released by the Releasing Parties (as hereinafter defined) and discharged from any and all present and future claims (including, without limitation, claims for contribution or indemnity), liabilities, indebtedness, demands, actions, causes of action, counterclaims, suits, damages, judgments, executions, recoupments, debts, sums of money, expenses, accounts, liens, taxes, recoveries, and obligations of any nature or kind whatsoever (whether direct or indirect, known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, matured or unmatured or due or not yet due, in law or equity and whether based in statute or otherwise) based in whole or in part on any act or omission, transaction, dealing or other occurrence existing or taking place on or prior to the Effective Time or undertaken or completed in connection with or pursuant to the terms of this Order in respect of, relating to, or arising out of (i) the Just Energy Entities, the business, operations, assets, property and affairs of the Just Energy Entities wherever or however conducted or governed, the administration and/or management of the Just Energy Entities, these CCAA proceedings and/or the Chapter 15 Cases, or (ii) the Transaction Agreement, the Closing Documents, the Support Agreement, the Definitive Documents, any agreement, document, instrument, matter or transaction involving the Just Energy Entities arising in connection with or pursuant to any of the foregoing, and/or the consummation of the Transactions (collectively, subject to the excluded matters below, the “Released Claims”), which Released Claims shall be deemed to be fully, finally, irrevocably and forever waived, discharged, released, cancelled and barred as against the Released Parties; provided that, nothing in this paragraph shall waive, discharge, release, cancel or bar (x) any claim that is not permitted to be released pursuant to section 5.1(2) of the CCAA, or (y) any obligations of any of the Released Parties under or in connection with the Transaction Agreement, the Closing Documents, the Support Agreement, the Definitive Documents, and/or any agreement, document, instrument, matter or transaction involving the Just Energy Entities arising in connection with or pursuant to any of the foregoing. “Releasing Parties” means any and all Persons (besides the Just Energy Entities and their respective current and former affiliates), and their current and former affiliates’ current and former members, directors, managers, officers, investment committee members, special committee members, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, participants, subsidiaries, affiliates, partners, limited partners, general partners, affiliated investment funds or investment vehicles, managed accounts or funds, and each of their respective current and former members, equity holders, officers, directors, managers, principals, members, management companies, advisory board members, investment fund advisors or managers, employees, agents, trustees, investment managers, financial advisors, partners, legal counsel, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

15 21. THIS COURT ORDERS that, effective as of the Effective Time, the Released Parties shall be deemed to be forever irrevocably released by each of the Just Energy Entities and their respective current and former affiliates, and discharged from, any and all Released Claims held by the Just Energy Entities and such current and former affiliates as of the Effective Time, which Released Claims shall be deemed to be fully, finally, irrevocably and forever waived, discharged, released, cancelled and barred as against the Released Parties; provided that, nothing in this paragraph shall waive, discharge, release, cancel or bar (a) any claim that is not permitted to be released pursuant to section 5.1(2) of the CCAA; or (b) any obligations of any of the Released Parties under or in connection with the Transaction Agreement, the Closing Documents, the Support Agreement, the Definitive Documents, and/or any agreement, document, instrument, matter or transaction involving the Just Energy Entities arising in connection with or pursuant to any of the foregoing; provided further that, the releases set forth in this paragraph shall not include, nor limit or modify in any way, any claim (or any defenses) which any of the Just Energy Entities may hold or be entitled to assert against any Released Party as of the Effective Time relating to any contracts, leases, agreements, licenses, bank accounts or banking relationships, accounts receivable, invoices, or other ordinary course obligations which are remaining in effect following the Effective Time.

16 22. THIS COURT ORDERS that, without affecting or limiting the releases set forth in paragraphs 20 and 21 hereof, effective as of the Effective Time, none of (a) the current and former directors, officers, employees, legal counsel and advisors of the Just Energy Entities (or any of them); (b) the Monitor and its legal counsel; (c) the Sponsor and their respective current and former directors, officers, employees, legal counsel and advisors; and (d) the Credit Facility Agent and the Credit Facility Lenders, and their respective current and former directors, officers, employees, legal counsel and advisors (in such capacities, collectively, the “Exculpated Parties”), shall have or incur, and each Exculpated Party is released and exculpated from, any Causes of Action (as hereinafter defined) against such Exculpated Party for any act or omission in respect of, relating to, or arising out of the Transaction Agreement, the Closing Documents, the Support Agreement, the Definitive Documents and/or the consummation of the Transactions, these CCAA proceedings, the Chapter 15 Cases, the formulation, preparation, dissemination, negotiation, filing or consummation of the Transaction Agreement, the Closing Documents, the Support Agreement, the Definitive Documents and all related agreements and documents, any transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Transactions, the pursuit of approval and consummation of the Transactions or the recognition thereof in the United States, and/or the transfer of assets and liabilities pursuant to this Order, except for Causes of Action related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Exculpated Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their applicable duties and responsibilities. “Causes of Action” means any action, claim, cross-claim, third-party claim, damage, judgment, cause of action, controversy, demand, right, action, suit, obligation, liability, debt, account, defense, offset, power, privilege, license, lien, indemnity, interest, guaranty, or franchise of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, matured or unmatured, suspected or unsuspected, in contract or in tort, at law or in equity, or pursuant to any other theory of law or otherwise.

17 23. THIS COURT ORDERS that all Persons are permanently and forever barred, estopped, stayed and enjoined, on and after the Effective Time, with respect to any and all claims or Cause of Actions released pursuant to this Order (including but not limited to the Released Claims), from (a) commencing, conducting or continuing in any manner, directly or indirectly, any action, suits, demands or other proceedings of any nature or kind whatsoever (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against any of the Released Parties or Exculpated Parties; (b) enforcing, levying, attaching, collecting or otherwise recovering or enforcing by any manner or means, directly or indirectly, any judgment, award, decree or order against any of the Released Parties, the Exculpated Parties, or their respective property; (c) commencing, conducting, continuing or making in any manner, directly or indirectly, any action, suit, claim, demand or other proceeding of any nature or kind whatsoever (including any proceeding in a judicial, arbitral, administrative or other forum) against any Person who makes a claim or might reasonably be expected to make a claim, in any manner or forum, including by way of contribution or indemnity or other relief, against one or more of the Released Parties or the Exculpated Parties; (d) creating, perfecting, asserting or otherwise enforcing, directly or indirectly, any Encumbrance of any kind against the Released Parties, the Exculpated Parties, or their respective property; or (e) taking any actions to interfere with the consummation of the Transactions; and any such proceedings will be deemed to have no further effect against such parties and will be released, discharged or vacated without cost.

18 24. THIS COURT ORDERS that, without affecting or limiting the releases set forth in paragraphs 20 and 21 hereof, effective as of the Effective Time, each Consenting Party (as hereinafter defined) shall be deemed to have consented and agreed to paragraphs 20 through 24 hereof. “Consenting Parties” means any Person who is, at the Effective Time, a party to the Support Agreement. 25. THIS COURT ORDERS that, notwithstanding: (a) the pendenc y of these CCAA proceedin g s; (b) any applications for a bankruptcy order now or hereafter issued p ursuant to the BIA in respect o f the Just Energy Entities, Residual Co. 1 or Residual Co. 2, and any bankruptcy order issued pursuan t to an y such applications; (c) any assignment in bankruptcy made in respect of any of the Just Energy Entities, Residual Co. 1 o r Residual Co. 2; o r (d) an y forei g n law equivalent of (b) or (c). the Transaction Agreement, the Closing Documents, the consummation of the Transactions (including without limitation the transfer and vesting of the Excluded Assets, the Excluded Contracts and the Excluded Liabilities in and to Residual Co. 1 and Residual Co. 2, as applicable, the transfer and vesting of the Purchased Interests in and to the Sponsor, the payment of the Priority Payments, and any payments by or to the Sponsor, the Just Energy Entities or the Monitor authorized herein or pursuant to the Transaction Agreement and the Closing Documents) shall be binding on any trustee in bankruptcy that may be appointed in respect of any of the Just Energy Entities, Residual Co. 1 and/or Residual Co. 2, and shall not be void or voidable by creditors of the Just Energy Entities, Residual Co. 1 or Residual Co. 2, as applicable, nor shall they constitute nor be deemed to be a fraudulent preference, assignment, fraudulent conveyance, transfer at undervalue, or other reviewable transaction under the CCAA, the BIA or any other applicable federal or provincial legislation, nor shall they constitute oppressive or unfairly prejudicial conduct pursuant to any applicable federal or provincial legislation.

19 26. THIS COURT ORDERS that nothing in this Order, including the release of the Acquired Entities from the purview of these CCAA proceedings pursuant to paragraph 5(f) hereof and the addition of Residual Co. 1 and Residual Co. 2 as Applicants in these CCAA proceedings, shall affect, vary, derogate from, limit or amend, and FTI shall continue to have the benefit of, any and all rights and approvals and protections in favour of the Monitor at law or pursuant to the CCAA, the Initial Order, this Order, any other Orders in these CCAA proceedings or otherwise, including all approvals, protections and stays of proceedings in favour of FTI in its capacity as Monitor, all of which are expressly continued and confirmed. GENERAL 27. THIS COURT ORDERS that, having been advised of the provisions of Multilateral Instrument 61-101 “Protection of Minority Security Holders in Special Transactions” relating to the requirement for “minority” shareholder approval in certain circumstances, no meeting of shareholders or other holders of Equity Claims (as defined in the CCAA) in the Just Energy Entities is required to be held in respect of the Transactions and accordingly, there is no requirement to send any disclosure document related to the Transactions to such holders.

20 28. THIS COURT ORDERS that, following the Effective Time, the Sponsor shall be authorized to take all steps as may be necessary to effect the discharge of the Claims and Encumbrances (other than the Permitted Encumbrances) as against the Purchased Interests, the Acquired Entities and the Retained Assets. 29. THIS COURT ORDERS that, following the Effective Time, the title of these proceedings is hereby changed to: IN THE MATTER OF THE COMPANIES’ CREDITORS ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED AND IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF ● AND ● 30. THIS COURT DECLARES that this Order shall have full force and effect in all provinces and territories in Canada. 31. THIS COURT DECLARES that the Just Energy Entities shall be authorized to apply as they may consider necessary or desirable, with or without notice, to any other court or administrative body, whether in Canada, the United States or elsewhere, for orders which aid and complement this Order. All courts and administrative bodies of all such jurisdictions are hereby respectfully requested to make such orders and to provide such assistance to the Just Energy Entities and the Monitor as may be deemed necessary or appropriate for that purpose.

21 32. THIS COURT HEREBY REQUESTS the aid and recognition of any court, tribunal, regulatory or administrative body, having jurisdiction in Canada or in the United States of America, including the United States Bankruptcy Court for the Southern District of Texas overseeing the Just Energy Entities’ proceedings under Chapter 15 of the Bankruptcy Code in Case No. 21-30823 (MI), to give effect to this Order and to assist the Just Energy Entities, the Monitor and their respective agents in carrying out the terms of this Order. All courts, tribunals, regulatory and administrative bodies are hereby respectfully requested to make such orders and to provide such assistance to the Just Energy Entities and to the Monitor, as an officer of this Court, as may be necessary or desirable to give effect to this Order, to grant representative status to the Monitor in any foreign proceeding, or to assist the Just Energy Entities and the Monitor and their respective agents in carrying out the terms of this Order. 33. THIS COURT ORDERS that this Order and all of its provisions are effective as of 12:01 a.m. Prevailing Eastern Time on the date hereof; provided that, the transaction steps set out in paragraph 5 hereof shall be deemed to have occurred sequentially, one after the other, in the order set out in paragraph 5 hereof.

SCHEDULE “A” PARTNERSHIPS • JUST ENERGY ONTARIO L.P. • JUST ENERGY MANITOBA L.P. • JUST ENERGY (B.C.) LIMITED PARTNERSHIP • JUST ENERGY QUÉBEC L.P. • JUST ENERGY TRADING L.P. • JUST ENERGY ALBERTA L.P. • JUST GREEN L.P. • JUST ENERGY PRAIRIES L.P. • JEBPO SERVICES LLP • JUST ENERGY TEXAS LP

SCHEDULE “B” FORM OF MONITOR’S CERTIFICATE Court File No. CV-21-00658423-00CL ONTARIO SUPERIOR COURT OF JUSTICE COMMERCIAL LIST IN THE MATTER OF THE COMPANIES' CREDITORS ARRANGEMENT ACT, R.S.C. 1985, c. C-36, AS AMENDED AND IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF JUST ENERGY GROUP INC., JUST ENERGY CORP., ONTARIO ENERGY COMMODITIES INC., UNIVERSAL ENERGY CORPORATION, JUST ENERGY FINANCE CANADA ULC, HUDSON ENERGY CANADA CORP., JUST MANAGEMENT CORP., 11929747 CANADA INC., 12175592 CANADA INC., JE SERVICES HOLDCO I INC., JE SERVICES HOLDCO II INC., 8704104 CANADA INC., JUST ENERGY ADVANCED SOLUTIONS CORP., JUST ENERGY (U.S.) CORP., JUST ENERGY ILLINOIS CORP., JUST ENERGY INDIANA CORP., JUST ENERGY MASSACHUSETTS CORP., JUST ENERGY NEW YORK CORP., JUST ENERGY TEXAS I CORP., JUST ENERGY, LLC, JUST ENERGY PENNSYLVANIA CORP., JUST ENERGY MICHIGAN CORP., JUST ENERGY SOLUTIONS INC., HUDSON ENERGY SERVICES LLC, HUDSON ENERGY CORP., INTERACTIVE ENERGY GROUP LLC, HUDSON PARENT HOLDINGS LLC, DRAG MARKETING LLC, JUST ENERGY ADVANCED SOLUTIONS LLC, FULCRUM RETAIL ENERGY LLC, FULCRUM RETAIL HOLDINGS LLC, TARA ENERGY, LLC, JUST ENERGY MARKETING CORP., JUST ENERGY CONNECTICUT CORP., JUST ENERGY LIMITED, JUST SOLAR HOLDINGS CORP. AND JUST ENERGY (FINANCE) HUNGARY ZRT. (each, an “Applicant”, and collectively, the “Applicants”) MONITOR’S CERTIFICATE RECITALS 1. Pursuant to the Initial Order of the Honourable Justice Koehnen of the Ontario Superior Court of Justice (Commercial List) (the “Court”) dated March 9, 2021, the Applicants were granted protection from their creditors pursuant to the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended, and FTI Consulting Canada Inc. was appointed as the monitor (the “Monitor”).

- 2 - 2. Pursuant to an Approval and Vesting Order of the Court dated ●, 2022 (the “Order”), the Court approved the transactions (the “Transactions”) contemplated by the Transaction Agreement (the “Transaction Agreement”) between Just Energy Group Inc. (“Just Energy”) and LVS III SPE XV LP, TOCU XVII LLC, HVS XVI LLC, OC II LVS XIV LP, OC III LFE I LP, and CBHT Energy I LLC (collectively, the “Sponsor”) dated ●, 2022, and ordered, inter alia, (a) that all of the Acquired Entities’ right, title and interest in and to the Excluded Assets, the Excluded Contracts and the Excluded Liabilities shall vest absolutely and exclusively in and to Residual Co. 1 and/or Residual Co. 2, as applicable; (b) Just Energy (U.S.) Corp. to issue the Purchased Interests, and the vesting of all of the right, title and interest in and to the Purchased Interests absolutely and exclusively in and to the Sponsor, free and clear of any Encumbrances; (c) Just Energy to file the Articles of Reorganization; and (d) the termination and cancellation or redemption of the Subject Interests for no consideration (as provided for in the Implementation Steps). 3. Capitalized terms used but not defined herein have the meanings ascribed to them in the Order. THE MONITOR CERTIFIES the following: 4. The Monitor has received written confirmation from Just Energy, in form and substance satisfactory to the Monitor, that it has received the Cash Purchase Price from the Sponsor. 5. The Monitor has received written confirmation from the Sponsor and Just Energy, in form and substance satisfactory to the Monitor, that all conditions to closing have been satisfied or waived by the parties to the Transaction Agreement.

- 3 - 6. This Monitor’s Certificate was delivered by the Monitor at on , 2022 (the “Effective Time”). FTI Consulting Canada Inc., in its capacit y as Monitor of the Just Energy Entities, and not in its personal capacity Per:

SCHEDULE “C” PERMITTED ENCUMBRANCES See Attached.

IN THE MATTER OF THE COMPANIES’ CREDITORS ARRANGEMENT ACT, R.S.C. 1985, C. C-36, AS AMENDED Court File No: CV-21-00658423-00CL AND IN THE MATTER OF A PLAN OF COMPROMISE OR ARRANGEMENT OF JUST ENERGY GROUP INC., et al. Ontario SUPERIOR COURT OF JUSTICE COMMERCIAL LIST Proceeding commenced at Toronto APPROVAL AND VESTING ORDER OSLER, HOSKIN & HARCOURT, LLP P.O. Box 50, 1 First Canadian Place Toronto, ON M5X 1B8 Marc Wasserman (LSO# 44066M) Michael De Lellis (LSO# 48038U) Jeremy Dacks (LSO# 41851R) Tel: (416) 362-2111 Fax: (416) 862-6666 Lawyers for the Just Energy Entities

EXHIBIT 4 New Intercreditor Agreement Term Sheet

SEVENTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT SUMMARY OF TERMS AND CONDITIONS August 4, 2022 This Summary of Terms and Conditions (this” Summary”) is intended for discussion purposes only and cannot be construed as creating an obligation to reach an agreement on definitive terms and conditions. This Summary does not include descriptions of all of the terms, conditions and other provisions that are to be contained in the definitive documentation relating to the seventh amended and restated intercreditor agreement (the “Intercreditor Agreement”) to be entered into between the Borrowers, the other Obligors, the Collateral Agent, the Agent (for and on behalf of the Lenders) and the Commodity Suppliers party thereto from time to time. Reference is made to the sixth amended and restated intercreditor agreement dated as of September 1, 2015 (as amended, supplemented or otherwise modified from time to time to the date hereof, the “Existing Intercreditor Agreement”) between National Bank of Canada, as Collateral Agent, National Bank of Canada, as the Agent (for and on behalf of the Lenders), Shell Energy, the Other Commodity Suppliers (as defined therein), the Borrowers, the Restricted Subsidiaries and other Persons from time to time party thereto. Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Intercreditor Agreement. Term Change Notes Collateral Agent National Bank of Canada to reflect collateral agency succession which occurred on March 1, 2019 Commodity Suppliers Shell Energy North America (Canada) Inc., Shell Energy North America (US), L.P., Shell Trading Risk Management, LLC, BP Canada Energy Group ULC, BP Canada Energy Marketing Corp., BP Energy Company,1 MacQuarie Bank Limited, MacQuarie Energy Canada Ltd. and MacQuarie Energy LLC 2 Permit the addition of any or all of (i) Mercuria Energy America, LLC and its Affiliates, (ii) Hartree Partners, LP and its Affiliates and (iii) EDF Trading North America, LLC and its Affiliates (the “Agreed Additional Suppliers”), so long as each such Agreed Additional Supplier satisfies the Minimum Credit Criteria (as defined herein). 1 At this time it is not known if BP and Macquarie will remain as parties and Suppliers under the Intercreditor A g reement. 2 Exelon Generation Company, LLC, N extera Energy Power Marketing LLC and Morgan Stanley Capital Group Inc.ma y be removed as parties and Suppliers under the Intercreditor A g reement.

Term Change Notes Obligors All Obligors under the tenth amended and restated credit agreement (the “Tenth ARCA”) to be entered into among the Borrowers, the Agent and the lenders party thereto from time to time, which Obligors shall include Just Energy Group Inc. and all of its North American operatin g subsidiaries.3 Definitions -     Definition of “ISO Services Agreement” to be replaced with the following definition:       “ISO Services Agreement” means an agreement pursuant to which (i) an Obligor has reimbursement obligations to a Senior Creditor for payments made by such Senior Creditor on behalf of such Obligor to an ISO, or (ii) a Senior Creditor agrees to deal directly with an ISO on an Obligor’s behalf to schedule the delivery of electricity, bid into the day-ahead market, purchase in the real-time market, post collateral therefor and pay the purchase price of such electricity and attendant services, in each case regardless of any term of such agreement that states that title to such electricity has been transferred to the applicable Senior Creditor during such transactions. For the avoidance of doubt, net settlement instructions registered with the Alberta Electric System Operator (“AESO”) by agreement with an Obligor relating to the bilateral purchase of power between an Obligor and a Senior Creditor shall not constitute an ISO Services A g reement. 3 Obligors will not include JEAS Holdings LP, Just Ventures GP Corp., Just Ventures L.P., Just Energy Services Limited, Just Holdings L.P., American Home Energy Services Corp., Just Ventures LLC, Momentis U.S. Corp. - 2 -

Term Change Notes -     Definition of “ISO Services Obligations” to be replaced with the following definition:       “ISO Services Obligations” means the reimbursement obligations of an Obligor to a Senior Creditor under an ISO Services Agreement, including without limitation, the Shell Energy ISO Reimbursement Obligations and the BP ISO Services Obligations. Without limitation to the foregoing, any obligation arising in respect of the supply of electricity or services purchased, arranged or scheduled for or on behalf of an Obligor through an ISO and delivered to the Obligor or its customers pursuant to an ISO Services Agreement shall be an ISO Services Obligation for the purposes of Sections [2.02(e)] and [3.04(e)] of this Agreement, regardless of any provision of the ISO Services Agreement that directly or indirectly provides otherwise (including any term of such agreement that states that title to such electricity has been transferred to the applicable Senior Creditor during such transactions or that the physical or financial purchase or sale of such electricity is to be governed by a separate agreement). Notwithstanding the foregoing, any bilateral purchase of electricity between an Obligor and a Senior Creditor for which net settlement instructions are registered with the AESO by agreement with an Obligor shall not constitute ISO Services Obli g ations. - 3 -

Term Change Notes -     consolidate separate treatment of Shell Energy versus “Other Commodity Supplier” to include only “Commodity Suppliers”4 -     add Montreal to definition of “Business Day” -     update all references to CIBC to NBC to reflect the collateral agency succession which occurred on March 1, 2019 -     increase “Deposit Threshold” from US$10MM to align with the “Permitted Encumbrance” limit in respect of Cash under the Tenth ARCA -     delete definition of “Energy Management Agreement” and related reference in “Shell Energy Agreement” -     delete definition of “Distributable Free Cash Flow” -     delete Exgen and Constellation related defined terms 4 Historical references in the security to these terms to be addressed in a reaffirmation agreement of the security. - 4 -

Term Change Notes -     align definition of “Fiscal Year” with Tenth ARCA definition -     align definition of GAAP with Tenth ARCA definition -     delete references to “UK Obligors” -     delete references to “High Yield Debt” -     delete definition of “Modified Consolidated Basis” -     align definitions of “Permitted Asset Dispositions” and “Permitted Encumbrances” with Credit Agreement definitions -     increase $5MM threshold in definition of “Si g nificant Creditor” to $20MM Sections 1.02-1.08 N o Chan g e Add a new Section 1.09 Amounts paid in the 2021-2022 CCAA proceedings and the Chapter 15 proceedings will not constitute “Proceeds of Realization” for purposes of the Intercreditor A g reement. Article 2 Collections No Change aside from consolidation of references to onl y Commodit y Suppliers Article 3 Security Sharing -    Consolidation of references to only Commodity Suppliers -     Provide the Commodity Suppliers with the same priorities given to the commodity suppliers under the Existin g Intercreditor A g reemen t - 5 -

Term Change Notes -     If the Tenth ARCA requires mandatory reductions in the commitments thereunder (other than in the case of the termination of the commitments as a result of an Event of Default)5, and as a result of such commitment reductions (i) the aggregate face amount of the letters of credit then outstanding under the credit facilities exceeds the reduced commitments of the Lenders under such credit facilities (such excess, the “LC Deficiency Amount”), and (ii) as a consequence the Obligors are required to provide cash collateral to the Agent (for the benefit of the Lenders) to secure the obligations of the Obligors relating to such letters of credit in the amount of the LC Deficiency Amount, then the Agent and the Lenders shall have priority in such cash collateral (unless and until such collateral is returned to the Obligors in accordance with the Tenth ARCA) in an amount not to exceed such LC Deficiency Amount. For the avoidance of doubt, the foregoing provision shall apply only for so long as the Tenth ARCA is in effect, and shall not apply to any refinancing of the Tenth ARCA. 5 The Tenth ARCA will have two categories of mandatory commitment reduction: (i) commitment reductions basedon excess cash flow, and (ii) commitment reductions using proceeds from asset dispositions. The definitiveIntercreditor Agreement will make reference to specific sections of the Tenth ARCA relating to thosecommitment reduction requirements. - 6 -

Term Change Notes Article 4 Enforcement and Remedies No Change aside from consolidation of references to only Commodity Suppliers Article 5 Assignment of A g reements No Change aside from consolidation of references to only Commodity Suppliers Article 6 Collateral Agent - Update references from CIBC to NBC, consolidation of references to only Commodity Suppliers and operational changes required by the Collateral Agent and as reasonably agreed by Shell. - Section 6.04(3) of the Intercreditor Agreement to be aligned with Tenth ARCA. Article 7 General Powers No Change aside from consolidation of references to onl y Commodit y Suppliers Article 8 Miscellaneous No Change aside from (i) consolidation of references to only Commodity Suppliers and (ii) to continue the existing provision in Section 8.13 of the Existing Intercreditor Agreement requiring consent of the Required Secured Creditors in order to admit a new Commodity Supplier (other than the Agreed Additional Suppliers), but Section 8.13 of the Existing Intercreditor Agreement will be modified to state that no more than 6 total Commodity Suppliers will be party to the Intercreditor Agreement (and for purposes of the foregoing a Commodity Supplier and its Affiliates shall be treated as a sin g le Commodit y Supplier). - 7 -

Term Change Notes Article 9 Restrictive Covenants, Reporting Covenants and Events of Default Substantially the same with the following changes: - Existing restrictive covenants (in Section 9.01) and reporting covenants (in Section 9.02) to be aligned with corresponding covenants in the Tenth ARCA, including changing Section 9.01(6) to be consistent with the Tenth ARCA (prohibition on Distributions). - New covenant in Section 9.01 to provide that Just Energy will only enter into or renew or permit the assignment of Supplier Contracts where, in any case, the supplier thereunder and any new supplier satisfy the following criteria (the “Minimum Credit Criteria”): (i) has a minimum credit rating of (A) BBB- or higher by S&P, (B) Baa3 or higher by Moody’s, (C) BBB- or higher by Fitch, or (D) BBB- or higher by DBRS (the “Minimum Supplier Rating”), (ii) has its obligations backed by a guarantee from a Person with a credit rating meeting the requirements of (i) hereof or by a letter of credit issued by a bank whose long term debt is rated at least “A” by S&P, or (iii) is not rated or does not have its obligations backed by a guarantee or letter of credit as described in (i) or (ii) hereof provided that all such suppliers do not exceed 7.5% of the total supply under all Supplier Contracts. Notwithstanding the foregoing covenant, a Commodity Supplier that has its obligations backed by a letter of credit pursuant to (ii) above, is permitted to have a credit limit of up to USD$15,000,000 of obligations unsupported by a letter of credit (each, an “Unsecured Credit Limit”), so long as all such Unsecured Credit Limits of all Commodity Suppliers does not exceed

USD$50,000,000 in the aggregate at an y time. - 8 -

Term Change Notes - The covenant in Section 9.01(25) of the Credit Agreement will have to be amended to be consistent with the language noted-above. - No additional reporting covenants, existing reporting covenants to be aligned with corresponding reporting requirements in the Tenth ARCA. Definition by Reference For purposes of the Intercreditor Agreement, (i) any capitalized terms defined in the Intercreditor Agreement by reference to the Tenth ARCA as of the date of the Intercreditor Agreement shall be subject to Shell’s approval and any other references to the Tenth ARCA that affect Shell shall be subject to Shell’s approval (acting reasonably), and (ii) any capitalized terms defined in the Intercreditor Agreement by reference to the Shell Energy Agreements as of the date of the Intercreditor Agreement shall b e sub j ect to the A g ent’s approval. - 9 -

EXHIBIT 5 Management Incentive Plan [Redacted]

EXHIBIT D SISP

Sale and Investment Solicitation Process 1. On ●, 2022, the Ontario Superior Court of Justice (Commercial List) (the “Court”) granted an order (the “SISP Order”) that, among other things, (a) authorized Just Energy (as defined below) to implement a saleand investment solicitation process (“SISP”) in accordance with the terms hereof, (b) approved the Suppor t Agreement, (c) authorized and directed Just Energy Group Inc. to enter into the Stalking Horse TransactionAgreement, (d) approved the Break-Up Fee, and (e) granted the Bid Protections Charge. Capitalized termsthat are not defined herein have the meanings ascribed thereto in the Second Amended & Restated Initial Order granted by the Court in Just Energy’s proceedings under the Companies’ Creditors Arrangement Ac t on Ma y 26, 2021, as amended, restated or supplemented from time to time or the SISP Order, as applicable. 2. This SISP sets out the manner in which (i) b inding bids for executable transaction alternatives that aresuperior to the sale transaction to be provided for in the Stalking Horse Transaction Agreement involving theshares and/or the business and assets of Just Energy Group Inc. and its direct and indirect subsidiaries (collectively, “Just Energy”) will be solicited from interested parties, (ii) any such bids received will beaddressed, (iii) any Successful Bid (as defined below) will be selected, and (iv) Court (as defined below) approval of any Successful Bid will be sought. Such transaction alternatives may include, among other things,a sale of some or all of Just Energy’s shares, assets and/or business and/or an investment in Just Energy, eachof which shall be sub j ect to all terms set forth in this SISP. 3. The SISP shall be conducted by Just Energy under the oversight of FTI Consulting Canada Inc., in its capacityas court-appointed monitor (the “Monitor”), with the assistance of BMO Capital Markets (the “Financial Advisor”). 4. Parties who wish to have their bids considered shall be expected to participate in the SISP as conducted byJust Ener gy and the Financial Advisor. 5. The SISP will be conducted such that Just Energy and the Financial Advisor will (under the oversight of the Monitor): a) p repare marketin g materials and a process letter; b ) p repare and provide applicable parties with access to a data room containin g dili g ence information; c) solicit interest from parties to enter into non-disclosure agreements (parties shall only obtain accessto the data room and be permitted to participate in the SISP if they execute a non-disclosure a g reement that is in form and substance satisfactor y to Just Ener gy ); an d d) request that such parties (other than the Sponsor or its designee) submit (i) a notice of intent to bid that identifies the potential purchaser and a general description of the assets and/or business(es) o f the Just Energy Entities that would be the subject of the bid and that reflects a reasonably likely p rospect of culminating in a Qualified Bid (as defined below), as determined by the Just Energ y Entities in consultation with the Monitor and the Credit Facility Agent (subject to the confidentialityrequirements set forth in Section 15 below) (a “NOI”) b y the NOI Deadline (as defined below) and,if applicable, (ii) a binding offer meeting at least the requirements set forth in Section 7 below, as determined by the Just Energy Entities in consultation with the Monitor (a “Qualified Bid”) by the Qualified Bid Deadline (as defined below).

2 6. The SISP shall be conducted sub j ect to the terms hereof and the followin g ke y milestones: a) Just Energy to commence solicitation process on the date of service of the motion for approval o f the SISP – Au g us t 4, 2022;1 b) Court approval of SISP and authorizing Just Energy to enter into the Stalking Horse TransactionA g reement – Au g us t 17, 2022; c) Deadline to submit NOI – 11:59 p.m. Eastern Daylight Time on August 25, 2022 (the “NOI Deadline”); d) Deadline to submit a Qualified Bid – 11:59 p.m. Eastern Daylight Time on September 29, 2022 (the “Qualified Bid Deadline”); e) Deadline to determine whether a bid is a Qualified Bid and, if applicable, to notify those parties whosubmitted a Qualified Bid of the Auction (as defined below) – 5:00 p.m. Eastern Daylight Time on Octobe r 6, 2022; f) Just Energy to hold Auction (if applicable) – 10:00 a.m. Eastern Daylight Time on October 8, 2022; an d g ) Implementation Order (as defined below) hearin g : o (if no NOI is submitted) – by no later than Septembe r 2, 2022, sub j ect to Court availabilit y .. o (if there is no Auction) – by no later than Octobe r 15, 2022, sub j ect to Court availabilit y .. o (if there is an Auction) – b y no later than twelve (12) days after completion of the Auction,sub j ect to Court availabilit y .. 7. In order to constitute a Qualified Bid, a bid must compl y with the followin g : a. it provides for (i) the payment in full in cash on closing of the BP Commodity/ISO Services Clai m (as defined in the Support Agreement), unless otherwise agreed to by the holder of such claim in itssole discretion; (ii) the payment in full in cash on closing of the Credit Facility Claims, unlessotherwise agreed to by the Credit Facility Agent in its sole discretion; (iii) the payment in full in cash on closing of any claims ranking in priority to the claims set forth in subparagraphs (i) o r (ii) including any claims secured by Court-ordered charges, unless otherwise agreed to by theapplicable holders thereof in their sole discretion (iv) the return of all outstanding letters of credi t and release of all Credit Facility LC Claims or arrangements satisfactory to the applicable Credi t Facility Lenders in their discretion to secure with cash collateral or otherwise any Credit FacilityLC Claims not released, and (v) the payment in full in cash on closing of any outstanding CashManagement Obligations or arrangements satisfactory to the applicable Credit Facility Lenders o r their affiliates to secure with cash collateral or otherwise any outstanding Cash Managemen t Obli g ations. b. it provides a detailed sources and uses schedule that identifies, with specificity, the amount of cashconsideration (the “Cash Consideration Value”) and any assumptions that could reduce the ne t consideration payable. At a minimum, the Cash Consideration Value plus Just Energy’s cash onhand must be sufficient for payment in full of the items contemplated in Sections 7(a)(i) an d 7(a)(ii) herein, 3.2 of the Stalking Horse Transaction Agreement and the Break-Up Fee, plus USD$1,000,000, on closing, which Cash Consideration Value is estimated to be USD$460,000,000as of Decembe r 31, 2022. 1 To the extent any dates would fall on a non-business day, to be the first business day thereafter.

3 c. it is reasonably capable of being consummated by 90 days after completion of the Auction if selectedas the Successful Bid; d. it contains: i. dul y executed bindin g transaction document(s); ii. the legal name and identity (including jurisdiction of existence) and contac t information of the bidder, full disclosure of its direct and indirect principals, and thename(s) of its controllin g equit y holder(s); iii. a redline to the form of transaction document(s) p rovided b y Just Ener gy , if applicable; iv. evidence of authorization and approval from the bidder’s board of directors (o r comparable governing body) and, if necessary to complete the transaction, the bidder’s equit y holder(s); v. disclosure of any connections or agreements with Just Energy or any of its affiliates,any known, potential, prospective bidder, or any officer, manager, director, or knownequit y securit y holder of Just Ener gy or an y of its affiliates; an d vi. such other information reasonabl y requested b y Just Ener gy or the Monitor; e. it includes a letter stating that the bid is submitted in good faith, is binding and is irrevocable untilthe selection of the Successful Bid; provided, however, that if such bid is selected as the SuccessfulBid, it shall remain irrevocable until the closin g of the Successful Bid; f. it provides written evidence of a bidder’s ability to fully fund and consummate the transaction an d satisfy its obligations under the transaction documents, including binding equity/debt commitment letters and/or guarantees covering the full value of all cash consideration and the additional items(in scope and amount) covered by the guarantees provided by affiliates of the Purchaser inconnection with the Transaction A g reement; g. it does not include any request for or entitlement to any break fee, expense reimbursement or similart y pe of pa y ment; h. it is not conditional upon: i. approval from the bidder’s board of directors (or comparable governing body) o r equit y holder(s); ii. the outcome of an y due dili g ence b y the bidder; o r iii. the bidder obtainin g financin g ; i. it includes an acknowledgment and representation that the bidder has had an opportunity to conductan y and all required due dili g ence prior to makin g its bid; j .. it specifies any regulatory or other third-party approvals the party anticipates would be required to complete the transaction (including the anticipated timing necessary to obtain such approvals) and, in connection therewith, specifies whether the bidder or any of its affiliates is involved in any partof the energy sector, including an electric utility, retail service provider, a company with a tariff onfile with the Federal Ener gy Re g ulator y Commission, or an y intermediate holdin g compan y ; k. it includes full details of the bidder’s intended treatment of Just Energy’s employees under the p roposed bid; l. it is accompanied by a cash deposit (the “Deposit”) by wire transfer of immediately available fundsequal to 10% of the Cash Consideration Value, which Deposit shall be retained by the Monitor in a non-interest bearin g trust account in accordance with this SISP; m. a statement that the bidder will bear its own costs and expenses (including legal and advisor fees)in connection with the proposed transaction, and by submitting its bid is agreeing to refrain fro m and waive an y assertion or request for reimbursement on an y basis; an d n. it is received b y the Qualified Bid Deadline.

4 8. The Qualified Bid Deadline may be extended by (i) Just Energy for up to no longer than seven days with theconsent of the Monitor, the Credit Facility Agent and the Sponsor, acting reasonably, or (ii) further order o f the Court. In such circumstances, the milestones contained in Subsections 6(f) and (g) shall be extended by the same amount of time. 9. Just Energy, in consultation with the Monitor, may waive compliance with any one or more of therequirements specified in Section 7 above and deem a non-compliant bid to be a Qualified Bid, provided tha t Just Energy shall not waive compliance with the requirements specified in Subsections 7(a), (b), (d), (e), (f),(g), (i) or (l) without the prior written consent of the Sponsor and Credit Facility Agent, each acting reasonabl y .. 10. N otwithstanding the requirements specified in Section 7 above, the transactions contemplated by the StalkingHorse Transaction Agreement (the “Stalking Horse Transaction”), is deemed to be a Qualified Bid,provided that, for greater certainty, no Deposit shall be required to be submitted in connection with theStalkin g Horse Transaction. 11. If one or more Qualified Bids (other than the Stalking Horse Transaction) has been received by Just Energyon or before the Qualified Bid Deadline, Just Energy shall proceed with an auction process to determine thesuccessful bid(s) (the “Auction”), which Auction shall be administered in accordance with Schedule “A”hereto. The successful bid(s) selected within the Auction shall constitute the “Successful Bid”. Forthwith upon determining to proceed with an Auction, Just Energy shall provide written notice to each party tha t submitted a Qualified Bid (including the Stalking Horse Transaction), along with copies of all Qualified Bidsand a statement b y Just Ener gy specif y in g which Qualified Bid is the leadin g bid. 12. If, by the NOI Deadline no NOI has been received, then the SISP shall be deemed to be terminated and theStalking Horse Transaction shall be the Successful Bid and shall be consummated in accordance with and subject to the terms of the Support Agreement and the Stalking Horse Transaction Agreement. If no QualifiedBid (other than the Stalking Horse Transaction) has been received by Just Energy on or before the QualifiedBid Deadline, then the Stalking Horse Transaction shall be the Successful Bid and shall be consummated inaccordance with and subject to the terms of the Support Agreement and the Stalking Horse TransactionA g reement. 13. Following selection of a Successful Bid, Just Energy, with the assistance of its advisors, shall seek to finalizeany remaining necessary definitive agreement(s) with respect to the Successful Bid in accordance with thekey milestones set out in Section 6. Once the necessary definitive agreement(s) with respect to a Successful Bid have been finalized, as determined by Just Energy, in consultation with the Monitor, Just Energy shallapply to the Court for an order or orders approving such Successful Bid and/or the mechanics to authorizeJust Energy to complete the transactions contemplated thereby, as applicable, and authorizing Just Energy to(i) enter into any and all necessary agreements and related documentation with respect to the Successful Bid,(ii) undertake such other actions as may be necessary to give effect to such Successful Bid, and(iii) implement the transaction(s) contemplated in such Successful Bid (each, an “Implementation Order”).

5 14. All Deposits shall be retained by the Monitor in a non-interest bearing trust account. If a Successful Bid isselected and an Implementation Order authorizing the consummation of the transaction contemplate d thereunder is granted, any Deposit paid in connection with such Successful Bid will be non-refundable an d shall, upon closing of the transaction contemplated by such Successful Bid, be applied to the cashconsideration to be paid in connection with such Successful Bid or be dealt with as otherwise set out in thedefinitive agreement(s) entered into in connection with such Successful Bid. Any Deposit delivered with a Qualified Bid that is not selected as a Successful Bid, will be returned to the applicable bidder as soon asreasonably practicable (but not later than ten (10) business days) after the date upon which the Successful Bid is approved pursuant to an Implementation Order or such earlier date as may be determined by Jus t Ener gy , in consultation with the Monitor. 15. Just Energy shall provide information in respect of the SISP to the DIP Lenders, the holder of the BP Commodity/ISO Services Claim and the Supporting Secured CF Lenders on a confidential basis, including(A) copies (or if not provided to the Just Energy Entities in writing, a detailed description) of any NOI an d any bid received, including any Qualified Bid, no later than one (1) calendar day following receipt thereo f by the Just Energy Entities or their advisors and (B) such other information as reasonably requested by theDIP Lenders’, the holder of the BP Commodity/ISO Services Claim or the Supporting Secured CF Lenders’ respective legal counsel or financial advisors or as necessary to keep the DIP Lenders, the holder of the BPCommodity/ISO Services Claim or the Supporting Secured CF Lenders informed no later than one(1) calendar day after any such request or any material change to the proposed terms of any bid received,including any Qualified Bid, as to the terms of any bid, including any Qualified Bid, (including any changesto the proposed terms thereof) and the status and substance of discussions related thereto. Just Energy shall b e permitted, in its discretion, to provide general updates and information in respect of the SISP to counselto any General Unsecured Creditor (as defined in the Support Agreement) on a confidential basis, upon:(i) the irrevocable confirmation in writing from such counsel that the applicable General Unsecured Credito r will not submit any NOI or bid in the SISP, and (ii) counsel to such General Unsecured Creditor executingconfidentiality agreements with Just Energy, in form and substance satisfactory to Just Energy and theMonitor. 16. Any amendments to this SISP may only be made by Just Energy with the written consent of the Monitor andafter consultation with the Credit Facility Agent, or by further order of the Court, provided that Just Energyshall not amend Subsections 7(a), (b), (d), (e), (f), (g), (i) or (l) or Section 14 without the prior written consen t of the Sponsor and the Credit Facilit y A g ent.

6 SCHEDULE “A”: AUCTION PROCEDURES 1. Auction. If Just Energy receives at least one Qualified Bid (other than the Stalking Horse Transaction), Just Energy will conduct and administer the Auction in accordance with the terms of the SISP. Instructions to participate in the Auction, which will take place via video conferencing, will be provided to Qualified Parties (as defined below) not less than 24 hours prior to the Auction. 2. Participation. Only parties that provided a Qualified Bid by the Qualified Bid Deadline, including the Stalking Horse Transaction (collectively, the “Qualified Parties”), shall be eligible to participate in the Auction. No later than 5:00 p.m. Eastern Daylight Time on the day prior to the Auction, each Qualified Party (other than the Sponsor) must inform Just Energy whether it intends to participate in the Auction. Just Energy will promptly thereafter inform in writing each Qualified Party who has expressed its intent to participate in the Auction of the identity of all other Qualified Parties that have indicated their intent to participate in the Auction. If no Qualified Party provides such expression of intent, the Stalking Horse Transaction shall be the Successful Bid. 3. Auction Procedures. The Auction shall be governed by the following procedures: a. Attendance. Only Just Energy, the other counterparties to the Support Agreement, the Qualified Parties, the Monitor and each of their respective advisors will be entitled to attendthe Auction, and only the Qualified Parties will b e entitled to make any subsequen t Overbids (as defined below) at the Auction; b. No Collusion. Each Qualified Party participating at the Auction shall be required to confirm on the record at the Auction that: (i) it has not engaged in any collusion with respect to the Auction and the bid process; and (ii) its bid is a good-faith bona fide offe r and it intends to consummate the proposed transaction if selected as the Successful Bid (as defined below); c. Minimum Overbid. The Auction shall begin with the Qualified Bid that represents the highest or otherwise best Qualified Bid as determined by Just Energy, in consultation withthe Monitor (the “Initial Bid”), and any bid made at the Auction by a Qualified Partysubsequent to Just Energy’s announcement of the Initial Bid (each, an “Overbid”), mus t p roceed in minimum additional cash increments of USD$1,000,000; d. Bidding Disclosure. The Auction shall be conducted such that all bids will be made an d received in one group video-conference, on an open basis, and all Qualified Parties will beentitled to be present for all bidding with the understanding that the true identity of each Qualified Party will be fully disclosed to all other Qualified Parties and that all materialterms of each subsequent bid will be fully disclosed to all other Qualified Partiesthroughout the entire Auction; provided, however, that Just Energy, in its discretion, may establish separate video conference rooms to permit interim discussions between Jus t Energy and individual Qualified Parties with the understanding that all formal bids will bedelivered in one g roup video conference, on an open basis; e. Bidding Conclusion. The Auction shall continue in one or more rounds and will conclude after each participating Qualified Party has had the opportunity to submit one or moreadditional bids with full knowledge and written confirmation of the then-existing highes t b id(s); an d

7 f. No Post-Auction Bids. No bids will be considered for any purpose after the Auction has concluded. Selection of Successful Bid 4. Selection. Before the conclusion of the Auction, Just Energy, in consultation with the Monitor, will: (a) review each Qualified Bid, considering the factors set out in Section 7 of the SISP and, among other things, (i) the amount of consideration being offered and, if applicable, the proposed form, composition and allocation of same, (ii) the value of any assumption of liabilities or waiver of liabilities not otherwise accounted for in prong (i) above; (iii) the likelihood of the Qualified Party’s ability to close a transaction by 90 days after completion of the Auction and the timing thereof (including factors such as the transaction structure and execution risk, including conditions to, timing of, and certainty of closing; termination provisions; availability of financing and financial wherewithal to meet all commitments; and required governmental or other approvals), (iv) the likelihood of the Court’s approval of the Successful Bid, (v) the net benefit to Just Energy and (vi) any other factors Just Energy may, consistent with its fiduciary duties, reasonably deem relevant; and (b) identify the highest or otherwise best bid received at the Auction (the “Successful Bid” and the Qualified Party making such bid, the “Successful Party”). 5. Acknowledgement. The Successful Party shall complete and execute all agreements, contracts, instruments or other documents evidencing and containing the terms and conditions upon which the Successful Bid was made within one business day of the Successful Bid being selected as such, unless extended by Just Energy in its sole discretion, subject to the milestones set forth in Section 6 of the SISP.

EXHIBIT E Term Sheet for Material Updates to Intercreditor Agreement

SEVENTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT SUMMARY OF TERMS AND CONDITIONS May 12, 2022 This Summary of Terms and Conditions (this” Summary”) is intended for discussion purposes only and cannot be construed as creating an obligation to reach an agreement on definitive terms and conditions. This Summary does not include descriptions of all of the terms, conditions and other provisions that are to be contained in the definitive documentation relating to the seventh amended and restated intercreditor agreement (the “Intercreditor Agreement”) to be entered into between the Borrowers, the other Obligors, the Collateral Agent, the Agent (for and on behalf of the Lenders) and the Commodity Suppliers party thereto from time to time. Reference is made to the sixth amended and restated intercreditor agreement dated as of September 1, 2015 (as amended, supplemented or otherwise modified from time to time to the date hereof, the “Existing Intercreditor Agreement”) between National Bank of Canada, as Collateral Agent, National Bank of Canada, as the Agent (for and on behalf of the Lenders), Shell Energy, the Other Commodity Suppliers (as defined therein), the Borrowers, the Restricted Subsidiaries and other Persons from time to time party thereto. Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Intercreditor Agreement. Term Change Notes Collateral Agent National Bank of Canada to reflect collateral agency succession which occurred on March 1, 2019 Commodity Suppliers Shell Energy North America (Canada) Inc., Shell Energy North America (US), L.P., Shell Trading Risk Management, LLC, BP Canada Energy Group ULC, BP Canada Energy Marketing Corp., BP Energy Company,1 MacQuarie Bank Limited, MacQuarie Energy Canada Ltd. and MacQuarie Ener gy LLC 2 Permit the addition of any or all of (i) Mercuria Energy America, LLC and its Affiliates, (ii) Hartree Partners, LP and its Affiliates and (iii) EDF Trading North America, LLC and its Affiliates (the “Agreed Additional Suppliers”), so long as each such Agreed Additional Supplier satisfies the Minimum Credit Criteria (as defined herein). 1 At this time it is not known if BP and Macquarie will remain as parties and Suppliers under the Intercreditor A g reement. 2 Exelon Generation Company, LLC, Nextera Energy Power Marketing LLC and Morgan Stanley Capital Group Inc.ma y be removed as parties and Suppliers under the Intercreditor A g reement.

Term Change Notes Obligors All Obligors under the tenth amended and restated credit agreement (the “Tenth ARCA”) to be entered into among the Borrowers, the Agent and the lenders party thereto from time to time, which Obligors shall include Just Energy Group Inc. and all of its North American operatin g subsidiaries.3 Definitions -     Definition of “ISO Services Agreement” to be replaced with the following definition:       “ISO Services Agreement” means an agreement pursuant to which (i) an Obligor has reimbursement obligations to a Senior Creditor for payments made by such Senior Creditor on behalf of such Obligor to an ISO, or (ii) a Senior Creditor agrees to deal directly with an ISO on an Obligor’s behalf to schedule the delivery of electricity, bid into the day-ahead market, purchase in the real-time market, post collateral therefor and pay the purchase price of such electricity and attendant services, in each case regardless of any term of such agreement that states that title to such electricity has been transferred to the applicable Senior Creditor during such transactions. For the avoidance of doubt, net settlement instructions registered with the Alberta Electric System Operator (“AESO”) by agreement with an Obligor relating to the bilateral purchase of power between an Obligor and a Senior Creditor shall not constitute an ISO Services Agreement. 3 Obligors will not include JEAS Holdings LP, Just Ventures GP Corp., Just Ventures L.P., Just Energy Services Limited, Just Holdings L.P., American Home Energy Services Corp., Just Ventures LLC, Momentis U.S. Corp. - 2 -

Term Change Notes -     Definition of “ISO Services Obligations” to be replaced with the following definition: “ISO Services Obligations” means the reimbursement obligations of an Obligor to a Senior Creditor under an ISO Services Agreement, including without limitation, the Shell Energy ISO Reimbursement Obligations and the BP ISO Services Obligations. Without limitation to the foregoing, any obligation arising in respect of the supply of electricity or services purchased, arranged or scheduled for or on behalf of an Obligor through an ISO and delivered to the Obligor or its customers pursuant to an ISO Services Agreement shall be an ISO Services Obligation for the purposes of Sections [2.02(e)] and [3.04(e)] of this Agreement, regardless of any provision of the ISO Services Agreement that directly or indirectly provides otherwise (including any term of such agreement that states that title to such electricity has been transferred to the applicable Senior Creditor during such transactions or that the physical or financial purchase or sale of such electricity is to be governed by a separate agreement). Notwithstanding the foregoing, any bilateral purchase of electricity between an Obligor and a Senior Creditor for which net settlement instructions are registered with the AESO by agreement with an Obligor shall not constitute ISO Services Obli g ations. - 3 -

Term Change Notes -     consolidate separate treatment of Shell Energy versus “Other Commodity Supplier” to include only “Commodity Suppliers”4 -     add Montreal to definition of “Business Day” -     update all references to CIBC to NBC to reflect the collateral agency succession which occurred on March 1, 2019 -     increase “Deposit Threshold” from US$10MM to align with the “Permitted Encumbrance” limit in respect of Cash under the Tenth ARCA -     delete definition of “Energy Management Agreement” and related reference in “Shell Energy Agreement” -     delete definition of “Distributable Free Cash Flow” -     delete Exgen and Constellation related defined terms 4 Historical references in the securit y to these terms to be addressed in a reaffirmation a g reement of the securit y .. - 4 -

Term Change Notes -     align definition of “Fiscal Year” with Tenth ARCA definition -     align definition of GAAP with Tenth ARCA definition -     delete references to “UK Obligors” -     delete references to “High Yield Debt” -     delete definition of “Modified Consolidated Basis” -     align definitions of “Permitted Asset Dispositions” and “Permitted Encumbrances” with Credit Agreement definitions -     increase $5MM threshold in definition of “Si g nificant Creditor” to $20MM Sections 1.02-1.08 N o Chan g e Add a new Section 1.09 Amounts paid in the 2021-2022 CCAA proceedings and the Chapter 15 proceedings will not constitute “Proceeds of Realization” for purposes of the Intercreditor A g reement. Article 2 Collections No Change aside from consolidation of references to onl y Commodit y Suppliers - 5 -

Term Change Notes Article 3 Security Sharing -     Consolidation of references to only Commodity Suppliers -     Provide the Commodity Suppliers with the same priorities given to the commodity suppliers under the Existing Intercreditor Agreement -     If the Tenth ARCA requires mandatory reductions in the commitments thereunder (other than in the case of the termination of the commitments as a result of an Event of Default)5, and as a result of such commitment reductions (i) the aggregate face amount of the letters of credit then outstanding under the credit facilities exceeds the reduced commitments of the Lenders under such credit facilities (such excess, the “LC Deficiency Amount”), and (ii) as a consequence the Obligors are required to provide cash collateral to the Agent (for the benefit of the Lenders) to secure the obligations of the Obligors relating to such letters of credit in the amount of the LC Deficiency Amount, then the Agent and the Lenders shall have priority in such cash collateral (unless and until such collateral is returned to the Obligors in accordance with the Tenth ARCA) in an amount not to exceed such LC Deficiency Amount. For the avoidance of doubt, the foregoing provision shall apply only for so long as the Tenth ARCA is in effect, and shall not apply to any refinancing of the Tenth ARCA. 5 The Tenth ARCA will have two categories of mandatory commitment reduction: (i) commitment reductions basedon excess cash flow, and (ii) commitment reductions using proceeds from asset dispositions. The definitiveIntercreditor Agreement will make reference to specific sections of the Tenth ARCA relating to thosecommitment reduction requirements. - 6 -

Term Change Notes Article 4 Enforcement and Remedies No Change aside from consolidation of references to only Commodity Suppliers Article 5 Assignment of A g reements No Change aside from consolidation of references to onl y Commodit y Suppliers Article 6 Collateral Agent -     Update references from CIBC to NBC, consolidation of references to only Commodity Suppliers and operational changes required by the Collateral Agent and as reasonably agreed by Shell. -     Section 6.04(3) of the Intercreditor Agreement to be aligned with Tenth ARCA. Article 7 General Powers No Change aside from consolidation of references to onl y Commodit y Suppliers Article 8 Miscellaneous No Change aside from (i) consolidation of references to only Commodity Suppliers and (ii) to continue the existing provision in Section 8.13 of the Existing Intercreditor Agreement requiring consent of the Required Secured Creditors in order to admit a new Commodity Supplier (other than the Agreed Additional Suppliers), but Section 8.13 of the Existing Intercreditor Agreement will be modified to state that no more than 6 total Commodity Suppliers will be party to the Intercreditor Agreement (and for purposes of the foregoing a Commodity Supplier and its Affiliates shall be treated as a sin g le Commodit y Supplier). - 7 -

Term Change Notes Article 9 Restrictive Covenants, Reporting Covenants and Events of Default Substantially the same with the following changes: -     Existing restrictive covenants (in Section 9.01) and reporting covenants (in Section 9.02) to be aligned with corresponding covenants in the Tenth ARCA, including changing Section 9.01(6) to be consistent with the Tenth ARCA (prohibition on Distributions). -     New covenant in Section 9.01 to provide that Just Energy will only enter into or renew or permit the assignment of Supplier Contracts where, in any case, the supplier thereunder and any new supplier satisfy the following criteria (the “Minimum Credit Criteria”): (i) has a minimum credit rating of (A) BBB- or higher by S&P, (B) Baa3 or higher by Moody’s, (C) BBB- or higher by Fitch, or (D) BBB- or higher by DBRS (the “Minimum Supplier Rating”), (ii) has its obligations backed by a guarantee from a Person with a credit rating meeting the requirements of (i) hereof or by a letter of credit issued by a bank whose long term debt is rated at least “A” by S&P, or (iii) is not rated or does not have its obligations backed by a guarantee or letter of credit as described in (i) or (ii) hereof provided that all such suppliers do not exceed 7.5% of the total supply under all Supplier Contracts. Notwithstanding the foregoing covenant, a Commodity Supplier that has its obligations backed by a letter of credit pursuant to (ii) above, is permitted to have a credit limit of up to USD$15,000,000 of obligations unsupported by a letter of credit (each, an “Unsecured Credit Limit”), so long as all such Unsecured Credit Limits of all Commodity Suppliers does not exceed USD$50,000,000 in the aggregate at an y time.

Term Change Notes -     The covenant in Section 9.01(25) of the Credit Agreement will have to be amended to be consistent with the language noted-above. -     No additional reporting covenants, existing reporting covenants to be aligned with corresponding reporting requirements in the Tenth ARCA. Definition by Reference For purposes of the Intercreditor Agreement, (i) any capitalized terms defined in the Intercreditor Agreement by reference to the Tenth ARCA as of the date of the Intercreditor Agreement shall be subject to Shell’s approval and any other references to the Tenth ARCA that affect Shell shall be subject to Shell’s approval (acting reasonably), and (ii) any capitalized terms defined in the Intercreditor Agreement by reference to the Shell Energy Agreements as of the date of the Intercreditor Agreement shall b e sub j ect to the A g ent’s approval. - 9 -

EXHIBIT F Form of Joinder Agreement This Joinder Agreement to the Support Agreement, dated as of August 4, 2022 (as amended, supplemented, or otherwise modified from time to time, the “Agreement”), between (i) Just Energy Group Inc., Just Energy Corp., Ontario Energy Commodities Inc., Universal Energy Corporation, Just Energy Finance Canada ULC, Hudson Energy Canada Corp., Just Management Corp., 11929747 Canada Inc., 12175592 Canada Inc., JE Services Holdco I Inc., JE Services Holdco II Inc., 8704104 Canada Inc., Just Energy Advanced Solutions Corp., Just Energy (U.S.) Corp., Just Energy Illinois Corp., Just Energy Indiana Corp., Just Energy Massachusetts Corp., Just Energy New York Corp., Just Energy Texas I Corp., Just Energy, LLC, Just Energy Pennsylvania Corp., Just Energy Michigan Corp., Just Energy Solutions Inc., Hudson Energy Services LLC, Hudson Energy Corp., Interactive Energy Group LLC, Hudson Parent Holdings LLC, Drag Marketing LLC, Just Energy Advanced Solutions LLC, Fulcrum Retail Energy LLC, Fulcrum Retail Holdings LLC, Tara Energy, LLC, Just Energy Marketing Corp., Just Energy Connecticut Corp., Just Energy Limited, Just Solar Holdings Corp., Just Energy (Finance) Hungary Zrt, Just Energy Ontario L.P., Just Energy Manitoba L.P., Just Energy (B.C.) Limited Partnership, Just Energy Québec L.P., Just Energy Trading L.P., Just Energy Alberta L.P., Just Green L.P., Just Energy Prairies L.P., JEBPO Services LLP, and Just Energy Texas LP and (ii) the Sponsor is executed and delivered by ___________________________ (the “Joining Party”) as of ______________, 2022. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement. 1. Agreement to Be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Exhibit 1 (as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions hereof). The Joining Party shall hereafter be deemed to be a “Supporting Creditor,” and “Party” for all purposes under the Agreement and with respect to any and all Claims held by such Joining Party. 2. Representations and Warranties. With respect to the aggregate principal amount of the Claims set forth below its name on the signature page hereto, the Joining Party hereby makes the representations and warranties of a Supporting Creditor, as applicable, as set forth in Section 13 of the Agreement to each other Party to the Agreement. 3. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to any conflict of law provisions which would require the application of the law of any other jurisdiction. [Signature page follows.]

[JOINING PARTY] B y : N ame: Title: N otice Address: Principal Amount of Credit Facilit y Claims: $ Principal Amount and T y pe of Other Claims: $ Interests: Acknowled g ed: COMPANY N ame: Title: